As filed with the U.S. Securities and Exchange Commission on December 2,  2008
Registration No. 333-152423

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KIT digital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	11-3447894
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

228 East 45th Street, 8th Floor
New York, New York 10017
Tel: (212) 661-4111
(Address and telephone number of principal executive offices)

Kaleil Isaza Tuzman
Chairman and Chief Executive Officer
KIT digital, Inc.
228 East 45th Street, 8th Floor
New York, New York 10017
Tel: (212) 661-4111
(Name, address and telephone number of agent for service)

Copies to:

Spencer G. Feldman, Esq.
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166
Tel: (212) 801-9200
Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Non-accelerated filer
☐ Accelerated filer	☒ Smaller reporting company

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

79,400,000 Shares of Common Stock

This prospectus relates to periodic offers and resales of up to 79,400,000 shares of our common stock, including 39,700,000 shares of common stock issuable upon exercise of outstanding warrants, by a number of our stockholders. The stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

Our common stock is quoted on the OTC Bulletin Board and trades under the symbol “KITD.” The last reported sale price of our common stock on the OTC Bulletin Board on November 28, 2008, was $.22 per share.

Investing in our common stock involves substantial risks. See “Risk Factors” beginning on page 3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December __ 2008

We have not registered the shares for sale by the stockholders listed herein under the securities laws of any state.  Brokers or dealers effecting transactions in the shares should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

This prospectus is not an offer to sell any securities other than the shares.  This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company or the shares that is different from the information included or incorporated by reference in this prospectus.  You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

ii

PROSPECTUS SUMMARY

KIT digital, Inc.

We, through our operating subsidiaries, are in the business of providing Internet software products and solutions that enable our customers to distribute video content through Internet websites and mobile devices. Our core activities include video player deployment, ingestion and transcoding, localization, content syndication, digital rights management, hosting, storage and content delivery. We currently provide video solutions for over 600 websites internationally through our offices in Dubai, Melbourne, Stockholm, London, Toronto, New York, Cairo, Singapore and Bogotá. In 2007, more than 85% of our revenues were generated in the Asia Pacific and European zones. To support the core IPTV (Internet protocol television) enablement, we provide integrated marketing solutions including strategic planning, creative services, media planning and buying, design services, brand and retail advertising, data management and analytics.

Commencing on May 29, 2008, KIT digital’s common stock traded on the OTC Bulletin Board under the trading symbol KITD. The new symbol was assigned to us after our certificate of incorporation was amended effective May 19, 2008 to change our corporate name from ROO Group, Inc. to KIT digital, Inc.

May 2008 Equity Financing

On May 8, 2008, we entered into a Securities Purchase Agreement pursuant to which we sold 75,000,000 units to 35 accredited investors (the “May Financing”). Each unit was comprised of one share of common stock and a warrant to purchase one share of common stock. The offering closed on May 8, 2008. The units were sold at a price of $.20 per unit or an aggregate of $15,000,000. The warrants have an exercise price of $.34 per share and a term of five years. The warrants provide the investors with “full ratchet” anti-dilution protection as to the exercise price of each warrant, which means that, if we issue additional securities in the future at a purchase price less than the warrant exercise price, that exercise price will be reduced to the price at which the new securities are issued.

We agreed to prepare and file a registration statement registering the resale of the shares of common stock and the shares underlying the warrants on or prior to 30 days following the closing date. KIT Media, Ltd. (“KIT Media”) purchased an aggregate of 35,300,000 units in the May Financing, consisting of 35,300,000 shares of common stock and 35,300,000 shares of common stock underlying the warrants. However, we are not currently registering the 35,300,000 shares of common stock or the 35,300,000 shares underlying the warrants purchased by KIT Media in the May Financing. Kaleil Isaza Tuzman, our Chief Executive Officer, holds a controlling interest in KIT Media and agreed to waive KIT Media’s registration rights at this time.

Merriman Curhan Ford & Co. and Brimberg & Co., registered broker-dealers, acted as placement agents in the May Financing. In connection with the May Financing, we received net proceeds of $14,710,499 after payment of placement agent fees of $155,001, legal fees and expenses of $129,500 and escrow agent fees of $5,000. In connection with the May Financing, we also issued five-year warrants to purchase 422,458 shares of our common stock at an exercise price of $.01 per share and five-year warrants to purchase 823,750 shares of our common stock at an exercise price of $.34 per share as placement agent fees.

None of the investors in the May Financing were affiliates of our company, except for KIT Media. KIT Media may be deemed to be an affiliate due to the fact that Kaleil Isaza Tuzman, our Chief Executive Officer, is the controlling shareholder of that company.

Wellington Management Company, LLP, as an investment advisor to multiple client accounts, may be deemed, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, to be the beneficial owner of an aggregate of 12,750,000 shares of common stock, which in the aggregate represents 10.4% of our outstanding shares of common stock.

On May 8, 2008, the closing price of our common stock as quoted on the OTC Bulletin Board was $.275 per share. The $.20 issuance price per unit in the May Financing represented an aggregate discount to the closing price of $5,625,000, or $.075 per share. For purposes of calculating the discount to closing price, we have ascribed no value to the warrant portion of the units issued in the May Financing.

The following investors were existing stockholders of our company prior to participating in the May Financing: Charles L. Abry, Kane & Co., Ell & Co., Finwell & Co., Mac & Co., Phyllis M. Esposito, the Thulen Family Trust and Westcoast & Co.

The Offering

Common Stock outstanding prior to the offering	114,609,788 (1)

Common stock offered by the stockholders	79,400,000 (2)

Common Stock to be outstanding after the offering	154,309,788 (3)

Use of proceeds
We will not receive any proceeds from the sale of the common stock included in this prospectus. We will receive the sale price of any common stock we sell to the stockholders upon exercise of warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes. However, the stockholders are entitled to exercise the warrants on a cashless basis if, one year after their issuance, the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement and the market price of our common stock exceeds the exercise price. In the event that the stockholders exercise the warrants on a cashless basis, we will not receive any proceeds.

OTC Bulletin Board Symbol	KITD

(1)	This number represents our outstanding common stock as of November 14, 2008, which includes an aggregate of 75,000,000 shares of common stock issued pursuant to the May Financing.

(2)	This number represents 39,700,000 shares of common stock and 39,700,000 shares of common stock issuable upon exercise of the warrants with an exercise price of $.34 per share and a term of five years.

(3)
Assuming exercise of an aggregate of 39,700,000 five-year warrants with an exercise price of $.34 per share included in this prospectus. Using the $.275 closing price of our common stock on the closing date of the May Financing, the total dollar value of the shares of common stock underlying the warrants is $10,917,500.

A complete description of the control persons of each of the investors in our May Financing is set forth in the Stockholders table beginning on page 10.

The number of shares being registered by this prospectus represents approximately 51.5% of our outstanding shares of common stock as of November 14, 2008 (assuming the exercise of our warrants).

Corporate Information

Our principal executive offices are located at 228 East 45th Street, 8th Floor, New York, New York 10017, and our telephone number is (212) 661-4111. We maintain a corporate website at www.kit-digital.com. The contents of our website are not part of this prospectus and should not be relied upon with respect to this prospectus.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward-Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a history of losses which may continue and which may negatively impact our ability to achieve our business objectives.

We have incurred losses since our inception. For the nine months ended September 30, 2008 and 2007, we generated revenue of $14,368,000 and $10,020,000, respectively, and incurred a comprehensive loss of $16,752,000 and $22,021,000, respectively. At September 30, 2008, we had a working capital deficit of $1,508,000 (total current assets less total current liabilities), and an accumulated deficit of $80,036,000. For the years ended December 31, 2007 and 2006, we generated revenue of $13,929,000 and $9,768,000, respectively, and incurred a net loss of $34,564,000 and $14,625,000, respectively. At December 31, 2007, we had working capital of $8,090,000 (total current assets less total current liabilities) and an accumulated deficit of $63,524,000. Our independent auditors, in their report dated March 27, 2008, have expressed substantial doubt about our ability to continue as going concern. There can be no assurance that future operations will be profitable. Our failure to increase our revenues significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

Our operating subsidiaries have limited operating histories and therefore we cannot ensure the long-term successful operation of our business or the execution of our business plan.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the digital media software markets in which we operate. We must meet many challenges including:

•	Establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

•	Establishing and maintaining adoption of our technology on a wide variety of platforms and devices;

•	Timely and successfully developing new products, product features and services and increasing the functionality and features of existing products and services;

•	Developing services and products that result in high degrees of customer satisfaction and high levels of customer usage;

•	Successfully responding to competition, including competition from emerging technologies and solutions;

•	Developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services; and

•	Identifying, attracting and retaining talented technical and creative services staff at reasonable market compensation rates in the markets in which we employ.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected.

If we do not successfully develop new products and services, our business will be harmed.

Our business and operating results would be harmed if we fail to expand our suite of products and services (either through internal product or capability development initiatives or through partnerships with best-in-class providers of digital media technologies) that achieve widespread market acceptance or that fail to generate significant revenue or gross profits to offset our operating and other costs. We may not successfully identify, develop and market new product and service opportunities in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies or in new strategic partnerships, and we may not have sufficient resources to make these investments. Because the markets for our products and services are subject to rapid change, we must expand and/or evolve our product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

If use of the Internet or wireless data market does not continue to grow, or if the Internet or wireless infrastructure cannot support demands placed on it by continued growth, our business will be harmed.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising, and also on the growth of the wireless data market, including the growth of devices with multimedia capability. Our business will be harmed if these markets and usage do not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services, or if widespread adoption of technology to access data and multimedia content on wireless devices does not occur. If Internet usage and the wireless data market grow, the Internet and wireless infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. If this were to occur, our business and financial condition would be harmed.

We may be subject to legal liability for providing third-party products, services or content.

We have arrangements to offer third-party products, services, content or advertising via distribution on our websites. We may be subject to claims concerning these products, services, content or advertising by virtue of our involvement in marketing, branding, broadcasting or providing access to them, even if we do not ourselves host, operate, or provide access to these products, services, content or advertising. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate. It is also possible that if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. Investigating and defending any of these types of claims is expensive, even if the claims do not result in liability. While to date we have not been subject to material claims, if any potential claims do result in liability, we could be required to pay damages or other penalties, which could harm our business and our operating results.

Our competitors may be larger and have greater financial and other resources than we do and those advantages could make it difficult for us to compete with them.

The market for software and services for media delivery over the Internet is relatively new and constantly changing. We expect that competition will continue to intensify. Increased competition may result in price reductions, reduced margins, loss of customers, and changes in our business and marketing strategies, any of which could harm our business. Current and potential competitors may have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. In addition, new competitors with potentially unique or more desirable products or services may enter the market at any time. The competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to maintain and extend our current brand and technology. Price concessions or the emergence of other pricing, licensing and distribution strategies or technology solutions of competitors may reduce our revenue, margins or market share, any of which will harm our business. Other changes we have to make in response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, or release products and enhancements before they are thoroughly tested, any of which could harm our operating results and stock price.

Any failure of our network could lead to significant disruptions in our services business, which could damage our reputation, reduce our revenues or otherwise harm our business.

Our business is dependent upon providing our customers with fast, efficient and reliable services. A reduction in the performance, reliability or availability of our websites and network infrastructure may harm our ability to distribute our products and services to our clients, as well as our reputation and ability to attract and retain clients, customers, advertisers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by outages caused by fire, flood, power loss, telecommunications failure, Internet or mobile network breakdown, earthquake and similar events. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, “denial of service” attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, websites and network communications, and our systems could be subject to greater vulnerability in periods of high employee turnover. A sudden and significant increase in traffic on our websites or demand from the mobile users could strain the capacity of the software, hardware and telecommunications systems that we deploy or use. This could lead to slower response times or system failures. Our failure to protect our network against damage from any of these events will harm our business.

Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on web browsers, ISPs (Internet service providers) and online service providers to provide Internet users access to our websites and the websites of our customers on which we display advertising. Many of these providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We depend on various third parties to maintain our communications hardware and perform most of our computer hardware operations. If the third parties’ hardware and operations fail, our business will be harmed.

Substantially all of our communications hardware and most of our computer hardware operations are operated by third parties. If any of these providers’ hardware and operations fail, our reputation and business will suffer. We do not have complete backup systems for these operations. We have a limited disaster recovery plan in the event of damage from fire, floods, hurricanes, earthquakes, power loss, telecommunications failures, break-ins and similar events. Our operations are dependent on our ability to protect our computer systems against these unexpected adverse events. If any of the foregoing occurs, we may experience a complete system shutdown. We have service level agreements in place with some telecommunication providers. A problem with, or failure of, our communications hardware or operations could result in interruptions or increases in response times on the Internet sites of our customers. If we cannot maintain our system in the event of unexpected occurrences, make necessary modifications and/or improvements to the technology, such deficiencies could have a material adverse effect upon our business, financial condition and results of operations.

We depend on technology licensed to us by third parties. If we are unable to maintain these licenses, our operations and financial condition will be materially adversely affected.

We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. The loss of, or our inability to maintain, these licenses could result in increased costs or delay sales of our products. We anticipate that we will continue to license technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation.

We depend on content licensed to us by third parties. If we are unable to maintain these licenses, our operations and financial condition will be materially adversely affected.

We rely on content provided by third parties to increase market acceptance of our products and services. Currently, our major third-party content providers are Associated Press, Reuters, SNTV and Fox. If third parties do not develop or offer compelling content to be delivered over the Internet or wireless data market, or grant necessary licenses to us or our customers to distribute or perform such content, our business will be harmed and our products and services may not achieve or sustain broad market acceptance. We rely on third-party content providers to develop and offer content in formats that can be delivered using our products. We also rely entirely on third-party content for our programming and content offerings. In some cases, we pay substantial fees to obtain content for these services. We cannot guarantee that third-party content providers will continue to support our technology or offer compelling content in our formats, nor can we guarantee that we will be able to secure licenses to third-party content or that such licenses will be available at commercially reasonable rates, to encourage and sustain broad market acceptance of our products and services. The failure to do so would materially adversely harm our business operations and financial condition.

If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations may be materially harmed.

A portion of our software was acquired from third parties. We have not registered copyrights on any of the software we have developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

If we are unable to retain the services of Kaleil Isaza Tuzman and Gavin Campion or if we are unable to successfully recruit qualified personnel, we may not be able to continue operations.

Our success depends to a significant extent upon the continued service of Kaleil Isaza Tuzman, our Chief Executive Officer and Chairman of the Board, and Gavin Campion, our President. The loss of the services of Messrs. Isaza Tuzman and Campion could have a material adverse effect on our growth, revenues, and prospective business. We have entered into an executive management agreement with KIT Capital, Ltd. (“KIT Capital”), an entity beneficially controlled by Mr. Isaza Tuzman, including the services of Mr. Isaza Tuzman and other KIT Capital personnel, for a term of three years, pursuant to which Mr. Isaza Tuzman serves as Chief Executive Officer. We have also entered into an employment agreement with Mr. Campion. If either Mr. Isaza Tuzman or Mr. Campion were to resign, the loss could result in loss of sales, delays in new product development and diversion of management resources, and we could face high costs and substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. In addition, in order to successfully implement and manage our business plan, we are dependent upon, among other things, successfully recruiting qualified personnel who are familiar with the specific issues facing the Internet media industry. In particular, we must hire and retain experienced management personnel to help us continue to grow and manage our business, and skilled software engineers to further our research and development efforts. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.

We may be unable to integrate successfully recent acquisitions and realize the full benefits of the combined businesses.

The acquisitions of Sputnik Agency Pty. Ltd., Kamera Content AB and Morpheum involve the integration of businesses that have previously operated separately. The difficulties of combining the operations of these businesses include:

•	the challenge of effecting integration while carrying on the ongoing businesses;

•	the necessity of coordinating geographically separate organizations; and

•	effective integration of personnel with diverse business backgrounds.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our company and the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two operations could have an adverse effect on our business, financial condition or results of operations.

Our growth strategy depends, in part, on our acquiring complementary businesses and assets and expanding their existing operations, which we may be unable to do.

Our growth strategy is based, in part, on our ability to acquire other complementary businesses and assets. The success of this acquisition strategy will depend, in part, on our ability to accomplish the following:

•	Identify suitable businesses or assets to buy;

•	Complete the purchase of those businesses on terms acceptable to us;

•	Complete the acquisition in the time frame we expect; and

•	Improve the results of operations of each of the businesses that we buy and successfully integrate its operations.

There can be no assurance that we will be successful in pursuing any or all of these steps. Our failure to implement our acquisition strategy could have an adverse effect on other aspects of our business strategy and our business in general. We may not be able to find appropriate acquisition candidates, acquire those candidates that it identifies or integrate acquired businesses effectively or profitably.

Risks Related to Our Securities

There are a large number of shares that are available for future sale; the sale of these shares may depress the market price of our common stock.

Pursuant to this registration statement, we are registering the resale of an aggregate of 79,400,000 shares, which shares include 39,700,000 shares of common stock issuable upon the exercise of outstanding warrants. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities.

Accordingly, the mere filing of the registration statement of which this prospectus is part could have a significant depressive effect on our stock price which could make it difficult both for us to raise funds from other sources and for the public stockholders to sell their shares.

Our historic stock price has been volatile and the future market price for our common stock is likely to continue to be volatile. Further, the limited market for our shares will make our price more volatile. This may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public’s negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and

•
Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. A description of key factors that have a direct bearing on our results of operations is provided above under “Risk Factors” beginning on page 3 of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the stockholders listed herein. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the exercise price of any common stock we issue to the stockholders upon exercise of the warrants. We expect to use the net proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the stockholders are entitled to exercise the warrants on a cashless basis if, one year after the initial issuance, the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the stockholders exercise the warrants on a cashless basis, we will not receive any proceeds.

STOCKHOLDERS

The following table sets forth the common stock ownership and other information relating to the stockholders as of September 26, 2008. Except as set forth in the footnotes to the table, the stockholders acquired their securities in our May Financing, the material terms of which are described on page 1 of this prospectus. Other than as set forth in the following table, the stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

The exercise of the warrants issued in the May Financing are subject to certain beneficial ownership limitations. A holder of a warrant in the May Financing may not exercise such warrant to the extent that the holder and its affiliates would beneficially own in excess of 4.99% of our common stock outstanding immediately after giving effect to such exercise. For purposes of this 4.99% limitation, beneficial ownership is calculated as set forth in Securities Exchange Act Rule 13d-3, except that the aggregate number of shares of common stock beneficially owned by such holder and its affiliates will exclude shares of common stock which would be issuable upon (x) exercise of any remaining, unexercised portion of the warrant issued to such holder and its affiliates in the May Financing and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of our company beneficially owned by the holder and its affiliates which are subject to a limitation on conversion or exercise analogous to the 4.99% limitation contained in the warrants issued in the May Financing. By written notice to us, a holder may from time to time increase or decrease the 4.99% limitation to any other percentage not in excess of 9.99%; provided that any such change will not be effective until the 61st day after such notice is delivered to us. The 4.99% and 9.99% ownership limitations do not prevent a stockholder from selling some of its holdings and then receiving additional shares. In this way, a stockholder could sell more than the 4.99% and 9.99% ownership limitation while never holding more than this limit. For purposes of this table, the “Number of Shares of Common Stock Beneficially Owned Prior to the Offering” includes the shares underlying the warrants issued in the May Financing, despite the fact that all or a portion of such warrants may not be exercisable until the 61st day following delivery of prior written notice by a holder of such warrants if the exercise of such warrants would cause the holder and its affiliates to exceed the 4.99% ownership limitation (and thus all or a portion of such shares technically may not be deemed to be “beneficially owned” under Securities Exchange Act Rule 13d-3 until one day after such notice is given).

We have been advised that none of the stockholders are broker-dealers regulated by the Financial Industry Regulatory Authority, Inc. and, as noted below in the footnotes to the table, one of the stockholders is an affiliate of a broker-dealer. We have been advised that such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

Name of Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering (1) (#)	Shares of Common Stock Beneficially Owned After the Offering (1) (%)
ALB Private Investments, LLC (2)	1,075,000	1,000,000	75,000	*

Anthony B. Low-Beer (3)	1,000,000	1,000,000	0	0%

Atlas Master Fund, Ltd.(4)	5,000,000	5,000,000	0	0%

British Columbia Investment Management Corporation (nominee: Hare & Co.) (5)	1,560,300	1,232,800	327,500	*

Cape One Financial LP (6)	2,000,000	2,000,000	0	0%

Castlerigg Master Investments Ltd. (7)	20,200,000	20,200,000	0	0%

Charles L. Abry (8)	620,000	500,000	120,000	*

Del Rey Management LP (9)	2,000,000	2,000,000	0	0%

Dow Employees’ Pension Plan (nominee: Kane & Co.) (10)	2,037,900	1,595,400	442,500	*

Forte Capital Partners, LLC (11)	2,000,000	2,000,000	0	0%

Hale Capital Partners, LP (12)	500,000	500,000	0	0%

Iroquois Master Fund Ltd. (13)	1,500,000	1,500,000	0	0%

Katie & Adam Bridge Partners LP (14)	500,000	500,000	0	0%

Kevin McCormack (15)	200,000	200,000	0	0%

Lockheed Martin Corporation MasterRetirement Trust (nominee: Ell & Co.) (16)	1,728,000	1,728,000	0	0%

New York State Nurses Association Pension Plan (nominee: Ell & Co.) (17)	684,700	526,200	158,500	0%

Newport Micro Fund II, LLC (18)	2,000,000	2,000,000	0	0%

Oregon Public Employees Retirement Fund (nominee: Westcoast & Co.) (19)	2,673,500	2,078,000	595,500	*

Phylis M. Esposito (20)	1,075,000	1,000,000	75,000	*

Proximity Fund, LP (21)	3,100,000	3,000,000	100,000	*

Public Sector Pension Investment Board (nominee: Mac & Co.) (22)	3,531,500	2,808,000	723,500	*

Retirement Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies (nominee: Kane & Co.) (23)	1,102,000	860,000	242,000	0%

Sands Brothers Venture Capital II, LLC (24)	1,000,000	1,000,000	0	0%

Sands Brothers Venture Capital III, LLC (25)	2,000,000	2,000,000	0	0%

Sands Brothers Venture Capital IV, LLC (26)	1,000,000	1,000,000	0	0%

Sovereign Capital Advisors, LLC (27)	1,500,000	1,500,000	0	0%

Stella Advisors AB (28)	10,000,000	10,000,000	0	0%

Radian Group Inc. (nominee: Ell & Co.) (29)	409,900	326,400	83,500	*

The Robert Wood Johnson Foundation (nominee: Mac & Co.) (30)	1,652,600	1,294,600	358,000	0%

The Thunen Family Trust (31)	1,000,000	1,000,000	0	0%

Truk International Fund, LP (32)	975,000	975,000	0	0%

Truk Opportunity Fund, LLC (33)	2,525,000	2,525,000	0	0%

Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (nominee: Finwell & Co.) (34)	4,000,200	3,130,200	870,000	*

Wellington Trust Company, National Association Multiple Common Trust Funds, Emerging Companies Portfolio (nominee: Landwatch & Co.) (35)	1,869,400	1,420,400	449,000	*

Total Shares Offered		79,400,000

*	Less than 1% of outstanding shares.

(1)	Assumes that all shares of common stock registered will be sold and that all shares of common stock underlying warrants will be issued and sold.

(2)
Includes (a) 500,000 shares of common stock purchased in our May Financing, (b) 500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013, and (c) 75,000 shares of common stock issuable upon exercise of warrants with an exercise price of $2.00 per share and an expiration date of August 23, 2011 purchased in our August 2006 financing. Francis A. Mlynarczyk, Jr., the Managing Member, has voting and dispositive control over the securities held by ALB Private Investments LLC.

(3)
Represents (a) 500,000 shares of common stock purchased in our May Financing and (b) 500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Mr. Low-Beer is an affiliate of a registered broker-dealer.

(4)
Represents (a) 2,500,000 shares of common stock purchased in our May Financing and (b) 2,500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Scott Schroeder, Director, has voting and dispositive control over the securities held by Atlas Master Fund, Ltd.

(5)
Represents (a) 616,400 shares of common stock purchased in our May Financing , (b) 616,400 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013; and (c) 327,500 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its clients accounts.

(6)
Represents (a) 1,000,000 shares of common stock purchased in our May Financing and (b) 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Reid Drescher, the Managing Member, has voting and dispositive control over the securities held by Cape One Financial LP.

(7)
Represents (a) 10,100,000 shares of common stock purchased in our May Financing and (b) 10,100,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Sandell Asset Management Corp. (“SAMC”) is the investment manager of Castlerigg Master Investments Ltd. (“Master”). Thomas Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Master. Castlerigg International Ltd. (“Castlerigg International”) is the controlling shareholder of Castlerigg International Holdings Limited (“Holdings”). Holdings is the controlling shareholder of Master. Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments. SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(8)
Includes (a) 250,000 shares of common stock purchased in our May Financing; (b) 250,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013; (c) 80,000 shares of common stock purchased in our August 2006 financing; and (d) 40,000 shares of common stock issuable upon exercise of warrants with an exercise price of $2.00 per share and an expiration date of August 23, 2011 purchased in our August 2006 financing.

(9)
Represents (a) 1,000,000 shares of common stock purchased in our May Financing and (b) 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Gregory A. Bied, the Managing Partner, has voting and dispositive control over the securities held by Del Rey Management LP.

(10)
Represents (a) 797,700 shares of common stock purchased in our May Financing, (b) 797,700 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 442,500 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(11)
Represents (a) 1,000,000 shares of common stock purchased in our May Financing and (b) 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Daniel McKelvey, Managing Partner, has voting and dispositive control over the securities held by Forte Capital Partners, LLC.

(12)
Represents (a) 250,000 shares of common stock purchased in our May Financing and (b) 250,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Anthony Cirurgiao, Chief Operating Officer, has voting and dispositive control over the securities held by Hale Capital Partners, LP.

(13)
Represents (a) 750,000 shares of common stock purchased in our May Financing and (b) 750,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Joshua Silverman has voting and dispositive control over the securities held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the securities held by Iroquois Master Fund Ltd.

(14)
Represents (a) 250,000 shares of common stock purchased in our May Financing and (b) 250,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Scott Baily has voting and dispositive control over the securities held by Katie & Adam Bridge Partners LP.

(15)
Represents (a) 100,000 shares of common stock purchased in our May Financing and (b) 100,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013.

(16)
Represents (a) 864,000 shares of common stock purchased in our May Financing, and (b) 864,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(17)
Represents (a) 263,100 shares of common stock purchased in our May Financing, (b) 263,100 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 158,500 shares purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client account.

(18)
Represents (a) 1,000,000 shares of common stock purchased in our May Financing and (b) 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. J. Scott Liolios, Managing Member, has voting and dispositive control over the securities held by Newport Micro Fund II, LLC.

(19)
Represents (a) 1,039,000 shares of common stock purchased in our May Financing, (b) 1,039,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 595,500 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(20)
Represents (a) 500,000 shares of common stock purchased in our May Financing, (b) 500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013, and (c) 75,000 shares of common stock issuable upon exercise of warrants with an exercise price of $2.00 per share and an expiration date of August 23, 2011 purchased in our August 2006 financing.

(21)
Represents (a) 1,500,000 shares of common stock purchased in our May Financing, (b) 1,500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 100,000 shares of common stock issuable upon exercise of warrants with an exercise price of $2.00 per share and an expiration date of August 23, 2011 purchased in our August 2006 financing. Geoff and Steve Crosby share voting and dispositive control over the securities held by Proximity Fund, LP.

(22)
Represents (a) 1,404,000 shares of common stock purchased in our May Financing , (b) 1,404,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 723,500 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(23)
Represents (a) 430,000 shares of common stock purchased in our May Financing, (b) 430,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 242,000 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(24)
Represents (a) 500,000 shares of common stock purchased in our May Financing and (b) 500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Scott Baily has voting and dispositive control over the securities held by Retirement Plan for Employees of Sands Brothers Venture Capital II, LLC.

(25)
Represents (a) 1,000,000 shares of common stock purchased in our May Financing and (b) 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Scott Baily has voting and dispositive control over the securities held by Retirement Plan for Employees of Sands Brothers Venture Capital III, LLC.

(26)
Represents (a) 500,000 shares of common stock purchased in our May Financing and (b) 500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Scott Baily has voting and dispositive control over the securities held by Retirement Plan for Employees of Sands Brothers Venture Capital IV, LLC.

(27)
Represents (a) 750,000 shares of common stock purchased in our May Financing and (b) 750,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Stan Tera, President, has voting and dispositive control over the securities held by Retirement Plan for Employees of Sovereign Capital Advisors, LLC.

(28)
Represents (a) 5,000,000 shares of common stock purchased in our May Financing and (b) 5,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Hendrik Sunderg, Chief Executive Officer, has voting and dispositive control over the securities held by Stella Advisors AB.

(29)
Represents (a) 163,200 shares of common stock purchased in our May Financing, (b) 163,200 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 83,500 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(30)
Represents (a) 647,300 shares of common stock purchased in our May Financing, (b) 647,300 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 358,000 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(31)
Represents (a) 500,000 shares of common stock purchased in our May Financing and (b) 500,000 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Garrett G. Thunen and Carol Thunen, Trustees, share voting and dispositive control over the securities held by The Thunen Family Trust.

(32)
Represents (a) 487,500 shares of common stock purchased in our May Financing and (b) 487,500 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Steven Saltzstein has voting and dispositive control over the securities held by Truk International Fund, LP.

(33)
Represents (a) 1,262,500 shares of common stock purchased in our May Financing and (b) 1,262,500 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013. Steven Saltzstein has voting and dispositive control over the securities held by Truk Opportunity Fund, LLC.

(34)
Represents (a) 1,565,100 shares of common stock purchased in our May Financing , (b) 1,565,100 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 870,000 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(35)
Represents (a) 710,200 shares of common stock purchased in our May Financing , (b) 710,200 shares of common stock issuable upon exercise of warrants with an exercise price of $.34 per share and an expiration date of May 8, 2013 and (c) 449,000 shares of common stock purchased in our May 2007 financing. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

Shares Previously Registered for Resale

The following table sets forth, among other things, the number of shares of our common stock outstanding prior to the May Financing that were held by persons other than the stockholders listed above, our affiliates and affiliates of the stockholders and the number of shares registered for resale by the stockholders or their affiliates in prior registration statements.

Shares outstanding prior to the May 2008 Financing that are held by persons other than the stockholders, affiliates of KIT digital, and affiliates of the stockholders. (1)	33,206,039
Shares registered for resale by the stockholders or affiliates of the stockholders in prior registration statements.	4,330,000
Shares registered for resale by the stockholders or affiliates of the stockholders in prior registration statements that continue to be held by the stockholders or affiliates of the stockholders.	4,330,000
Shares that have been sold in registered resale transactions by the stockholders or affiliates of the stockholders.	0
Shares registered for resale on behalf of the stockholders or affiliates of the stockholders in the current transaction.	79,400,000

(1)
There were 1,400,000 shares outstanding prior to the May 2008 Financing that were held by affiliates of KIT digital.  This amount, combined with the 33,206,039 shares and the 4,330,000 shares listed in this table, is equal to 38,936,039 shares, which is equal to the total shares outstanding prior to the May Financing.

Prior Securities Transactions

The following table sets forth information regarding prior securities transactions between us and the stockholders listed above.

Stockholder	Date of Sale (DOS)	Shares Outstanding Prior to DOS	Shares Outstanding Prior to DOS & Held by Persons Other than Stockholders, Affiliates of KIT digital & Affiliates of Stockholders	Shares Issued & Issuable to Stockholder in Prior Transaction	% of Total Issued & Outstanding Shares that were Issued or Issuable in Prior Transaction	Market Price per Share Subject to Prior Transaction	Current Market Price Per Share (as of 9/11/08)
ALB Private Investments, LLC	8/23/2006	13,176,436	11,776,436	75,000	0.64%	$1.60	$0.28
British Columbia Investment Management Corporation (nominee: Hare & Co.)	5/10/2007	28,074,813	26,594,813	327,500	1.23%	$2.55	$0.28
Charles L. Abry	8/23/2006	13,176,436	11,776,436	120,000	1.02%	$1.60	$0.28
Dow Employees’ Pension Plan (nominee: Kane & Co.)	5/10/2007	28,074,813	26,594,813	442,500	1.66%	$2.55	$0.28
New York State Nurses Association Pension Plan (nominee: Ell & Co.)	5/10/2007	28,074,813	26,594,813	158,500	0.60%	$2.55	$0.28
Oregon Public Employees Retirement Fund (nominee: Westcoast & Co.)	5/10/2007	28,074,813	26,594,813	595,500	2.24%	$2.55	$0.28
Phylis M. Esposito	8/23/2006	13,176,436	11,776,436	75,000	0.64%	$1.60	$0.28
Proximity Fund, LP	8/23/2006	13,176,436	11,776,436	100,000	0.85%	$1.60	$0.28
Public Sector Pension Investment Board (nominee: Mac & Co.)	5/10/2007	28,074,813	26,594,813	723,500	2.72%	$2.55	$0.28
Retirement Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies (nominee: Kane & Co.)	5/10/2007	28,074,813	26,594,813	242,000	0.91%	$2.55	$0.28
Radian Group Inc. (nominee: Ell & Co.)	5/10/2007	28,074,813	26,594,813	83,500	0.31%	$2.55	$0.28
The Robert Wood Johnson Foundation (nominee: Mac & Co.)	5/10/2007	28,074,813	26,594,813	358,000	1.35%	$2.55	$0.28
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (nominee: Finwell & Co.)	5/10/2007	28,074,813	26,594,813	870,000	3.27%	$2.55	$0.28
Wellington Trust Company, National Association Multiple Common Trust Funds, Emerging Companies Portfolio (nominee: Landwatch & Co.)	5/10/2007	28,074,813	26,594,813	449,000	1.69%	$.55	$0.28
				4,620,000

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock pursuant to the securities purchase agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided that a stockholder will pay all underwriting discounts and selling commissions, if any.

The stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of stockholders to include the pledgee, transferee or other successors in interest as stockholders under this prospectus.

Upon the company being notified in writing by a stockholder that any material agreement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required disclosing (i) the name of each such stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities laws.

The stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the stockholder. Each stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such stockholder’s business and, at the time of its purchase of such securities, such stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If the stockholders use this prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any stockholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this prospectus forms a part.

The stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will indemnify the stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, in accordance with the registration rights agreements, or the stockholders will be entitled to contribution. We may be indemnified by the stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board under the symbol KITD. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

For the	Fiscal 2008		Fiscal 2007		Fiscal 2006
Quarter ended	High	Low	High	Low	High	Low
March 31	$.27	$.05	$4.49	$2.42	$3.65	$2.35
June 30.49		.13	3.19	1.84	3.76	1.95
September 30.35		.17	2.18	.55	3.43	1.35
December 31 (through November 28, 2008)	.27	.15	1.18	.14	3.42	1.35

As of September 26, 2008, our shares of common stock were held by approximately 254 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners’ common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

The transfer agent of our common stock is Continental Stock Transfer &Trust Co. Its principal offices are located at 17 Battery Place, New York, New York 10004, and its phone number is (212) 509-4000.

Dividends

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our certificate of incorporation or by-laws that restrict us from declaring dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We, through our operating subsidiaries, are in the business of providing Internet software products and solutions that enable our customers to distribute video content through Internet websites and mobile devices. Our core activities include online video player deployment, ingestion and transcoding, Internet Protocol television (“IPTV”) set-top box development, IPTV recording and editing suite deployment, video content localization and syndication, digital rights management, hosting, storage, content delivery. We currently provide video solutions internationally through our principal offices in Dubai, Melbourne (Australia), Prague, Stockholm, London, Toronto, New York, Cairo, Singapore and Bogotá. To support Internet Protocol television (“IPTV”) enablement, we provide systems integration and integrated marketing solutions, including strategic planning, creative services, media planning and buying, design services, brand and retail advertising, and data management and analytics. Our subsidiary, Reality Group Pty. Ltd. (“Reality Group”) is an advertising agency offering clients a full range of traditional advertising services including media buying and planning, creative development, and packaging.

Set forth below is a discussion of the financial condition and results of operations of our company, KIT digital, Inc. and its consolidated subsidiaries (collectively, “we,” “us,” or “our”), for the three and nine months ended September 30, 2008 and 2007. The consolidated financial statements include the accounts of KIT digital, Inc., its wholly-owned subsidiary KIT Media Corporation, its wholly-owned subsidiary Bickhams Media, Inc. (“Bickhams”), its 51% owned subsidiary the Reality Group, its wholly-owned subsidiary Kamera Content AB (included as of the acquisition date of May 19, 2008) , its wholly-owned subsidiary Morpheum Internet Services Pty. Ltd. (“Morpheum”) (included as of the acquisition date of August 31, 2008), its wholly-owned subsidiary KIT digital FZ LLC and its wholly-owned subsidiary KIT HD, Inc. Included in the consolidation with KIT Media Corporation are KIT Media Corporation’s wholly-owned subsidiary KIT digital Pty. Ltd. and KIT digital Pty. Ltd.’s wholly-owned subsidiary Undercover Media Pty. Ltd. (“Undercover Media”), its wholly-owned subsidiary KIT digital Limited, its wholly-owned subsidiary KIT Broadcasting Limited, its wholly-owned subsidiary Sputnik Agency Pty. Ltd. (“Sputnik”) (formerly Factory212 Pty. Ltd.) and its wholly-owned subsidiary KIT TV Pty. Ltd. Included in the consolidation with Bickhams is Bickhams’ wholly-owned subsidiary VideoDome.com Networks, Inc. (“VideoDome.com”). Included in the consolidation with Kamera Content AB are Kamera Content AB’s 95% owned subsidiary Kamera (S) PTE LTD and its 55% owned subsidiary Swegypt Company for Telecommunications (S.A.E). The following discussion should be read in conjunction with the information set forth in the consolidated financial statements and the related notes thereto appearing elsewhere in this report.

As a component of our management’s review of the financial statements, and in light of recent and prospective business changes, including but not limited to (i) the integration of our Sputnik subsidiary, (ii) the closure of the RBS business unit and the cessation of certain other business activities, (iii) the regionalization of profit and loss accountability and (iv) the acquisition of Kamera, our management recently reviewed and modified the categorization of costs in the Consolidated Statements of Operations. The new categories are presented below under Results of Operations. Our management believes these changes in classifications present additional information to the readers of the financial statements and have been made on a prospective basis with previously reported amounts recategorized to conform with the presentation for the current period. In light of the recent acquisition of Visual Connection as, management may choose to introduce additional cost categories in future financial statements.

Results of Operations - Year ended December 31, 2007 compared to Year ended December 31, 2006

Revenue. Total revenue increased by $4,161,000 from $9,768,000 for the year ended December 31, 2006 to $13,929,000 for the year ended December 31, 2007, an increase of 43%.

Online Digital Media segment revenue increased by $4,164,000 from $5,361,000 for the year ended December 31, 2006 to $9,525,000 for the year ended December 31, 2007, an increase of 78%. The increase is principally from the increase in customers and the inclusion of revenue of the acquisition of Sputnik in October 2006 not included for prior period results.

Advertising Agency Business segment revenue decreased by $3,000 from $4,407,000 for the year ended December 31, 2006 to $4,404,000 for the year ended December 31, 2007. The revenue has remained static for the year ended December 31, 2007 compared to the year ended December 31, 2006.

Expenses

Operations. Operating expenses consist primarily of content costs, salaries and related personnel costs, web hosting, content delivery and costs directly related to revenue generation. Operating expenses increased by $5,011,000 from $8,530,000 for the year ended December 31, 2006 to $13,541,000 for the year December 31, 2007, an increase of 59%. This increase was primarily due to the increase in operations personnel, content costs and content delivery costs due to increased revenue generation, and the inclusion of operating costs related to the acquisition of Sputnik in October 2006 not included in prior period results.

Research and development. Research and development expenses consist primarily of salaries and related personnel costs, and consulting fees associated with product development. Research and development expenses increased by $4,006,000 from $2,140,000 for the year ended December 31, 2006 to $6,146,000 for the year ended December 31, 2007, an increase of 187%. The increases were due primarily to the increase in development activities associated with enhancements to our technology platform in our Online Digital Media segment.

Sales and marketing. Sales and marketing expenses consist primarily of expenses for sales and marketing personnel, expenditures for advertising, and promotional activities and expenses to bring our products to market. These expenses increased by $2,212,000 from $5,318,000 for the year ended December 31, 2006 to $7,530,000 for the year ended December 31, 2007, an increase of 42%. These increases were primarily due to an increase in sales and marketing personnel, and the inclusion of sales and marketing costs related to the acquisition of Sputnik in October 2006 not included in prior period results.

General and administrative. General and administrative expenses consist primarily of expenses for management, finance and administrative personnel, legal, accounting, consulting fees, and facilities costs. These expenses increased by $5,442,000 from $6,098,000 for the year ended December 31, 2006 to $11,540,000 for the year December 31, 2007, an increase of 89%. The increase of $5,442,000 is primarily due to an increase in salaries for administrative support, an increase in office space, an increase in depreciation and amortization on assets, and the inclusion of general and administrative costs related to the acquisition of Sputnik in October 2006 not included in prior period results.

Non-cash compensation. Non-cash compensation increased by $2,151,000 from $2,597,000 for the year ended December 31, 2006 to $4,748,000 for the year December 31, 2007, an increase of 83%. The increase of $2,151,000 consists of an increase in stock based compensation expense on stock options of $2,344,000 less $129,000 in the valuation of warrants for services in 2006 and $64,000 in preferred stock issued as a performance bonus in 2006.

Impairment of property and equipment. In 2007, a loss on impairment of property and equipment of $788,000 was recorded related to the abandonment of the assets of the peer-to-peer business that we acquired in the agreement with Wurld Media.

Impairment of goodwill and intangible assets. In 2007, a loss on impairment of goodwill and intangible assets of $3,288,000 was recorded. This is comprised of $2,783,000 related to the abandonment of the software assets of the peer-to-peer business that we acquired in the agreement with Wurld Media, $255,000 related to the impairment of content and $250,000 related to the impairment of goodwill related to the MyVideoDaily acquisition.

Interest income. Interest income increased by $559,000 from $166,000 for the year ended December 31, 2006 to $725,000 for the year ended December 31, 2007. This increase was primarily due to an increase in our cash and cash equivalents from the proceeds of the private placements in May 2007 and November 2006.

Interest expense. Interest expense decreased by $8,000 from $78,000 for the year ended December 31, 2006 to $70,000 for the year ended December 31, 2007.

Net loss before income taxes. As a result of the factors described above, we reported a net loss before income taxes of $34,426,000 for the year ended December 31, 2007, compared to $14,897,000 for the year ended December 31, 2006, an increase of $19,529,000, or 131%.

Results of Operations - Nine Months ended September 30, 2008 compared to Nine Months ended September 30, 2007

Revenue. Consolidated revenue increased by $4,348,000 from $10,020,000 for the nine months ended September 30, 2007 to $14,368,000 for the nine months ended September 30, 2008, an increase of 43%.

Digital Media segment revenue increased by $2,996,000 from $6,834,000 for the nine months ended September 30, 2007 to $9,830,000 for the nine months ended September 30, 2008, an increase of 44%. The increase is principally from the increase in customers, increase in spending by our existing customers, and the inclusion of revenue of the acquisition of Kamera in May 2008 and Morpheum in September 2008 not included in prior period results.

Agency Services segment revenue increased by $1,352,000 from $3,186,000 for the nine months ended September 30, 2007 to $4,538,000 for the nine months ended September 30, 2008, an increase of 42%. The increase is primarily from the increase in the size of the customer base and the increase in spending by our existing customers.

Variable and Direct Third Party Costs

Hosting, Delivery and Reporting. These costs decreased by $181,000 from $1,782,000 for the nine months ended September 30, 2007 to $1,601,000 for the nine months ended September 30, 2008. These costs decreased due to the termination of the use of external marketing tools that were used in 2007.

Content Costs. Content costs increased by $426,000 from $1,259,000 for the nine months ended September 30, 2007 to $1,685,000 for the nine months ended September 30, 2008, an increase of 34%. The increase is primarily from the increase due to the inclusion of costs related to the acquisition of Kamera in May 2008 not included in prior period results.

Direct Third Party Creative Production Costs. Direct third party creative production costs increased by $529,000 from $2,203,000 for the nine months ended September 30, 2007 to $2,732,000 for the nine months ended September 30, 2008, an increase of 24%. This increase is primarily due to the increase in costs related to the Agency Services segment.

General and Administrative Expenses

Compensation, Travel and Associated Costs (Exclusive of Non-Cash Stock-Based Compensation). These costs decreased by $6,065,000 from $18,173,000 for the nine months ended September 30, 2007 to $12,108,000 for the nine months ended September 30, 2008, a decrease of 33%. The decrease was primarily due to the broad cost cutting measures begun in the first quarter of 2008 which included a reduction in headcount and salary levels.

Non-Cash Stock-Based Compensation. Non-cash stock-based compensation expense increased by $606,000 from $3,656,000 for the nine months ended September 30, 2007 to $4,262,000 for the nine months ended September 30, 2008, an increase of 17%.

Legal, Accounting, Auditing and Other Professional Services Fees. These expenses decreased by $408,000 from $1,313,000 for the nine months ended September 30, 2007 to $905,000 for the nine months ended September 30, 2008, a decrease of 31%. The decrease was primarily due the decrease in legal fees.

Office, Marketing and Other Corporate Costs. These expenses decreased by $658,000 from $3,258,000 for the nine months ended September 30, 2007 to $2,600,000 for the nine months ended September 30, 2008, a decrease of 20%. The decrease was primarily due to the broad cost cutting measures begun in the first quarter of 2008 that continue to date and would include a reduction in marketing related expenses.

Depreciation and Amortization. Depreciation and amortization expense decreased by $10,000 from $1,043,000 for the nine months ended September 30, 2007 to $1,033,000 for the nine months ended September 30, 2008, a decrease of 1%. The decrease is due to the purchase of assets in 2008 for our new data center plus the inclusion of costs related to the acquisition of Kamera in May 2008 not included in prior period results less the increase in assets of approximately $4.3 million from the asset purchase agreement with Wurld Media in July 2007 which were subsequently abandoned in December 2007.

Restructuring Charges. Restructuring charges of $3,053,000 for the nine months ended September 30, 2008 consist of employee termination costs, contract settlements and facility closing costs.

Other Non-Recurring Charges. Other non-recurring charges of $845,000 for the nine months ended September 30, 2008 consist of IT overlap, acquisition costs, recruiting costs, relocation of headquarters and corporate rebranding.

Impairment of Property and Equipment. Impairment of property and equipment was $228,000 for the nine months ended September 30, 2008. This is related to the impairment of the property and equipment in the London office.

Non Operating Income and Expenses

Interest Income. Interest income decreased by $467,000 from $594,000 for the nine months ended September 30, 2007 to $127,000 for the nine months ended September 30, 2008, a decrease of 79%. This decrease was primarily due to a decrease in our cash and cash equivalents related to the timing of the proceeds from private placements.

Interest Expense, Other. Interest expense, other, increased by $34,000 from $51,000 for the nine months ended September 30, 2007 to $85,000 for the nine months ended September 30, 2008, an increase of 67%.

Other Income. Other income increased by $111,000 from $29,000 for the nine months ended September 30, 2007 to $140,000 for the nine months ended September 30, 2008. This was primarily due to a foreign currency gain on the settlement of notes receivable.

Net Loss Before Income Taxes and Minority Interest. As a result of the factors described above, we reported a net loss before income taxes and minority interest of $16,502,000 for the nine months ended September 30, 2008 compared to $22,095,000 for the nine months ended September 30, 2007, a decrease of $5,593,000, or 25%.

Liquidity and Capital Resources

As of September 30, 2008, we had a working capital deficit of approximately $1,508,000 and cash and cash equivalents of $6,069,000. On May 8, 2008, we sold an aggregate of $15,000,000 in shares of common stock and warrants to accredited investors. Having completed this financing, we do not anticipate that we will need to raise additional capital to achieve our operational and acquisition growth plan. Pursuant to the KIT Capital Notice and associated negotiations described in the Notes to Consolidated Financial Statements, we also expect to receive an additional $2,500,000 in cash, which is being held in escrow and is not reflected in our reported cash balance.

Net cash used in operating activities was $11,089,000 for the nine months ended September 30, 2008 compared to $15,004,000 for the nine months ended September 30, 2007, a decrease of $3,915,000, or 26%. The decrease in net cash used in operating activities is primarily related to the reduction in costs due to cost cutting in 2008.

Net cash used by investing activities was $10,082,000 for the nine months ended September 30, 2008 compared to $4,063,000 for the nine months ended September 30, 2007, an increase in net cash used in investing activities of $6,019,000, or 148%. The difference primarily represents cash paid for the completion of the acquisition of Sputnik of $4,563,000, net cash paid in the acquisition of Kamera of $4,229,000 in 2008 and net cash paid in the acquisition of Morpheum of $649,000, less the investment in assets acquired from Wurld Media of $3,174,000 in 2007 and the cash used in the investment in MyVideoDaily of $250,000 in 2007.

Net cash provided by financing activities was $17,195,000 for the nine months ended September 30, 2008 compared to $23,470,000 for the nine months ended September 30, 2007. These amounts primarily consisted of net proceeds of $14,710,000 from the May 2008 private placement, $2,500,000 from KIT Media in September 2008 and net proceeds from the private placement of $23,875,000 in May 2007.

May 2007 Financing

Below is a description of the financing we completed during the year ended December 31, 2007.

On May 4, 2007, we entered into a Securities Purchase Agreement pursuant to which we sold an aggregate of 10,000,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock to 31 accredited investors (the “May 2007 Financing”). The offering closed on May 10, 2007. The shares of common stock were sold at a price of $2.50 per share or an aggregate of $25,000,000. Each investor was issued warrants to purchase a number of shares of common stock equal to 30% of the number of shares of common stock purchased. The warrants have an exercise price of $4.50 per share and a term of five years. At any time at which the market price of our common stock exceeds $6.00 for ten trading days during any 20 consecutive trading days, we may elect to call the warrants, provided that the shares underlying such warrants are registered pursuant to a registration statement and provided further that in no event will the number of shares that may be acquired by the holder in the event we call the warrant will result in the holder’s ownership of more than 4.9% of our common stock, for purposes of Section 13(d) or Section 16 of the Securities Exchange Act.

Merriman Curhan Ford & Co., a registered broker-dealer, acted as the placement agent for the sale of the securities in this transaction.

Market Risks

We conduct our operations in primary functional currencies: the United States dollar, the British pound, the Australian dollar and the Swedish krona. We currently do not hedge any of our foreign currency exposures and are therefore subject to the risk of exchange rate fluctuations. However, we attempt to employ a “natural hedge” by matching as much as possible in like currencies our client revenues with associated client delivery costs. We invoice our international customers primarily in U.S. dollars, British pounds, Euros, Swedish kronor and Australian dollars.

We are exposed to foreign exchange rate fluctuations as the financial results of foreign subsidiaries are translated into U.S. dollars in consolidation and as our foreign currency consumer receipts are converted into U.S. dollars. Our exposure to foreign exchange rate fluctuations also arises from payables and receivables to and from our foreign subsidiaries, vendors and customers. Foreign exchange rate fluctuations had a negative impact on our revenues as reported in US dollars in the three months ended September 30, 2008.

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit credit exposure. We believe that no significant concentration of credit risk exists with respect to these investments.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the wide variety of our customers who are dispersed across many geographic regions. We routinely assess the financial strength of customers and, based upon factors concerning credit risk, we establish an allowance for uncollectible accounts. Our management believes that accounts receivable credit risk exposure beyond such allowance is limited.

 Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since our inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. This condition raises substantial doubt about our ability to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenues, although there can be no assurance thereof. On April 16, 2008, the Company was provided with notice of exercise by KIT Capital of its right pursuant to Section 4.5 of the Executive Management Agreement between the Company and KIT Capital dated December 18, 2007 to purchase $5,000,000 of the Company’s common stock, provided that the Company approve the issuance of certain warrants in exchange for KIT Capital foregoing certain rights granted to it in the Executive Management Agreement. On May 8, 2008, the Company entered into the May Financing, pursuant to which the Company sold an aggregate of $15,000,000 of shares of common stock and warrants to accredited investors. Having completed the May Financing, the Company does not anticipate that it will need to raise additional capital to achieve its operational and acquisition growth plan.  The consolidated financial statements included in this prospectus do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Impact of Inflation

We believe that inflation has not had a material impact on our results of operations for the nine months ended September 30, 2008. We cannot assure you that future inflation will not have an adverse impact on our operating results and financial condition.

Critical Accounting Policies and Estimates

The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management’s judgment, with financial reporting results relying on our estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The SEC has issued cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management’s most difficult subjective or complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments and estimates. On an ongoing basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived tangible and intangible assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in our financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition. Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided. We may enter into agreements whereby we guarantee a minimum number of advertising impressions, click-throughs or other criteria on our websites or products for a specified period. To the extent these guarantees are not met, we may defer recognition of the corresponding revenue until guaranteed delivery levels are achieved.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from our customers not making their required payments. Based on historical information, we believe that our allowance is adequate. Changes in general economic, business and market conditions could result in an impairment in the ability of our customers to make their required payments, which would have an adverse effect on cash flows and our results of operations. The allowance for doubtful accounts is reviewed monthly and changes to the allowance are updated based on actual collection experience. We use a combination of the specific identification method and analysis of the aging of accounts receivable to establish an allowance for losses on accounts receivable.

Tangible and Intangible Asset Impairment. We review our long-lived assets and identifiable intangibles for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made. In assessing the recoverability of our goodwill, we review goodwill for impairment at each reporting period to determine whether events and circumstances continue to support the indefinite useful life of the asset. Then, we perform the first step of the goodwill impairment test which compares the fair value of the reporting unit with its carrying value, including goodwill. The fair value of the reporting unit is based on expected future cash flows associated with the group of assets. This valuation method is used if quoted market prices are not available. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test shall be performed. The second step, used to measure the amount of impairment loss, compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

Recently Issued Accounting Standards

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)), which replaces SFAS No. 141, “Business Combinations.” SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS 141(R) may have on our financial statements and believe it could have a significant impact if business combinations are consummated. However, the effect is indeterminable as of June 30, 2008.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating this new statement and anticipate that the statement will not have a significant impact on the reporting of our results of operations.

DESCRIPTION OF BUSINESS

Corporate History

KIT digital, Inc. was incorporated in August 1998 under the laws of the State of Delaware as Virilitec Industries, Inc. We were not successful in implementing our original business plan, and our management determined that it was in the best interests of our stockholders to attempt to acquire an operating company. As a result, we terminated all of our existing contracts and were inactive until we acquired KIT Media Corporation (“KIT Media”) (formerly ROO Media Corporation), a Delaware corporation, in December 2003.

On December 2, 2003, Virilitec Industries, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec Industries, ROO Media, Jacob Roth and Bella Roth, entered into an Agreement and Plan of Merger. Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, VRLT Acquisition Corp. was merged with and into KIT Media. As a result of the merger, Virilitec Industries, through VRLT Acquisition Corp., acquired 100% of the capital stock of KIT Media. All of the issued and outstanding shares of capital stock of KIT Media held by the stockholders of KIT Media were cancelled and converted into the right to receive an aggregate of 2,960,000 shares of common stock of Virilitec Industries. The separate corporate existence of VRLT Acquisition Corp. ceased, and KIT Media continued as the surviving corporation in the merger, as a wholly-owned subsidiary of Virilitec Industries.

In connection with the merger, we agreed to cause the resignation of all of the members of our board of directors and appoint new directors as designated by the Chairman of the Board of KIT Media. As additional consideration for the 2,960,000 shares of common stock of Virilitec Industries, (i) KIT Media paid to Virilitec Industries $37,500 cash prior to the execution of the Agreement and Plan of Merger, (ii) KIT Media paid an aggregate of $100,000 of Virilitec Industries’ total $162,500 of liabilities as reflected on Virilitec Industries’ balance sheet on the closing date of the merger, and (iii) KIT Media paid Virilitec Industries’ $62,500 debt to Jacob Roth, Virilitec Industries’ former Chief Executive Officer.

Overview of Our Business

We, through our operating subsidiaries, are in the business of providing Internet software products and solutions that enable our customers to distribute video content through Internet websites and mobile devices. Our core activities include video player deployment, ingestion and transcoding, localization, content syndication, digital rights management, hosting, storage and content delivery. We currently provide video solutions for over 600 websites internationally through our offices in Dubai, Melbourne, Stockholm, London, Toronto, New York, Cairo, Singapore and Bogotá. In 2007, more than 85% of our revenues were generated in the Asia Pacific and European zones. To support the core IPTV enablement, we provide integrated marketing solutions including strategic planning, creative services, media planning and buying, design services, brand and retail advertising, data management and analytics.

Development of Our Business

Our consolidated financial statements include the accounts of KIT digital, Inc., its wholly-owned subsidiary KIT Media, its wholly-owned subsidiary Bickhams Media, Inc. (“Bickhams”), its 51%-owned subsidiary Reality Group Pty. Ltd (“Reality Group”), its wholly-owned subsidiary Kamera Content AB (“Kamera”) (included as of the acquisition date of May 19, 2008) and its wholly-owned subsidiary KIT HD, Inc. Included in the consolidation with KIT Media are KIT Media’s wholly-owned subsidiary KIT digital Pty. Ltd. (formerly ROO Media (Australia) Pty Ltd.) and KIT digital Pty Ltd.’s wholly-owned subsidiary Undercover Media Pty. Ltd., its wholly-owned subsidiary KIT digital Limited (formerly ROO Media Europe Pty Ltd), its wholly-owned subsidiary KIT Broadcasting Limited (fomerly ROO Broadcasting Limited), its wholly-owned subsidiary Sputnik Agency Pty. Ltd. (formerly Factory212 Pty. Ltd.) and its wholly-owned subsidiary KIT TV Pty Ltd. (fomerly ROO TV Pty Ltd.). Included in the consolidation with Bickhams is Bickhams’ wholly owned subsidiary VideoDome.com Networks, Inc. Included in the consolidation with Kamera are Kamera’s 95%-owned subsidiary Kamera (S) PTE Ltd and its 55%-owned subsidiary Swegypt Company for Telecommunications (S.A.E).  During 2001 and 2002, KIT Media focused on developing and refining its products and solutions, and commenced commercial sales of its solutions in late 2003. KIT Media developed a technology platform specifically designed to provide a cost effective, robust and scalable solution to manage and syndicate video content over the Internet. The recent acquisition of Kamera has extended our video content management software and distribution capabilities beyond the Internet to the mobile network context.

Sputnik Acquisition

On March 31, 2008, we entered into Share Purchase Agreements (the “SPA”) with shareholders holding 100% of shares in Sputnik Agency Pty. Ltd. (“Sputnik”), an Australian entity (the “Sellers”). The closing date was initially set for April 30, 2008 (the “Closing Date”) and was extended to May 12, 2008 through amendments to the SPA. The closing took place on May 14, 2008.

Prior to the closing, we, through our wholly-owned subsidiary in Australia, ROO Broadcasting Limited (“ROO Broadcast”), was a provisional 51% shareholder in Sputnik, with the 51% ownership in Sputnik being subject to the payment of certain earn-out provisions (“Earn-Out Payment”) by ROO Broadcast in order to remain in force.

Pursuant to the terms of the SPA, we consummated the original 51% ownership and acquired the remaining 49% interest in the Sputnik by acquiring 490 additional shares (the “Shares”) from the Sellers. The purchase price for the Shares was $1,774,056 (the “Purchase Price”), with $1,023,683 of this total paid in cash and the remainder paid in a non-cash transaction as described below.

The Purchase Price was based upon Sputnik not having any Net Liabilities (as defined below) on the Closing Date. The existence of any Net Liabilities by the company on the date of the Closing would reduce on a dollar-for-dollar basis the Purchase Price. For these purposes, “Net Liabilities” means (x) the sum of long-term debt, short-term debt, accounts payable and contingent liabilities, minus (y) the sum of cash on hand, cash equivalents (including marketable securities) and accounts receivable. There were no Net Liabilities at Closing.

The Purchase Price was further subject to reduction (but not increased) as follows:

•
In the event Sputnik’s Net Revenue (as defined below), as reported in its audited financial statements, was less than 90% of Sputnik’s Net Revenue represented to us, the Purchase Price would be reduced by an amount equal to the percentage by which such actual Net Revenue was less than the Net Revenue represented to us. For these purposes, “Net Revenue” means Sputnik’s gross revenues, minus customer rebates, refunds and uncollectible accounts receivable.

•
In the event Sputnik’s Net Assets, as reported in the audited financial statements, were less than 95% of the company’s Net Assets as represented to us, then the Purchase Price would be reduced by the dollar amount of the full reported variance. For these purposes, “Net Assets” means Sputnik’s assets, minus Sputnik’s liabilities.

•	All reductions of the Purchase Price would be reduced on a dollar-for-dollar basis from the Purchase Price payable with the reduction being applied proportionally between Sellers.

There were no negative fluctuations to the Net Revenues or Net Assets; therefore, there were no adjustments made to the Purchase Price at Closing.

In addition to the Purchase Price, the Earn Out Payment in the amount of $2,788,793 was paid to the Sellers at Closing, in cash.

From the Purchase Price and the Earn-Out Payment, the sum of $282,201 was held back in Escrow against warranties provided by the Sellers in the SPA.

We had an outstanding shareholder loan owed to us by Reality Group Pty. Ltd. (“Reality”), an Australian entity, in the fully compounded amount of A$964,508 as of February 29, 2008 (“Corporate Loan”). We are a 51% shareholder in Reality. In addition, Reality has a loan in the fully compounded amount of A$373,980 as of February 29, 2008 (“Directorial Loan”) owed to Reality by Grant Lee (“Lee”), one of the Sputnik Sellers who is also a shareholder in Reality. Lee agreed to satisfy, as part of the Sputnik acquisition, repayment of the Directorial Loan to us and his pro rata share of the Corporate Loan. The loans were satisfied through the transaction as follows:

•
the sum of $602,759, from the Purchase Price, payable to Lee for his Shares for his remaining 49% ownership in Sputnik, was applied dollar-for-dollar against 49% of the Corporate Loan and 100% of the Directorial Loan on a pro rata basis (the “Lee Payments”); and

•	the sum of $147,614, payable to Mike Bollen for his Shares, for his remaining 49% ownership in Sputnik, was applied dollar-for-dollar against 49% of the Corporate Loan (the “Bollen Payment”).

It was further agreed that if any surplus remained of the Corporate Loan and the Directorial Loan, after the Lee Payments and the Bollen Payment, at the election of Lee and Bollen, respectively, such surplus would be paid in cash to the relevant party, or used to enhance the party’s equity ownership in Reality by an allocation of shares based on a valuation of Reality to be determined by an independent third party mutually agreed upon by us, Bollen and Lee, and with the cost of the third-party valuation to be borne by us, so long as it is not in excess of $30,000. This valuation would be completed within 30 days of the date of the election by Bollen and/or Lee.

Sputnik Sellers, Gavin Campion (now our President), Josie Brown and Nick Cummins were each required, as part of the acquisition, to remain in the employment of Sputnik or us by entering into employment agreements (the “Employment Agreements”), pursuant to which each would: (i) receive salary, benefits, options issuances, incentive compensation and termination and severance payments commensurate with similarly-situated executives of our company; (ii) to the extent they own shares of our common stock, be entitled to the substantially same rights and privileges as the other common stockholders, including the right to participate in a change of control event of our company and the right to receive any distributions made by us; and (iii) as partial consideration for the Sputnik acquisition, agree to intellectual property assignment, non-disclosure, non-compete and non-solicit covenants during the term of his employment and for a period of two years thereafter.

At Closing, we paid the Sellers an aggregate of $3,530,275, net of (i) the $282,201 held back in Escrow against warranties provided by the Sellers in the SPA and (ii) the $750,373 in total from the Lee Payments and Bollen Payment to satisfy the Corporate Loan and Directorial Loan.

Kamera Acquisition

On May 19, 2008, we entered into a definitive Share Purchase Agreement (“Kamera SPA”) with Kamera Content AB, a Swedish company that is in the business of development, operation and sale of content for mobile and online distribution (“Kamera”). Upon entry into the Kamera SPA, we assumed day-to-day management and control of Kamera. Closing was set for no later than three days after June 30, 2008, or earlier subject solely to completion of the following conditions, either or both of which can be waived at any time by us:

•
the Sellers delivering to us the physical share certificates for all the shares in Kamera sold to us pursuant to the Kamera SPA (“Sale Shares”) as of June 8, 2008 and at the latest on June 30, 2008; and/or

•	by communicating to Sellers that we have filed a registration statement with the SEC, in connection with our recently-completed financing.

Pursuant to the terms of the Kamera SPA, the consummation of the acquisition was predicated upon several administrative items, including the physical delivery of Kamera stock certificates to us and a working capital calculation as of May 18, 2008 (the “Completion Items”). The Completion Items were satisfactorily complied with by June 25, 2008, and as such the acquisition was completed on that date.

The Purchase Price for 100% of the shares in Kamera (the “Total Shares”) was based on a minimum of 90% of the Total Shares tendering for purchase by us, and the Kamera SPA provided for an adjustment to the Purchase Price to reflect the number of Sale Shares as a percentage of the Total Shares purchased by us at Closing.

The Purchase Price is in the form of a combination of cash and stock consideration as follows, based on a debt-free Kamera and neutral working capital at Kamera at the time of Closing.

The Cash Consideration was $4,500,000 payable at Closing, less (i) $300,000, plus accrued interest paid by us to Kamera previously as an advance against the Cash Consideration, pursuant to a Content Distribution Agreement signed between Kamera and us on March 12, 2008, (ii) a $500,000 deposit (the “Deposit”) paid into Kamera’s escrow agent on May 19, 2007 as a further advance against the Cash Consideration, (iii) a working capital adjustment based on neutral working capital as of May 18, 2008, and a dollar-for-dollar adjustment for any negative working capital at that date, and (iv) an escrow amount of SEK 900,000 (approximately $150,000 at Closing) to be set aside in the event that any minority shareholder refuses to sell his/her Shares and drag-along provisions under Swedish law need be exercised.

Stock Consideration, subject to performance criteria as set forth below: (a) $1,500,000 equivalent in shares in our or our successor (the “KIT Shares”), with the number determined based on the ten-day trailing weighted average market trading price six months from Closing, issued six months from Closing; (b) $1,500,000 equivalent in KIT Shares, with the number determined based on the 20-day trailing weighted average market trading price 13 months from Closing, issued 13 months from Closing; and (c) subject to our achieving certain performance criteria, $3,000,000 equivalent in KIT Shares, with the number determined based on the 20-day trailing weighted average market trading price 21 months from Closing, issued 21 months from Closing.

Notwithstanding the above, we have the right in our sole discretion to substitute payment in cash as an alternative to the issuance of the KIT Shares. Additionally, if the KIT Shares cease to be listed on a recognized stock exchange (the OTC Bulletin Board constitutes a recognized stock exchange), any Stock Consideration still outstanding at such time is to be paid in cash instead of KIT Shares.

The performance criteria for the allocation of the KIT Shares set forth in the Stock Consideration paragraph above are the following:

•
The parties have determined that particular employees identified in the SPA will be retained in the continuing operation at least to the following extent: a minimum 75% of the employees in question will be retained during 12 months from the Closing and a minimum of 65% of these employees be retained during 21 months from the Closing. The Key Personnel will be retained in the employment of our company for a period of 21 months from Closing; provided that any termination by us of the employment of a Key Personnel will not mean that this criteria has not been met, unless the termination qualifies as a termination based on personal reasons according to the Swedish Employment Protection Act.

•
Clients must be retained in any ongoing operations and 80% of Kamera’s existing clients as of April 1, 2008 (“Existing Clients”) must continue as clients through March 31, 2009, and revenue from Existing Clients must have grown during that 12-month period by more than 10%. However, if revenue growth is more than 10% from the Existing Clients in the 12 months ending March 31, 2009, a correspondingly (number of percentage units by which revenue growth exceeds 10%) lower percentage of client retention is acceptable provided that the client retention is not below 60%.

•
Clients must be retained in any ongoing operations and 70% of Existing Clients must continue as clients through December 31, 2009 and revenue from these clients must have grown during that nine-month period by more than 8%. However, if revenue growth is more than 8% from Existing Clients as of April 1, 2009 in the nine months ended December 31, 2009, a correspondingly (number of percentage units by which revenue growth exceeds 8%) lower percentage of client retention is acceptable provided that the client retention is not below 50%.

•
The revenue generated through our mobile business (including the results of the mobile business at Kamera on a pro forma basis) during the 12-month period from April 1, 2007 to and including March 31, 2008, which will be determined prior to Closing, must be at least maintained in the period of 12 months from April 1, 2008 to and including March 31 2009, and increased by 10% in the 12-month period from April 1, 2009 to and including March 31, 2010.

Kamera is based in Stockholm, Sweden, with certain back-office operations in Cairo, Egypt. Through its proprietary software and content distribution agreements, Kamera enables corporate clients such as Vodafone, MSN, Orange, Telefonica, O2, Hutchinson and China Mobile to deliver IPTV channels to their customers over mobile and online networks. Kamera’s content library includes localized, ready-to-publish clips from ABC News, Associated Press (AP), SNTV and others, and its proprietary ingestion engine allows for video content to be transcoded into a variety of mobile/digital formats.

Morpheum Acquisition

On September 2, 2008, we entered into a definitive stock purchase agreement (“SPA”) to acquire Melbourne, Australia-based Morpheum, one of Asia’s leading providers of web-based content management systems (“CMS”). Morpheum’s award-winning software, LanternCMS, will become a key part of our device-agnostic IPTV platform.

Morpheum generated approximately $2.4 million in revenues and approximately $100,000 in EBITDA in the trailing 12 months through June 30, 2008. Management estimates that, after the immediate realization of synergies, the acquisition will contribute $1.0 million in revenues and $300,000 in EBITDA to our overall results in the last four months of 2008.

Under the terms of the acquisition, we purchased 100% of Morpheum’s shares at a price of A$950,000 (approximately $836,000), with 7.5% of the consideration held in escrow for six months to cover unforeseen contingencies. Closing of the SPA was effective on September 2, 2008.

Morpheum generates 100% of its revenue in the Australasia and Asia-Pacific regions, with particular strength in national, state and local government verticals. We have been focused on expanding our business with government clients globally, a development which should be accelerated by the Morpheum acquisition. Morpheum’s public and private sector client roster includes Australia’s Department of Veteran Affairs and National Water Commission, Vodafone, OXFAM, VicSuper, McKesson Asia-Pacific, NSW Health, Film Victoria and the City of Sydney (Australia).

We will fully integrate LanternCMS into our video asset management solution, KIT VX, augmenting our technology product offering to allow for broader web-based content management. The integration of LanternCMS into the KIT VX platform will also immediately reduce our operating costs by cutting out certain third-party software suppliers, and allowing us to deliver a complete, end-to-end digital media asset management solution to its clients.

The combination of Morpheum with our company unites two innovative companies, serving media, government, automotive, financial services, retail and other global brands looking to leverage the power of IPTV.

Key strengths expected from the combination include:

Creation of a complete CMS solution. The addition of Morpheum’s LanternCMS product enables us to offer an even more robust digital asset management solution. Currently, KIT VX enables the management of video-based digital assets. Lantern increases that capability to management of the totality of web assets.

Strengthened presence in Asia-Pacific region. Morpheum’s clients are exclusively located in Australasia and Asia broadly, our most important region by aggregate revenue.

Addition of new client verticals. The incorporation of Morpheum’s government-based and CMS-focused clients to the KIT roster gives us immediate credibility in verticals already identified as important to our future growth.

Increased revenue growth, profitability and cash flow over time. Our global business development team will have additional capabilities to offer clients, particularly in integrated web offerings and set-top-box (“STB”) deployments.

Cost efficiencies in the delivery of CMS solutions. We currently outsource these functions; bringing CMS capabilities in-house should result in considerable cost savings. Our previous deployments of the LanternCMS with clients ensure smooth integration into the existing KIT VX product suite.

Veteran leadership addition to KIT digital management team. The integration of Matt Harris into our management team provides deep business development and CMS-specific expertise in the Asia-Pacific zone that can be leveraged globally.

Operations Strategy

Our mission is to provide full service, white-label, device agnostic IP-based video solutions that connect our clients brands and their target markets in ways that generate a positive return on their investment (ROI). These video platform solutions can be deployed in browser, mobile device and closed-network IPTV contexts.

Our new business strategy focuses on high-growth international markets in corporate verticals such as Media & Publishing, Telecommunications, Automotive, Financial Services, Real Estate and Government. An important element of this strategy is establishing regional and vertical selling partners with appropriate synergistic products and services to facilitate new sales channels for our video solutions.

Our product strategy is focused on market- and client-led product development as opposed to speculative research & development. We endeavor not to stray from direct platform development work, and therefore our product development strategy includes partnerships with discrete best-in-class technologies (e.g., Viewdle, Pando and Abacast). These partnerships extend across both online and mobile network deployments.

Our corporate content strategy is led by our clients’ proprietary content and their third-party content needs, in order to monetize our clients’ interactions with their target markets. Serving this end, we syndicate content from over 100 discrete sources, and endeavor to use this content to magnify the value created between our clients’ brands and the behavioral outcomes of the target market.

We are focused on an enabling advertising model for our clients, as opposed to direct ad sales. In supporting ad sales enablement for our clients, we provide ad operations, integration, creative services and ad reporting tools. These services coalesce into an advertising model that provides clients with the tools and training to monetize advertising in the IPTV market (both browser- and mobile device-based).

We continue to pursue a mergers and acquisitions strategy that seeks to identify companies compatible with our business model as described above. We are primarily interested in acquisitions that fit this criterion and are initially or pro forma accretive.

Strategic Relationships

Viewdle, Inc. On March 26, 2008, we announced that we had negotiated a letter of intent (the “Viewdle LOI”) to enter into a strategic partnership with Viewdle, Inc., whereby Viewdle will provide, with limited exclusivity, its facial recognition-based video search to our customers in the business-to-business IPTV platform marketplace. According to the Viewdle LOI, Viewdle will integrate its video search capability into our video player to offer a seamless user experience as either a stand-alone product or integrated with a broader solution. We and Viewdle have begun to integrate product offerings and we expect live customer deployment in the fourth quarter of 2008. The Viewdle LOI contemplates limited form exclusivity for us, where our direct competitors will not be able to use or integrate the Viewdle technology during the course of the agreement signed between the companies.

Viewdle, Inc. was founded to improve video search by solving the inefficiencies inherent in using text-based metadata and other existing tools for indexing video. Viewdle’s core technology is the Viewdle Engine, a facial-recognition powered digital media platform for indexing, searching and monetizing video assets.

Abacast and Pando Networks. On January 30, 2008, we partnered with Abacast, Inc. and Pando Networks, Inc. to offer current and future customers peer-to-peer (“P2P”) streaming solutions that deliver live streaming and video-on-demand (VoD) through the KIT digital player. Through this partnership with Abacast and Pando, we will be able to offer these P2P products as white-label solutions to our international network of customers with the expectation of increasing streaming quality while reducing associated bandwidth costs. As part of the agreement, we have exclusive access to the technology of Abacast and Pando vis-à-vis certain of our direct competitors. We anticipate that Abacast and Pando will work with us to integrate their respective technologies into the KIT digital player environment to facilitate a seamless end-user experience, offering both solutions through the single KIT digital client application.

Through the partnership, Abacast is expected to supply its hybrid P2P/CDN solution for live streaming content, while Pando is expected to provide managed P2P distribution services for VoD content. Abacast and Pando, which are both privately-held companies, reported having a combined installed base of approximately 62 million individual customers as of January 30, 2008.

News Corporation. On January 25, 2007, we entered into an agreement with News Corporation (“News Corp”). The agreement provides for the issuance of 2,000,000 shares of our common stock upon execution of the agreement, which were held in escrow and released to News Corp on January 1, 2008, if the average monthly revenues from News Corp and its affiliates for the three-month period ended December 31, 2007 is not less than the revenue from News Corp and its affiliates for the one-month period ended December 31, 2006 (the “Revenue Target”). The agreement provided that if the Revenue Target was not met, we were to issue to News Corp warrants to purchase 2,000,000 shares of our common stock which were to be exercisable for a term of two years at a price of $2.70 per share. The exercise price of the warrants was subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like. The agreement provided for the release of the shares to News Corp upon a change of control, so long as the average monthly revenue from News Corp and its affiliates during the three months prior to the change of control was not materially less than the Revenue Target. On February 7, 2008, the escrowed shares were released to News Corp upon the achievement of the Revenue Target.

We also agreed to issue an additional 2,000,000 shares of our common stock to News Corp if within three years of the date of the agreement the average monthly revenue from News Corp and its affiliates for any consecutive three-month period equals at least six times the Revenue Target. Further, we agreed that if the foregoing is not timely achieved, we will issue to News Corp warrants to purchase 2,000,000 shares of our common stock which will be exercisable for a term of two years at a price of $2.70 per share. The exercise price of the warrants will be subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like. We have granted News Corp piggy-back registration rights in connection with shares issuable to News Corp pursuant to the agreement.

Intellectual Property

We depend on a portion of technology licensed to us by third parties and a portion owned and developed by us. We license technology from third parties, including software that is integrated with internally-developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and damage our reputation.

Our Products and Services

The evolution of our business model has redefined our core service as:

Marketing services-driven IPTV solutions. Our strategy is to assist our clients not only in the deployment of world-class IPTV technology and content solutions, but also to guide our clients (and the industry as a whole) in the monetization of IPTV in both online and mobile contexts, thus leading and growing the overall IPTV enablement category.

With this marketing services focus to our technology solutions, we provide:

•	An enterprise-class digital asset management platform for ingesting, meta-tagging, storing and publishing video content;

•	Transcoding and content delivery services;

•	Content localization, editing and repurposing capabilities;

•	strategic planning relating to brand, marketing and communications;

•	media planning and buying;

•	interactive creative services;

•	Ad sales enablement, including ad operations, platform integration and ad reporting;

•	Technical development and support; and

•	Data management and modeling.

“KIT VX” video solutions. We build customized video solutions for specific customers or industry segments. Our platform has been designed to be flexible, scalable and device-agnostic, allowing for the delivery of video via Internet protocol to computers, mobile phones or Internet-enabled televisions.

KIT syndication of licensed video content. We provide a turnkey solution for customers located throughout the world to activate licensed topical video content on their websites. We supply our wholesale clients with a cost-effective solution whereby the client receives the licensed video content it selects, such as news, business, music, fashion, entertainment and travel, as well as the technology to integrate the video into websites and mobile content platforms, daily management and updating of the content, and regular reporting on the types and form of content being viewed.

Our platform has been developed around providing multiple corporate verticals the ability to:

•	Increase online and mobile media revenues;

•	Increase brand recognition;

•	Increase and retain competitive advantages;

•	Improve users’ buying and viewing experience; and

•	Reduce the divide between the IPTV and offline media experience.

Our KIT VX technology platform provides:

•	Digital asset management;

•	The ability to manage multiple video properties through a single interface;

•	Content transcoding to ease penetration into multiple mediums and platforms;

•	Hosting and delivery;

•	Marketing tools;

•	Search engine tools;

•	Geo-targeting capabilities around content and advertising;

•	The ability to easily share content with friends;

•	RSS reader linking;

•	The capability to program a commercial to run a specific amount of times or between a selected range of dates;

•	The capability to program a commercial to run within a selected content category; and

•	Deep reporting including how many times content or an advertisement has been viewed, unique traffic data and the duration of viewing time and geographic penetration.

Interactive advertising.   Our operating subsidiary Sputnik is an online marketing services company providing integrated online marketing solutions, as agency services for client businesses. Services include strategic planning services, creative services, media planning and buying, technical development, data management and modeling.

Traditional Advertising. Our operating subsidiary Reality Group Pty. Ltd. is a diversified communications agency that combines various forms of media for client campaigns, such as incentive programs, internal communications, CRM, brand planning, sales promotion, brand identity, sponsorships, online and mobile new media advertising and media planning.

Our Industry

Our industry is focused on the provision of technology, content, advertising tools and marketing solutions to consumer brands and content providers. Our proprietary end-to-end video platform enables publishing, management and distribution of content, as well as advertising integration and community-building, in both online and mobile network contexts. Interactive marketing services in our industry segment help clients grow their business by developing online and mobile solutions that drive traffic, create new revenue streams and extend clients’ brands, supported by a fully integrated service offering, from creative development to trends tracking, media and strategy planning and online video content syndication.  An integrated online and mobile video platform can be buttressed by integrated advertising agency services, including media buying and planning, creative development, packaging and brand consultation.

Competition

While there are only a few industry participants similar to us that provide a range of products and services in connection with the provision, enablement and distribution of video content over the Internet and to mobile devices, there are a number of competitors that provide certain elements of the products and services we offer, including:

•	Video content management and enablement;
•	Content provision and syndication; and
•	Video-centric interactive agency services.

We believe the key barriers to entry for the industry in which we operate are: (i) the intellectual property, timeframe and costs to develop commercially robust, feature-rich media delivery platforms for both online and mobile networks, (ii) established enterprise-class business relationships and (iii) the time and resources involved to build a relevant digital media data base of licensed video content.

Video content management and enablement. There are a number of companies that offer competing platforms for the management and enablement of video content for consumption via the Internet or mobile devices including Maven Networks, the Platform, Brightcove, uVu Mobile, Feedroom and Narrowstep.

Content provision and syndication. In connection with business-to-business content provision and syndication, there are a number of operators that compete with us including some of the companies named in the prior section around video content management and enablement but also operators that provide certain niche content along the verticals of news, sports, entertainment news etc. There are also business-to-consumer sites offered by the content producers themselves including Disney, Time Warner and CNN, all of which provide access to their own content in digital format over their own destination Internet portals. We do not necessarily compete with these business-to-consumer sites directly (in fact, we believe these sites are potential clients for us), but they do provide access to video content through Internet Protocol.

Video-centric interactive agency services. There exists a multitude of interactive marketing agencies globally. Some examples of participants in this market include Real Networks, Inc., a global provider of network-delivered digital media service and the technology that enables digital media creation, distribution and consumption, as well as interactive advertising agencies such as 24-7/Real Media, BurstMedia and Doubleclick, which was purchased by Google Inc. in March 2008.

We believe that as our market segment continues to grow, new competitors will enter the market and compete directly with us. We compete by offering unique products, flexible business models for our customers to generate revenue, exceptionally creative services, competitive pricing, and by continually developing and adding new functionality to our media management platform.

We believe that we set ourselves apart from the majority of our competitors by:

•	Our global client and sales footprint, including multicultural and multilingual client services (as opposed to U.S. focus only),

•	Our integrated online and mobile video content enablement capability (as opposed to online only), and

•	Our interactive agency/creative services capabilities (as opposed to software provision only).

Government Regulation

We are subject to risks associated with governmental regulation and legal uncertainties. Few existing laws or regulations specifically apply to the Internet, other than laws and regulations generally applicable to businesses. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), caching of content by server products, sweepstakes, promotions, and the convergence of traditional communication services with Internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. Other countries and political organizations are likely to impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our products and services, and may affect the growth of the Internet. Such laws or regulations may harm our business. Our products and services may also become subject to investigation and regulation of foreign data protection authorities, including those in the European Union. Such activities could result in additional product and distribution costs for us in order to comply with such regulation.

There is uncertainty regarding how existing laws governing issues such as illegal or obscene content and retransmission of media apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution or our business models.

The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13. We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

Research and Development

We continue to pursue opportunities to improve and expand our products and services and have dedicated resources which continue to review and enhance our technology platform and the products and solutions we offer. Currently, research and development is conducted internally, as well as through outsourcing agreements. We plan to consider opportunities to expand our current content categories to offer specific lifestyle, children’s content, sport, science and educational content.   We also plan to explore opportunities including both internal product development initiatives, as well as partnership opportunities with best-in-class providers of technology such as Viewdle, Pando Networks and Abacast (see “Strategic Relationships” above) to further enhance our distribution and technological infrastructure, and maintain our competitive position. We cannot assure you, however, that we will achieve our research and development goals.

Employees

As of July 7, 2008, we had a total of 137 full-time, 27 part-time employees and 15 consultants based in Asia, Europe, the Middle East and the Americas. We consider our relations with our employees and consultants to be good.

Properties

We have principal offices in Dubai, Melbourne (Australia), London, Stockholm, Toronto, New York, Cairo and Bogotá.

Our Dubai office is located at Dubai Media City, Building #9, Suite #107, Dubai, UAE.

Our main Melbourne office is located at 116 - 122 Chapel Street, Windsor 3181, Victoria, Australia. These premises consist of 8,611 square feet of office space. The lease period commenced for us on October 1, 2006 to coincide with the purchase of Sputnik and expires on June 30, 2013. Rent on these premises is (Australian dollars) 8,050 per month until June 30, 2008, and is scheduled monthly as follows: from July 1, 2008 to June 30, 2009, (Australian dollars) 8,453, from July 1, 2009 to June 30, 2010, (Australian dollars) 8,875, from July 1, 2010 to June 30, 2011, (Australian dollars) 9,319, from July 1, 2011 to June 30, 2012, (Australian dollars) 9,785, from July 1, 2012 to June 30, 2013, (Australian dollars) 9,785.

 We have another Melbourne office located at 210 Albert Road, South Melbourne 3205, Victoria, Australia. These premises consist of 18,654 square feet of office space. The lease period commenced July 15, 2006 and expires on July 14, 2011. Rent on these premises is: from July 15, 2008 to July 14, 2009, (Australian dollars) 49,104, from July 15, 2009 to July 14, 2010, (Australian dollars) 50,628, from July 15, 2010 to July 14, 2011, (Australian dollars) 52,214.

Our London office is a serviced office located at 3 More London Riverside, London SE1 2RE, United Kingdom These premises consist of approximately 1,400 square feet of office space. The lease period commenced on May 5, 2008 and expires on May 31, 2009. Rent on these premises is 7,630 pounds per month.

Our Stockholm office is located at Drottninggatan 92-94 111 36, Stockholm, Sweden. These premises consist of approximately 700 square feet of office space. The lease period expires on December 31, 2008. Rent on these premises is approximately $13,500 per month which is paid quarterly in advance.

Our Toronto office is located at 2595 Skymark Avenue, Mississauga, Ontario. These premises consist of approximately 6,000 square feet of office space. The lease period commenced on July 1, 2008 and expires on August 30, 2011. Rent on these premises is approximately 11,000 Canadian Dollars per month.

Our New York office is located at 228 East 45th Street, 8th Floor, New York, NY 10017. These premises consist of 9,000 square feet of office space. The related sublease agreement expires November 29, 2008. Rent on the premises is $19,214 per month.

Our Bogotá office is located at Cra 7 #74-64 Edificio Corficaldos, Of 1203, Bogotá, Colombia. The lease of our Bogotá office commenced on February 2, 2008 and expires on January 31, 2009. Rent on the premises is approximately $800 per month.

Legal Proceedings

Other than as set forth below, we are not a party to any pending legal proceeding nor is our property the subject of a pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved.

Our wholly-owned subsidiary, KIT HD, Inc., has been served as a defendant in a lawsuit entitled Julie Vittengl et al. vs. KIT HD, Inc., a purported class action pending in New York Supreme Court, Saratoga County. The suit, brought by four former employees of Wurld Media, Inc. (“Wurld”) purportedly on behalf of themselves and “others similarly situated,” claims that KIT HD’s acquisition of certain assets of Wurld was a fraudulent conveyance and that KIT HD is the alter-ego of Wurld. Plaintiffs seek the appointment of a receiver to take charge of our property in constructive trust for plaintiff and payment of plaintiff’s unpaid wages and costs of suit, both in an unspecified dollar amount. KIT HD timely filed its answer to the complaint, and there have been no further developments. KIT HD believes the suit is without merit and will defend it vigorously.

On December 24, 2007, Rick Gell and Todd Pavlin, two former consultants of KIT Media sued that entity together with us and our Founder and former Chairman Robert Petty and KIT Media’s former President and Chief Operating Officer Steve Quinn in New York Supreme Court, New York County, alleging breach of an oral employment agreement, fraudulent inducement and other claims relating to the plaintiffs’ employment at KIT Media. Defendants’ motion to dismiss the complaint was argued to the Court in June 2008 and is fully submitted. A decision is expected before year end.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth, as of September 26, 2008, the names and ages of the members of our board of directors and our executive officers and the positions held by each.

Name	Age	Position

Kaleil Isaza Tuzman	36	Chief Executive Officer and Chairman of the Board of Directors

Gavin Campion	35	President

Robert Petty	43	Vice Chairman of the Board of Directors

Robin Smyth	54	Chief Financial Officer and Director

Kamal El-Tayara	37	Director

Daniel Hart	34	Director

Lars Kroijer	36	Director

Wayne Walker	49	Director

Kaleil Isaza Tuzman was appointed as Chief Executive Officer and Chairman of the Board of Directors effective January 9, 2008. Mr. Isaza Tuzman previously served as the President and Chief Operating Officer of JumpTV Inc. (TSX, AIM: JTV), a leader in broadcasting international television and sports over the Internet. He has been a venture capitalist and entrepreneur in digital media since the late 1990s, as managing partner of KIT Capital, a Dubai and New York-based merchant bank focusing on new media companies. Mr. Isaza Tuzman has served as Chairman and Chief Executive Officer of KPE, Inc., a leading digital media services company with clients such as Sony Entertainment, Viacom and Carnival Cruises, and as Chairman and Chief Executive Officer of govWorks, Inc., a venture-backed government technology services firm. Mr. Isaza Tuzman previously worked at Goldman Sachs, on investment banking and risk arbitrage teams. He has been a member of the Council on Foreign Relations, a U.S. trade representative, and was recently named one of the 100 Most Influential Hispanics by Hispanic Magazine. Mr. Isaza Tuzman graduated magna cum laude from Harvard University, with graduate certificates in International Relations from El Colegio de Mexio and in Latin American Studies from Harvard University. Mr. Isaza Tuzman is also on the Board of Directors of Automated Benefits (TSX Venture: AUT), Oakwood TAC, KIT Media Corporation, Reality Group Pty Ltd, Undercover Media Pty Ltd., KIT digital Pty. Ltd., KIT digital Limited, KIT Media, Ltd., Bickhams Media Inc, VideoDome.com Networks Inc, KIT Broadcasting Ltd, Sputnik Agency Pty Ltd and KIT TV Pty Ltd.

Gavin Campion was appointed as President effective April 1, 2008. Mr. Campion has served as managing director of Sputnik Agency Pty Ltd., an Australian-based interactive marketing agency. Under his leadership, Sputnik won the B&T Interactive Agency of the Year award in 2007. In 1999, Mr. Campion co-founded Reality Group Pty Ltd., a subsidiary of KIT digital, which is based in Melbourne, Australia. Since its formation, Reality Group has attracted blue-chip advertising clients such as Holden (General Motors), BP, TABCORP, Saab Australia, Tontine and Dennis Family Corp. Through 2008, Mr. Campion served as Chief Executive Officer of Shoppers Advantage, a leading Australian e-commerce company, and as a director of Presidential Card, Australia’s largest discount loyalty program.

Robert Petty  currently serves as Vice Chairman of the Board of Directors. Mr. Petty previously served as Chief Executive Officer, President and Chairman of the Board through January 8, 2008. Mr. Petty had also served as the President, Chief Executive Officer and Chairman of the Board of KIT Media Corporation since May 2001. From December 2002 to June 30, 2003, Mr. Petty was a Director of A. Cohen & Co, Plc. From 1999 to 2002, Mr. Petty worked in New York in various positions, including Chairman and Chief Executive Officer of Avenue Group, Inc. (AVNU) (formerly I.T. Technology Inc.) and President of VideoDome.com Networks, Inc., a middleware streaming media service provider. From 1997 to 1999, Mr. Petty was Manager of Electronic Business Services for e-commerce products for Telstra Corp. Mr. Petty is also on the Board of Directors of Petty Consulting Inc. and BAS Digital Pty Ltd.

Robin Smyth currently serves as our Chief Financial Officer and a Director. Mr. Smyth also served as our Chief Financial Officer from December 2003 through December 2006. Mr. Smyth was appointed as a Director on December 3, 2003, the effective date of the merger with KIT Media Corporation. Mr. Smyth became involved with ROO Media Corporation in 2002 and was appointed a Director in 2003. Since 1998, Mr. Smyth was a partner at Infinity International, a consulting and IT recruitment operation. During the period from 1990 to 1998, Mr. Smyth worked for three years as Executive Vice President of Computer Consultants International in the United States and for five years in London as Chief Executive Officer of Computer Consultants International’s European operations. Mr. Smyth was Secretary and a Director of the All-States group of companies involved in merchant banking operations, where he was responsible for corporate banking activities. Mr. Smyth is also on the Board of Directors of ROO Media Corporation, Reality Group Pty Ltd, Undercover Media Pty Ltd, Kit digital Pty. Ltd., KIT digital Limited, Bickhams Media Inc, KIT Broadcasting Ltd, Sputnik Agency Pty Ltd, KIT TV Pty Ltd, VideoDome.com Networks Inc. and Corporate Advice Pty Ltd.

Kamal El-Tayara was appointed as a Director and Chairman of our Audit Committee effective January 14, 2008. Mr. El-Tayara is the managing partner of MNA Partners, a Dubai-based merchant bank, and has served in such capacity since 2004. Mr. El-Tayara has more than 11 years of experience working in the investment banking and financial transactions arena in the Middle East and other markets. Prior to establishing his own firm, Mr. El-Tayara was with investment banks Merrill Lynch and Salomon Smith Barney. In early 2003, Mr. El-Tayara managed the corporate finance initiatives of MBC Group, MENA’s (Middle East and North Africa) largest media company, where he participated in the set up of Alarabiya News Channel, for which he acted as Chief Financial Officer. Mr. El-Tayara also set-up the Swiss EFG Bank in Dubai, for which he acted as the Dubai Head. Mr. El-Tayara is an electrical engineering graduate from the American University of Beirut (with distinction) and holds an M.B.A. from INSEAD in Fontainebleau, France. Mr. El-Tayara is fluent in English, French and Arabic.

Daniel Hart was appointed as a Director effective March 31, 2008. Mr. Hart is the founder and managing partner of River Road Ventures, a private equity and advisory firm. Mr. Hart’s background combines venture capital and financing experience with chief executive officer/operating experience and expertise in digital media, wireless, semiconductor, enterprise software and technology convergence. Mr. Hart most recently led River Road’s investments in Nextivity, a leading ASIC-based wireless products company, and Slipgate Ironworks, a highly-innovative massively-multiplayer online gaming studio. Prior to River Road Ventures, Mr. Hart founded Fundamental Capital, an investment partnership which pioneered the integration of operational leadership with early-stage venture capital, creating over $1.0 billion in market value in less than five years. Mr. Hart received a B.A. degree in economics from Harvard University.

Lars Kroijer was appointed as a Director and Chairman of our Compensation Committee effective February 7, 2008. Mr. Kroijer is the Chief Executive Officer of Holte Capital Ltd, a London-based special situations hedge fund which he founded in 2002. Prior to establishing Holte Capital, Mr. Kroijer served in the London office of HBK Investments focusing on special situations investing and event-driven arbitrage. In addition, he previously worked at SC Fundamental, a value-focused hedge fund based in New York, and the investment banking division of Lazard Freres in New York. Mr. Kroijer graduated magna cum laude from Harvard University and received an M.B.A. from Harvard Business School.

Wayne Walker was appointed as a Director and Chairman of our Compliance Committee effective January 14, 2008. Mr. Walker is the managing partner of Philadelphia-based Walker Nell Consultants, Inc. and Walker Bowman, PC and has served in such capacity since 2004. Mr. Walker has over 20 years of experience in corporate law and corporate restructuring. Prior to establishing Walker Nell, Mr. Walker was the Principal of Parente Randolph, LLC, an accounting and consulting firm in Philadelphia. He previously served as Senior Counsel of DuPont Corporation and as former Chairman of the global charity Habitat for Humanity. Mr. Walker received a J.D. degree from Catholic University in Washington, D.C. and a B.A. degree from Loyola University in New Orleans. He also studied finance for non-financial managers at the University of Chicago’s Graduate School of Business.

Board Composition

At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting of stockholders following election. The exact number of directors is to be determined from time to time by resolution of the board of directors.

Each officer is elected by, and serves at the discretion of, the board of directors. Each of our officers and employee directors devotes his full time to our affairs.

Board Committees

The board of directors has made the following appointments: Wayne Walker-Chairman of the Compliance Committee, Kamal El-Tayara-Chairman of the Audit Committee, and Lars Kroijer-Chairman of the Compensation Committee. We have also appointed the following: Kamal El-Tayara and Lars Kroijer as members of the Compliance Committee; Lars Kroijer and Wayne Walker as members of the Audit Committee, and Daniel Hart as a member of the Compensation Committee. All of our board committee members are considered “independent” directors.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer. The Code of Ethics has been filed with our amended annual report for the year ended December 31, 2003 on Form 10-KSB as Exhibit 14.1, filed with the SEC on March 2, 2004. Upon request, we will provide to any person without charge a copy of our Code of Ethics. Any such request should be made to Mr. Robin Smyth, Chief Financial Officer, KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2007, we believe that during the year ended December 31, 2007, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, except that Lou Kerner, Simon Bax and Stuart Ackerman did not timely file Form 3s.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the other named executive officers, for services as executive officers for the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	(Bonus) ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Robert Petty (1) Former Chief Executive Officer, President and Chairman of the Board	2007 2006 2005	$344,500 310,766 253,846		$600,000	(4)		$344,500 310,766 853,846

Robin Smyth (2)	2007	$250,000	$150,000				$400,000
Chief Financial Officer	2006	207,164					207,164
	2005	152,307		$150,000	(5)	$5,000	307,307

Lou Kerner (3) Former Chief Financial Officer and Principal Accounting Officer	2007 2006	$124,359 16,025	$75,000 25,000				$199,359 41,025

(1)
Mr. Petty currently serves as Vice Chairman as of January 9, 2008. Mr. Petty previously served as Chief Executive Officer, President and Chairman of the Board through January 8, 2008. Mr. Petty became our Chief Executive Officer, President and Chairman on December 3, 2003. Mr. Petty’s employment with us was terminated on March 26, 2008.

(2)
Mr. Smyth currently serves as Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. Mr. Smyth served as our Chief Financial Officer and Principal Accounting Officer from December 2003 through December 2006. Mr. Smyth became our Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and a Director on December 3, 2003.

(3)	Mr. Kerner was our Chief Financial Officer and Principal Accounting Officer from November 17, 2006 through August 2007.

(4)
On March 17, 2005, we issued 6,000,000 shares of series A preferred stock to Mr. Petty as a performance bonus. These shares have been valued at the equivalent of common stock valued as at the issue date.

(5)
On March 17, 2005, we issued 1,500,000 shares of series A preferred stock to Mr. Smyth as a performance bonus. These shares have been valued at the equivalent of common stock valued as at the issue date.

Options Grant Table

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Robert Petty	1,250,000	30%	$4.50	Mar. 2013
Robin Smyth	400,000	10%	4.50	Mar. 2013
Robert Petty	600,000	14%	2.20	Nov. 2010
Robin Smyth	450,000	11%	2.20	Nov. 2010
Lou Kerner	500,000	12%	2.20	Nov. 2010
Doug Chertok	100,000	2%	2.10	Jun. 2008
Doug Chertok	350,000	8%	2.20	Nov. 2010
Stephen Palley	100,000	2%	4.50	May 2013
Simon Bax	100,000	2%	4.50	May 2013
Scott Ackerman	100,000	2%	4.50	May 2013

Aggregate Option Exercises in Last Fiscal Year

No options were exercised by the named executive officers during the most recent fiscal year.

Director Compensation

With the exception of compensation paid to Messrs. Isaza Tuzman, Petty and Smyth pursuant to their employment agreements described below, all directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us. In addition, on March 17, 2008, a resolution was unanimously passed granting new directors the following compensation package:

•	Grant of stock options to purchase 285,000 shares of our common stock pursuant to our 2008 Incentive Stock Plan.

•
Annual compensation in the amount of $25,000, payable in arrears for the preceding calendar year on February 15 of every year beginning 2009, which may be paid in either cash or options (priced using the “Black-Scholes” options pricing model) or a combination of both. The form of payment (i.e., cash, options or a combination) will be determined by us in our sole discretion; provided that if we are EBITDA-positive in the preceding calendar year, such determination may be made by each independent director.

•
Fees of $2,000 per board meeting attended; $1,500 per committee meeting chaired; and $750 per committee meeting attended but not chaired. The foregoing fees will be discounted by 50% when meetings are attended or chaired telephonically. Payment will be made according to the same schedule and in the same manner as set forth in the paragraph above.

•	All dollar amounts set forth above will be increased by 50% immediately following the first fiscal quarter during which we are EBITDA-positive.

Employment Agreements

On December 18, 2007, we entered into an Executive Management Agreement (the “Management Agreement”) with KIT Capital for a term commencing on January 9, 2008 and terminating on January 9, 2011, unless sooner terminated or mutually extended. KIT Capital designated Kaleil Isaza Tuzman as Chief Executive Officer, Jamie Levine as Head of Communications, and Rosario Davi as Corporate Development Manager. The Management Agreement provides for aggregate compensation of all KIT Capital personnel and associated costs as follows: (i) $50,800 monthly, (ii) signing incentive payment of $68,500, and (iii) an incentive bonus equal to the greater of (x) the preceding 12 months’ base compensation or (y) the previous month’s monthly installment of base compensation multiplied by 12 if we achieve two consecutive quarters of profitability or our total monthly revenue equals or exceeds $6.0 million.

In addition, we agreed to grant to KIT Capital options to purchase 2,100,000 of our common stock, of which 700,000 options vested as of January 9, 2008, and the remainder vest pro rata on a monthly basis over a period of three years. The option price is $.1745 per share. We also agreed to create a synthetic or “phantom” stock plan pursuant to which we will grant “phantom” shares equal to 2,100,000 shares of our common stock which will vest pro rata on a monthly basis over a three-year period.

We agreed to use our best efforts to cause the holders of our preferred stock to agree to sell to KIT Capital up to 5,100,000 shares of preferred stock at a price of $.38 per share, within 15 days of receiving a written request from KIT Capital. Our failure to comply with our obligation to cause the holders of the preferred stock to agree to the sale will constitute a breach under the Management Agreement.

In addition, we agreed to permit the sale of (i) up to a maximum of $5.0 million of our common stock at a price per share of no higher than 15% to the closing price of our common stock on the date of the Management Agreement, and (ii) an additional $10.0 million of our common stock at a price not exceeding 90% of the five-day weighted average trading price of our common stock at the time of purchase, subject to board approval.

We agreed to use our best efforts to register the shares underlying the preferred stock and the common stock purchased under the Management Agreement.

Pursuant to Section 4.5 of the Management Agreement dated December 18, 2007 with KIT Capital, KIT Capital has indicated to us that it (or its affiliate) intends to exercise its right to purchase $5,000,000 of our common stock at a price of $.16 per share. As part of this investment, KIT Capital is in discussions with our board of directors to approve the issuance of certain warrants to KIT Capital in exchange for (i) the waiver of KIT Capital’s additional right under the Management Agreement to purchase 51% of our preferred stock (a security class that no longer exists); and (ii) the waiver of KIT Capital’s registration rights with respect to the shares of common stock underlying the $5,000,000 investment pursuant to the Management Agreement. As of the date of this prospectus, the independent members of our board of directors have yet to approve such proposals.

The Management Agreement provides that upon termination of that agreement or after the expiration date for any reason except cause (as defined in the Agreement), we will pay KIT Capital, in addition to any other payments due, a cash severance payment equal to the greater of (i) the total amount paid to KIT Capital during the preceding 12 months, including base compensation and all bonuses, or (ii) the previous month’s monthly installment of base compensation multiplied by 12.

On March 30, 2008, we entered into a Separation and Re-Employment Agreement with Robin Smyth (the “Smyth Agreement”). Pursuant to the terms of the Smyth Agreement, Mr. Smyth was retained as Chief Financial Officer on an “at-will” basis at a base salary of $180,000. In addition, Mr. Smyth will receive a discretionary bonus and no less than 400,000 stock options. In addition, Mr. Smyth received two tranches of warrants, the first tranche provides for the purchase of up to 1,650,000 shares of our common stock and the second tranche provides for the right to purchase up to 1,200,000 shares of our common stock, both at an exercise price equal to the three-day trailing weighted average closing price per share as of March 30, 2008. Both warrants contain vesting provisions. The Smyth Agreement also provides for the termination of the employment agreement between Mr. Smyth and us, dated as of November 1, 2004, and the payment of $475,000 in satisfaction of the company’s obligations under the November 1, 2004 employment agreement, payable in three payments of $275,000, $100,000 and $100,000. The first, second and third cash payments (the first being a non-contingent, guaranteed obligation of ours and the latter two being contingent only upon Mr. Smyth not being dismissed for cause, within the meaning of that term in the November 1, 2004 employment agreement, or having resigned from our company prior to the second or third cash payment being made).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 26, 2008. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of the beneficial owner is c/o KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock (1)

KIT Media Limited Mill Mall, Suite 6 Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	70,600,000	(2)	47.1%

KIT Capital, Ltd. P.O Box 112888 Dubai, UAE	1,636,112	(3)	1.4%

Kaleil Isaza Tuzman	72,236,112	(2)(3)	48.1%

Gavin Campion	550,163	(4)	*

Robin Smyth	676,667	(5)	*

Robert Petty	1,710,000	(6)	1.5%

Wayne Walker	72,573	(7)	*

Kamal El-Tayara	133,473	(8)	*

Lars Kroijer	73,473	(9)	*

Daniel Hart	17,812	(10)	*

Paul Tudor Jones, II	5,646,216	(11)	4.7%
c/o Tudor Investment Corp.
1275 King street
Greenwich, CT 06831

Wellington Trust Company, NA	2,363,700	(12)	2.0%
75 State Street
Boston, MA 02169

Wellington Management Company, LLP	5,294,700	(13)	4.4%
75 State Street
Boston, MA 02169

Castlerigg Master Investments Ltd,	10,100,000		8.8%
40 W. 57 th Street, 26 th Floor
New York, NY 10019

All directors and executive officers as a group (8 persons)	75,470,273		51.4%

*Less than 1% of outstanding shares.

(1)
Applicable percentage ownership is based on 114,524,313 shares of common stock outstanding as of September 26, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of September 26, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 26, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Represents (a) 35,300,000 shares of common stock and (b) 35,300,000 warrants acquired in our May Financing. Kaleil Isaza Tuzman, our Chief Executive Officer, holds a controlling interest in KIT Media and holds the voting and dispositive power of the shares directly held by KIT Media.

(3)
Represents (a) 625,000 shares of common stock, and (b) shares underlying options granted to KIT Capital, Ltd. pursuant to that certain Executive Management Agreement, dated as of December 18, 2007. 700,000 of the options vested on January 8, 2008. The remainder of the options vest and become exercisable at the rate of 1/36th per month commencing on February 9, 2008. Kaleil Isaza Tuzman, our Chief Executive Officer, holds a controlling interest in KIT Capital and holds the voting and dispositive power of the shares directly held by KIT Capital.

(4)
Represents (a) 123,600 shares of common stock and (b) 1,200,000 shares of common stock issuable upon the exercise of stock options, of which 426,563 vest within the next 60 days, with an exercise price of $.08 per share and an expiration date of March 16, 2013.

(5)
Represents (a) 100,000 shares of common stock owned directly by Mr. Smyth, (b) 410,000 shares of common stock issuable upon the exercise of stock options, of which 410,000 vest within the next 60 days, with an exercise price of $.08 per share and an expiration date of March 16, 2013, and (c) 1,200,000 shares of common stock issuable upon exercise of warrants, of which 166,667 vest within the next 60 days, are exercisable at an exercise price of $.133 per share and have an expiration date of March 30, 2012.

(6)
Represents (a) 1,600,000 shares of common stock and (b) 110,000 share of common stock issuable upon the exercise of stock options, of which 110,000 vest within the next 60 days, with an exercise price of $.08 per share and an expiration date of March 16, 2013.

(7)
Represents (a) 39,100 shares of common stock and (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 33,473 vest within the next 60 days, with an exercise price of $.08 per share and an expiration date of March 16, 2013.

(8)
Represents (a) 100,000 shares of common stock owned directly by Mr. El-Tayara and (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 33,473 vest within the next 60 days, with an exercise price of $.08 per share and an expiration date of March 16, 2013.

(9)
Represents (a) 40,000 shares of common stock and (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 33,473 vest within the next 60 days, with an exercise price of $.08 per share and an expiration date of March 16, 2013.

(10)
Represents 285,000 shares of common stock issuable upon the exercise of stock options, of which 17,812 vest within the next 60 days, with an exercise price of $.13 per share and an expiration date of March 30, 2013.

(11)
As reported in a Schedule 13G filed with the SEC on February 13, 2008, The Tudor BVI Global Portfolio Ltd. directly owns 909,636 shares of common stock and 272,891 warrants to purchase common stock of the Company. The Raptor Global Portfolio Ltd. directly owns 3,426,557 shares of common stock and 1,027,967 warrants. The Altar Rock Fund L.P. directly owns 7,050 shares of common stock and 2,115 warrants. Tudor Investment Corporation provides investment advisory services to BVI Global Portfolio Ltd. and may be deemed to beneficially own the securities held by The Tudor BVI Global Portfolio, Ltd. TIC disclaims beneficial ownership of the securities held by BVI Global Portfolio, LTD. In addition, as the controlling shareholder of Tudor Investment Corporation, Paul Tudor Jones II may be deemed to be the beneficial owner of the shares of the Company held by The Tudor BVI Global Portfolio, Ltd. Tudor Investment Corporation and Mr. Jones disclaims beneficial ownership of the securities held by The BVI Global Portfolio Ltd.

(12)	As reported in a Schedule 13G filed with the SEC on February 14, 2008. Represents 1,517,050 shares of common stock and 405,405 warrants.

(13)
As reported in a Schedule 13G filed with the SEC on February 13, 2008. Represents shares of common stock which are owned by clients of Wellington Management Except for Wellington Trust Company, NA. None of these clients own more than 5% of our outstanding common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the year ended December 31, 2007.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	6,480,584	$3.20	5,519,416

Total	6,480,584	$3.20	5,519,416

On April 1, 2004, our board of directors adopted a stock option plan (the “2004 Option Plan”). Pursuant to this plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 1,000,000 shares of common stock may be issued, as adjusted. The plan may be administered by our board of directors or by a committee to which administration of the plan, or part of the plan, may be delegated by our board of directors. Options granted under this plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by our board of directors or designated committee. To the extent that options are vested, they must be exercised within a maximum of three months of the end of the optionee’s status as an employee, director or consultant, or within a maximum of 12 months after such optionee’s termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan will be determined by our board of directors or designated committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

On November 16, 2006, our board of directors increased the number of shares which may be issued under the 2004 Option Plan to an aggregate of 8,000,000 shares of common stock. The number of shares subject to the 2004 Option Plan was subsequently increased to 12,000,000 shares effective April 3, 2007.

On March 17, 2008, our board of directors adopted the KIT digital, Inc. 2008 Incentive Stock Plan (the “2008 Incentive Plan.”). To date, the Company has 3,173,333 options outstanding under the 2004 Option Plan, as amended, of which 2,100,000 options were issued to KIT Capital, Ltd. pursuant to the terms of the Executive Management Agreement, dated as of December 18, 2007. Our board of directors believes in order to attract and retain the services of executives and other key employees, it is necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies and accordingly, voted unanimously to adopt the 2008 Incentive Plan.

As of December 31, 2007, the following options have been granted under our 2004 Option Plan:

Options Issued under 2004 Option Plan

		Exercise	Date	Vest	Expiration
Optionee	Quantity	Price ($)	Granted	Date	Date

Robert Petty	520,000	$2.00	Aug. 23,2005	Aug. 23,2005	Aug. 23, 2007
Robin Smyth	260,000	2.00	Aug. 23, 2005	Aug. 23, 2005	Aug. 23, 2007
Robert Petty	600,000	2.20	Nov. 16, 2006	Nov. 16, 2008	Nov. 16, 2010
Robin Smyth	450,000	2.20	Nov. 16, 2006	Nov. 16, 2008	Nov. 16, 2010
Robert Petty	1,250,000	4.50	Mar. 6, 2007	Mar. 6, 2011	Mar. 6, 2013
Robin Smyth	400,000	4.50	Mar. 6, 2007	Mar. 6, 2011	Mar. 6, 2013
Lou Kerner	500,000	2.20	Nov. 16, 2006	Nov. 16, 2008	Nov. 16, 2010
Other Staff	110,000	2.00	Aug. 23, 2005	Aug. 23, 2005	Aug. 23, 2010
Other Staff	611,000	2.00	Aug. 23, 2005	Aug. 23, 2007	Aug. 23, 2010
Other Staff	200,000	2.45	Feb. 15, 2006	Feb. 15, 2008	Feb. 15, 2010
Other Staff	545,000	3.00	May 1, 2006	May 1, 2008	May 1, 2010
Other Staff	60,000	2.00	June 1, 2006	June 1, 2008	June 1, 2010
Other Staff	226,000	2.40	Sept. 29, 2006	Sept. 29, 2008	Sept. 29, 2010
Other Staff	1,073,000	2.40	Nov. 28, 2006	Nov. 28, 2008	Nov. 28, 2010
Other Staff	50,000	3.05	Dec. 31, 2006	Dec. 31, 2008	Dec. 31, 2010
Other Staff	110,000	2.75	Jan. 10, 2007	Jan. 10, 2011	Jan. 10. 2011
Other Staff	250,000	2.89	Jan. 30, 2007	Jan. 30, 2008	Jan. 30. 2013
Other Staff	750,000	4.50	Mar. 6, 2007	Mar. 6, 2011	Mar. 6, 2013
Other Staff	900,000	2.89	Mar. 30, 2007	Mar. 30, 2011	Mar. 30, 2013
Other Staff	100,000	3.00	Mar. 30, 2007	Mar. 30, 2011	Mar. 30, 2013
Other Staff	50,000	2.76	April 30, 2007	April 30, 2011	April 30, 2013

KIT digital 2008 Incentive Stock Plan

On March 17, 2008, our board of directors adopted an incentive stock plan (the “2008 Incentive Plan”).   The 2008 Incentive Plan initially reserved 14,000,000 shares of common stock for issuance. Under the 2008 Incentive Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded.

Purpose.  The primary purpose of the 2008 Incentive Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration.  The 2008 Incentive Plan is administered by our Board of Directors, provided that the Board may delegate such administration to the Compensation Committee.

Eligibility.  Under the 2008 Incentive Plan, options may be granted to employees, officers, directors or consultants of the Company, as provided in the 2008 Incentive Plan.

Terms of Options.  The term of each option granted under the 2008 Incentive Plan will be contained in a stock option agreement between the optionee and us and such terms will be determined by the Board of Directors consistent with the provisions of the 2008 Stock Incentive Plan, including the following:

•   Purchase Price.  The purchase price of the common stock subject to each incentive stock option will not be less than the fair market value (as set forth in the 2008 Incentive Plan), or in the case of the grant of an incentive stock option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted.

•   Vesting.  The dates on which each option (or portion thereof) will be exercisable and the conditions precedent to such exercise, if any, will be fixed by the Board of Directors, in its discretion, at the time such option is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the 2008 Incentive Plan ), 50% of the vesting restrictions will terminate.

•   Expiration.  Any option granted to an employee will become exercisable over a period of no longer than five years. No option will in any event be exercisable after ten years from, and no Incentive Stock Option granted to a ten percent shareholder will become exercisable after the expiration of five years from the date of the option.

•   Transferability.  No option will be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by such optionee. No option granted under the 2008 Incentive Stock Plan will be subject to execution, attachment or other process.

•   Option Adjustments.  In the event of any change in our outstanding common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the board or the committee may adjust proportionally (a) the number of shares of common stock (i) reserved under the 2008 Incentive Plan, (ii) available for Incentive stock Options and Nonstatutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the stock prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the board or the committee will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

•   Termination, Modification and Amendment.  The board may, insofar as permitted by law, from time to time, suspend or terminate the 2008 Incentive Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders, no such revision or amendment may (i) increase the number of shares subject to the 2008 Incentive Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the 2008 Incentive Plan; provided no such action may alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Executive Compensation — Employment Agreements” for a description of the Executive Management Agreement between KIT Capital and us.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Dividend Policy

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our certificate of incorporation or by-laws that restrict us from declaring dividends.

Capital Stock

Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share, of which 10,000,000 shares have been designated as series A preferred stock. As of November 14, 2008, we had 114,609,788 shares of common stock outstanding and no shares of series A preferred stock outstanding. On March 30, 2008, our board of directors and stockholders holding a majority of our voting stock approved the filing of an amendment to our certificate of incorporation to reduce our authorized preferred stock from 20,000,000 to 10,000,000. Also, on March 30, 2008, the stockholders holding a majority of our voting stock approved the filing of an amendment to our certificate of designation of the series A preferred stock to provide for automatic conversion of the outstanding series A preferred stock into 400,000 shares of common stock. The conversion of the series A preferred stock into common stock was conditioned upon the effectuation of the amendment to our certificate of incorporation to reduce the authorized number of shares of preferred stock from 20,000,000 to 10,000,000 shares. On May 19, 2008, we filed the amendment to our certificate of incorporation to reduce the authorized number of shares of preferred stock from 20,000,000 to 10,000,000 shares. On May 22, 2008, we filed the amendment to the certificate of designation of the series A preferred stock to provide for the automatic conversion of the outstanding series A preferred stock into 400,000 shares of common stock.

Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding-up of our business; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The common stock does not have cumulative voting rights.

The series A preferred stock has a stated value of $.0001 and a liquidation preference over the common stock and any other class or series of capital stock whose terms expressly provide that the holders of series A preferred stock should receive preferential payment. Holders of series A preferred stock are entitled to vote on all matters submitted to shareholders and are entitled to ten votes for each share of series A preferred stock owned. Holders of shares of series A preferred stock vote together with the holders of common stock on all matters and do not vote as a separate class. Beginning two years from the date of issuance of the series A preferred stock, each one share of series A preferred stock is convertible, at the option of the holder, into 0.04 shares of common stock, as adjusted. However, holders cannot convert any share of series A preferred stock if the market price of the common stock is below $3.00 per share. If prior to two years from the date of issuance, there is a sale or other disposition of all or substantially all of the Company’s assets, a transaction or series of related transactions in which more than 50% of the voting power of security holders is disposed of, or upon a consolidation, merger or other business combination where we are not the survivor, then immediately prior to such event each holder of series A preferred stock may convert any or all of such holder’s shares of series A preferred stock into common stock as described above.

Pursuant to Section 4.5 of the Management Agreement dated December 18, 2007 with KIT Capital, KIT Capital has indicated to us that it (or its affiliate) intends to exercise its right to purchase $5,000,000 of our common stock at a price of $.16 per share. As part of this investment, KIT Capital is in discussions with our board of directors to approve the issuance of certain warrants to KIT Capital in exchange for (i) the waiver of KIT Capital’s additional right under the Management Agreement to purchase 51% of our preferred stock (a security class that no longer exists); and (ii) the waiver of KIT Capital’s registration rights with respect to the shares of common stock underlying the $5,000,000 investment pursuant to the Management Agreement. As of the date of this prospectus, the independent members of our board of directors have yet to approve such proposals.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of director and officers and our by-laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

LEGAL MATTERS

Greenberg Traurig, LLP, New York, New York, has passed upon the validity of the common stock offered hereby as our legal counsel.

EXPERTS

MSPC, Certified Public Accountants and Advisors, a Professional Corporation (“MSPC”), independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our consolidated financial statements as of December 31, 2007 and for each of the two years in the period then ended. The report includes an explanatory paragraph relating to our ability to continue as a going concern. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s website. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INDEX TO FINANCIAL STATEMENTS

KIT digital, Inc. and Subsidiaries

Page

Nine Months ended September 30, 2008

Consolidated Balance Sheets - As of September 30, 2008 (unaudited) and December 31, 2007	F-2
Consolidated Statements of Operations and Comprehensive Income (Loss) - For the three and nine months ended September 30, 2008 and 2007 (unaudited)	F-3
Consolidated Statements of Cash Flows - For the nine months ended September 30, 2008 and 2007 (unaudited)	F-4
Notes to Consolidated Financial Statements (unaudited)	F-6

KIT DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands, Except Share Data)

	September 30, 2008	December 31, 2007 (A)
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$6,069	$10,189
Accounts receivable, net	4,583	3,057
Other current assets	1,690	1,288
Restricted cash	-	100
Total current assets	12,342	14,634

Property and equipment, net	1,621	1,307
Deferred tax assets	254	263
Software, net	2,310	505
Customer list, net	2,212	253
Domain names, net	22	30
Goodwill	9,809	1,123
Total assets	$28,570	$18,115

Liabilities and Stockholders’ Equity:
Current liabilities:
Bank overdraft and other obligations	$260	$190
Accounts payable	3,081	3,121
Accrued expenses	2,665	1,616
Income tax payable	188	139
Acquisition liability - Kamera	3,000	-
Liability to KIT Media, Ltd.	2,500	-
Other current liabilities	2,156	1,478
Total current liabilities	13,850	6,544

Capital lease obligations	207	292
Total liabilities	14,057	6,836
Commitments	-	-
Minority interest	(122)	(76)

Stockholders’ equity:
Series A preferred shares, $0.0001 par value: authorized 0 and 10,000,000 shares; issued and outstanding 0 and 10,000,000 at September 30, 2008 and December 31, 2007	-	1
Common stock, $0.0001 par value: authorized 500,000,000 shares; issued and outstanding 114,602,447 and 38,936,039 at September 30, 2008 and December 31, 2007, respectively	11	4
Additional paid-in capital	94,846	74,820
Accumulated deficit	(80,036)	(63,524)
Accumulated other comprehensive (loss) income	(186)	54
Total stockholders’ equity	14,635	11,355
Total liabilities and stockholders’ equity	$28,570	$18,115
(A) - Reference is made to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission in April 2008.

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

KIT DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$5,381	$3,434	$14,368	$10,020

Variable and direct third party costs:
Hosting, delivery and reporting	499	509	1,601	1,782
Content costs	866	346	1,685	1,259
Direct third party creative production costs	759	777	2,732	2,203
Total variable and direct third party costs	2,124	1,632	6,018	5,244

Gross profit	3,257	1,802	8,350	4,776

General and administrative expenses:
Compensation, travel and associated costs (exclusive of non-cash stock-based compensation)	3,701	6,621	12,108	18,173
Non-cash stock-based compensation	188	1,177	4,262	3,656
Legal, accounting, audit and other professional service fees	291	783	905	1,313
Office, marketing and other corporate costs	834	1,042	2,600	3,258
Depreciation and amortization	434	661	1,033	1,043
Restructuring charges	162	-	3,053	-
Other non-recurring charges	200	-	845	-
Impairment of property and equipment	-	-	228	-
Total general and administrative expenses	5,810	10,284	25,034	27,443

(Loss) from operations	(2,553)	(8,482)	(16,684)	(22,667)

Interest income	37	262	127	594
Interest expense - other	(31)	(18)	(85)	(51)
Other income	8	9	140	29

Net (loss) before income taxes	(2,539)	(8,229)	(16,502)	(22,095)

Income tax (expense) benefit	(1)	-	(2)	5

Net (loss) before minority interest	(2,540)	(8,229)	(16,504)	(22,090)

Minority interest	(15)	17	(8)	(11)

Net (loss) available to common shareholders	$(2,555)	$(8,212)	$(16,512)	$(22,101)

Basic and diluted net (loss) per common share	$(0.02)	$(0.21)	$(0.21)	$(0.66)
Weighted average common shares outstanding	114,557,722	38,907,293	78,895,542	33,388,117

Comprehensive (loss):
Net (loss)	$(2,555)	$(8,212)	$(16,512)	$(22,101)
Foreign currency translation	(219)	61	(240)	80
Comprehensive (loss)	$(2,774)	$(8,151)	$(16,752)	$(22,021)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

KIT DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(Unaudited)

	Nine months ended September 30,
	2008	2007
Operating Activities:
Net (loss)	$(16,512)	$(22,101)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Provision for doubtful accounts	95	48
Depreciation	393	403
Amortization of intangible assets	641	957
Loss on impairment of property and equipment	228	-
Non cash stock based compensation	4,262	3,656
Issuance of warrants for settlement of separation agreements	1,038	-
Minority interest in subsidiaries	8	11

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(559)	155
Other assets	(84)	(219)

Increase (decrease) in:
Accounts payable	(1,273)	1,539
Accrued expenses	921	53
Income tax payable	6	(60)
Other liabilities	(253)	554
Total adjustments	5,423	7,097

Net Cash (Used) By Operating Activities - Forward	(11,089)	(15,004)

Investing Activities:
Investment in restricted cash	100	(102)
Cash paid in acquisition of MyVideoDaily	-	(250)
Cash paid for completion of acquisition of Sputnik	(4,563)	-
Cash paid in acquisition of Kamera	(4,500)	-
Cash received in acquisition of Kamera	271	-
Cash paid in acquisition of Morpheum	(790)	-
Cash received in acquisition of Morpheum	141	-
Investment in assets acquired from Wurld Media	-	(3,174)
Capitalization of content	-	(89)
Proceeds from sale of equipment	33	-
Purchase of data center equipment and other equipment	(774)	(448)

Net Cash (Used) By Investing Activities - Forward	$(10,082)	$(4,063)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

KIT DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Amounts in Thousands)
(Unaudited)

	Nine months ended September 30,
	2008	2007

Net Cash (Used) By Operating Activities - Forwarded	$(11,089)	$(15,004)

Net Cash (Used) By Investing Activities - Forwarded	(10,082)	(4,063)

Financing Activities:
Proceeds from private placement, net	14,710	23,875
Proceeds from exercise of stock options	21	-
Proceeds from exercise of warrants	-	13
Bank overdraft and other obligations	58	(373)
Liability to KIT Media, Ltd.	2,500	-
Payment on capital leases	(94)	(45)

Net Cash Provided By Financing Activities	17,195	23,470

Effect of Exchange Rate Changes on Cash	(144)	(62)

Net (Decrease) Increase in Cash and Cash Equivalents	(4,120)	4,341
Cash and Cash Equivalents - Beginning of Period	10,189	11,937
Cash and Cash Equivalents - End of Period	$6,069	$16,278

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$84	$50

Supplemental Disclosures of Non-cash Investing and Financing Activities:
Issuance of stock in acquisition of MyVideoDaily	$-	$250
Acquisition liability-Kamera	$3,000	$-
Satisfaction of loans in Sputnik acquisition	$750	$-

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements of KIT digital, Inc. and subsidiaries (collectively, the “Company”) have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all information and footnotes required by general accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the interim financial statements not misleading have been included. The consolidated results of operations for the three and nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto of the Company and management’s discussion and analysis of financial condition and results of operations included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2007.

(2) Summary of Significant Accounting Policies

(A) Principles of Consolidation The consolidated financial statements include the accounts of KIT digital, Inc., its wholly-owned subsidiary KIT Media Corporation, its wholly-owned subsidiary Bickhams Media, Inc. (“Bickhams”), its 51%-owned subsidiary Reality Group Pty. Ltd. (“Reality Group”), its wholly-owned subsidiary Kamera Content AB (“Kamera”) (included as of the acquisition date of May 19, 2008), its wholly-owned subsidiary Morpheum Internet Services Pty. Ltd. (“Morpheum”) (included as of the acquisition date of August 31, 2008), its wholly-owned subsidiary KIT digital FZ LLC and its wholly-owned subsidiary KIT HD, Inc. Included in the consolidation with KIT Media Corporation are KIT Media Corporation’s wholly-owned subsidiary KIT digital Pty. Ltd. and KIT digital Pty. Ltd.’s wholly-owned subsidiary Undercover Media Pty. Ltd. (“Undercover Media”), its wholly-owned subsidiary KIT digital Limited, its wholly-owned subsidiary KIT Broadcasting Limited, its wholly-owned subsidiary Sputnik Agency Pty. Ltd. (“Sputnik”) (formerly Factory212 Pty. Ltd.) and its wholly-owned subsidiary KIT TV Pty. Ltd. Included in the consolidation with Bickhams is Bickhams’ wholly-owned subsidiary VideoDome.com Networks, Inc. (“VideoDome.com”).   Included in the consolidation with Kamera are Kamera’s 95%-owned subsidiary Kamera (S) PTE LTD and its 55% owned subsidiary Swegypt Company for Telecommunications (S.A.E).

(B) Reclassifications - The classification of expenses in the consolidated statements of operations have been modified beginning with the Form 10-Q for the period ended June 30, 2008. Management believes these changes present additional information to the readers of the financial statements and have been made on a prospective basis with previously reported amounts reclassified to conform to the presentation for the current period.

(C) Management Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management’s judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

(D) Foreign Currency Translation - Assets and liabilities of the Company’s foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

(E) Fair Value of Financial Measurements - On the first day of fiscal 2008, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements. SFAS 157 defines fair value as the amount that would be received upon sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a fair value hierarchy which prioritizes the types of inputs to valuation techniques that companies may use to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1). The next highest priority is given to inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly (Level 2). The lowest priority is given to unobservable inputs in which there is little or no market data available and which require the reporting entity to develop its own assumptions (Level 3). The Company does not have any applicable assets as of September 30, 2008.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

(F) Going Concern - The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has incurred losses, had an accumulated deficit, and has experienced negative cash flows from operations. This raises doubt about the Company’s ability to continue as a going concern. Management expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and a decrease in costs, although there can be no assurance thereof. On April 16, 2008, the Company was provided with notice of exercise by KIT Capital Limited (“KIT Capital”) of its right pursuant to Section 4.5 of the Executive Management Agreement by and between the Company and KIT Capital dated December 18, 2007 (the “Management Agreement “ ) to purchase $5,000 of the Company’s common stock, provided that the Company approve the issuance of certain warrants in exchange for KIT Capital facilitating certain corporate actions and foregoing certain rights granted to it in the Executive Management Agreement (see Note 12 Liability to KIT Media, Ltd.). On May 8, 2008, the Company entered into a common stock purchase agreement pursuant to which the Company sold an aggregate of $15,000 of shares of common stock and warrants to accredited investors (the “May Financing”) (see Note 7 Stock Issuances). Having completed the May Financing and received the aforementioned capital from KIT Capital (through its designate, KIT Media, Ltd.), the Company does not anticipate that it will need to raise additional capital to achieve its operational growth plan. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(G) Impairment of Long-Lived Assets - The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, management compares the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

(H) Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of 90 days or less to be cash and cash equivalents. As of September 30, 2008, the Company has $4,682 in an investment account that pays interest at LIBOR plus 150 basis points. The Company considers this investment a cash equivalent, as within 14 days of written demand the investment company is required to remit all principal and interest to the Company.

(I) Property and Equipment - Property and equipment are stated at cost. Depreciation is provided for using the straight-line and declining balance methods of accounting over the estimated useful lives of the assets.

(J) Intangible Assets - Intangible assets of the Company are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets, with periods of up to five years. All intangible assets are reviewed for impairment annually or more frequently if deemed necessary, and no impairment write-offs were recorded during each of the three and nine month periods ended September 30, 2008 and 2007.

(K) Risk Concentrations - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. To limit credit exposure, the Company places its cash and cash equivalents with high credit quality institutions, which invest primarily in commercial paper, high quality corporate obligations, and high quality asset and loan backed securities. Management believes no significant concentration of credit risk exists with respect to these investments.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the wide variety of customers who are dispersed across many geographic regions. Management believes that accounts receivable credit risk exposure beyond such allowance is limited. The allowance as of September 30, 2008 was $291.

The Company generally does not require collateral for its financial instruments.

(L) Revenue Recognition - Revenues are derived principally from digital media management, software licenses and professional services. Revenue is recognized when service has been provided.

(M) Earnings (Loss) Per Share Calculation - Net loss per share is based on the weighted average number of shares outstanding.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share,” which establishes standards for computing and presenting earnings per share. SFAS 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

(N) Stock-Based Compensation - On January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment.” Among other items, SFAS 123R requires companies to record compensation expense for share-based awards issued to employees and directors in exchange for services provided. The amount of the compensation expense is based on the estimated fair value of the awards on their grant dates and is recognized over the required service periods. The Company’s share-based awards include stock options, warrants and restricted stock awards.

The Company adopted SFAS 123R using the modified prospective transition method, which requires the application of the accounting standard to all share-based awards issued on or after January 1, 2006 and any outstanding share-based awards that were issued but not vested as of January 1, 2006. For the three months ended September 30, 2008 and 2007, the Company recognized $188 and $1,177, respectively, of stock-based compensation expense as part of its statement of operations in the consolidated financial statements. For the nine months ended September 30, 2008 and 2007, the Company recognized $4,262 and $3,656, respectively, of stock-based compensation expense as part of its statement of operations in the consolidated financial statements.

The estimated fair value underlying the Company’s calculation of compensation expense for stock options is based on the Black-Scholes-Merton pricing model. SFAS 123R requires forfeitures of share-based awards to be estimated at the time of grant and revised, if necessary, in subsequent periods if estimates change based on the actual amount of forfeitures experienced.

On March 17, 2008, the Board of Directors adopted an incentive compensation plan (the “2008 Incentive Stock Plan”). The 2008 Incentive Stock Plan has reserved 14,000,000 shares of common stock for issuance. Under the 2008 Incentive Stock Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded. Also, on March 17, 2008, the Board of Directors resolved that, subject to the agreement of the individuals, a surrender of options under the 2004 Stock Option Plan were exchanged for options under the 2008 Incentive Stock Plan. A total of 3,540,500 stock options in the 2004 Stock Option Plan were surrendered, of which a total of 1,715,783 stock options were cancelled or expired and a total of 1,824,717 stock options were forfeited. These were exchanged for a total of 1,335,500 stock options under the 2008 Incentive Stock Plan.

Under the 2004 Stock Option Plan, the Company granted options with an exercise price of $0.1745 to $0.28 to purchase 2,800,000 shares of its common stock during the nine months ended September 30, 2008. During the nine months ended September 30, 2008, a total of 1,426,171 stock options vested, a total of 3,528,448 stock options were cancelled or expired, a total of 2,902,136 stock options were forfeited, and 1,745,138 stock options were unvested as of September 30, 2008. A total of 2,850,000 stock options were outstanding under this plan on September 30, 2008.

Under the 2008 Incentive Stock Plan, the Company granted options with exercise prices ranging from $0.08 to $0.28 to purchase 14,596,250 shares of its common stock during the nine months ended September 30, 2008. During the nine months ended September 30, 2008, a total of 2,977,114 stock options vested, 266,408 stock options were exercised, 1,456,261 stock options were forfeited with 10,162,875 stock options unvested as of September 30, 2008. A total of 12,765,270 stock options were outstanding under this plan on September 30, 2008.

Also included in non-cash compensation are warrants to purchase 1,200,000 shares of common stock with an exercise price of $0.133 issued to Robin Smyth on March 30, 2008 that vest over 36 months from the issue date. During the nine months ended September 30, 2008, a total of 200,000 warrants vested with 1,000,000 warrants unvested as of September 30, 2008.

On August 11, 2008, the Company’s Board of Directors approved an amendment to the Company’s 2008 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance under the plan by 16,000,000 shares, to a new total of 30,000,000 shares. The amendment to the 2008 Incentive Stock Plan was subsequently approved by holders of a majority of the Company’s common stock.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

(3) Acquisitions

Sputnik Acquisition

On March 31, 2008, the Company entered into Share Purchase Agreements (in aggregate, the “SPA”) with shareholders (the “Sellers”) holding 100% of shares in Sputnik Agency Pty. Ltd., an Australian entity (“Sputnik”). The closing date for the SPA was May 12, 2008 (the “Closing Date”).

Prior to the Closing Date, the Company, through its wholly-owned subsidiary in Australia, KIT Broadcasting Limited (“KIT Broadcast”), was a provisional 51% shareholder in Sputnik, with this original 51% ownership in Sputnik being subject to the payment of certain earn-out provisions (“Earn-Out Payment”) by KIT Broadcast in order to remain in force, in accordance with the Share Purchase Agreement dated October 28, 2005 between KIT Broadcast and the sellers of Sputnik, being Lee Investment Trust, Bollen Investment Trust and Campion Investment Trust.

Pursuant to the terms of the SPA, the Company consummated the purchase of the original 51% ownership and acquired the remaining 49% interest in Sputnik by acquiring 490 additional shares (the “Shares”) from the Sellers. The purchase price for the Shares was $1,774 (the “Purchase Price”), with $1,024 of this total paid in cash and the remainder paid in a non-cash manner as described below.

In addition to the Purchase Price, the Earn-Out Payment due in the amount of $2,789 was paid to the Sellers at Closing, in cash. From the Purchase Price and the Earn-Out Payment in aggregate, the sum of $282 was held back in Escrow against warranties provided by the Sellers in the SPA.

The Company had an outstanding shareholder loan owed to it by Reality Group Pty. Ltd., an Australian entity (“Reality”), in the fully compounded amount of Australian$965, as of February 29, 2008 (the “Corporate Loan”). The Company is a 51% shareholder in Reality. In addition, Reality has a loan in the fully compounded amount of Australian$374 as of February 29, 2008 (the “Directorial Loan”) owed to Reality by Grant Lee (“Lee”), one of the Sellers who is also a shareholder in Reality. Lee agreed to satisfy, as part of the Sputnik transaction, repayment of the Directorial Loan to the Company and his pro-rata share of the Corporate Loan. The loans were satisfied through the transaction as follows:

(i)
The sum of $603, from the Purchase Price, payable to Lee for his Shares for his remaining 49% ownership in Sputnik, was applied dollar-for-dollar against 49% of the Corporate Loan and 100% of the Directorial Loan on a pro rata basis (the “Lee Payments”); and

(ii)	The sum of $147, payable to Mike Bollen for his Shares, for his remaining 49% ownership in Sputnik, was applied dollar-for-dollar against 49% of the Corporate Loan (the “Bollen Payment”).

It was further agreed that if any surplus remained of the Corporate Loan and the Directorial Loan, after the Lee Payments and the Bollen Payment, at the election of Lee and Bollen, respectively, such surplus would be (a) paid in cash to the relevant party, or (b) used to enhance said party’s equity ownership in Reality by an allocation of shares based on a valuation of Reality to be determined by an independent third party mutually agreed by the Company, Bollen, and Lee and, with the cost of the third-party valuation to be borne by the Company, so long as it is not in excess of $30. This valuation would be completed within thirty (30) days of the date of the election by Bollen and/or Lee.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

Sellers Gavin Campion (now the Company’s President), Josie Brown and Nick Cummins were each required, as part of the acquisition, to remain in the employment of Sputnik or the Company by entering into employment agreements (the “Employment Agreements”) pursuant to which each would: (i) receive salary, benefits, stock options, incentive compensation and termination and severance payments commensurate with similarly situated executives of the Company; (ii) to the extent they own shares of the Company’s common stock, be entitled to substantially the same rights and privileges as the other common stockholders, including the right to participate in a change of control event of the Company and the right to receive any distributions made by the Company; and (iii) as partial consideration for the Sputnik transaction, agree to IP assignment, non-disclosure, non-compete and non-solicit covenants during the term of his employment and for a period of two years thereafter.

At Closing, the Company paid the Sellers an aggregate of $3,530, net of (i) the $282 held back in Escrow against warranties provided by the Sellers in the SPA and (ii) the $750 in total from the Lee Payments and Bollen Payments to satisfy the Corporate Loan and Directorial Loan. Therefore, the total cost of the Sputnik acquisition was $4,563.

Kamera Acquisition

On May 19, 2008, the Company entered into a definitive Share Purchase Agreement (“Kamera SPA”) with Kamera Content AB, a Swedish company which develops, operates and sells content for mobile and online distribution (“Kamera”). Upon entry into the Kamera SPA, the Company assumed day-to-day management and control of Kamera. The consummation of the Kamera acquisition was predicated upon several administrative items, including the physical delivery of Kamera stock certificates to the Company and a working capital calculation as of May 18, 2008 (the “Completion Items”). The Completion Items were satisfactorily complied with by June 25, 2008 (the “Completion Date”), and as such the acquisition was completed on said Completion Date.

The purchase price for 100% of the shares in Kamera (the “Total Shares”) was based on a minimum of 90% of the Total Shares tendering for purchase by the Company, and the Kamera SPA provided for an adjustment to the purchase price to reflect the number of Sale Shares as a percentage of the Total Shares purchased by the Company at closing. Since 100% of the shares in Kamera were sold on the Completion Date, no such adjustment to the purchase price was required.

The purchase price was in the form of a combination of cash and stock consideration as follows (based on a debt-free Kamera and neutral working capital at Kamera at the time of closing):

•
Cash Consideration: $4,500 payable at closing, less (i) $300 plus accrued interest paid by the Company to Kamera previously as an advance against the Cash Consideration, pursuant to a Content Distribution Agreement signed between Kamera and the Company on March 12, 2008, (ii) a $500 deposit (the “Deposit”) paid to Kamera’s escrow agent on May 19, 2007 as a further advance against the Cash Consideration, and (iii) a working capital adjustment based on neutral working capital as of May 18, 2008, and a dollar-for-dollar adjustment for any negative working capital at that date.

•
Stock Consideration, subject to performance criteria as set forth in a further paragraph below: (a) $1,500 equivalent in shares in the Company or its successor (the “KIT Shares”), with the number determined based on the 10 day trailing weighted average market trading price six months from Completion Date, issued six months from Completion Date; (b) $1,500 equivalent in KIT Shares, with the number determined based on the 20 day trailing weighted average market trading price 13 months from Completion Date, issued 13 months from Completion Date; and (c) subject to the Company achieving certain performance criteria, $3,000 equivalent in KIT Shares, with the number determined based on the 20 day trailing weighted average market trading price 21 months from Completion Date, issued 21 months from Completion Date.

Notwithstanding the above, the Company has the right in its sole discretion to substitute payment in cash as an alternative to the issuance of all or part of the KIT Shares. Additionally, if the KIT Shares cease to be listed on a recognized stock exchange (for avoidance of doubt, the NASDAQ OTC market shall constitute a recognized stock exchange), any Stock Consideration still outstanding at such time is to be paid in cash instead of in KIT Shares.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

The performance criteria for the allocation of the KIT Shares set forth in (c) of the Stock Consideration paragraph above are the following:

(a)
The parties have determined that particular employees identified in the Kamera SPA shall be retained in the continuing operation at least to the following extent: a minimum 75% of the employees in question shall be retained during 12 months from the closing and a minimum of 65% of these employees be retained during 21 months from the closing. Key personnel will be retained in the employment of the Company for a period of 21 months from closing; provided that any termination by the Company of the employment of a member of the key personnel shall not mean that this criteria has not been met, unless the termination qualifies as a termination based on personal reasons according to the Swedish Employment Protection Act;

(b)
Clients must be retained in any ongoing operations and 80% of Kamera’s existing clients as of April 1, 2008 (the “Existing Clients”) must continue as clients through March 31, 2009 and revenue from the Existing Clients must have grown during that 12 month period by more than 10%. However, if revenue growth is more than 10% from the Existing Clients   in the 12 months ending March 31, 2009, a correspondingly (number of percentage units by which revenue growth exceeds 10%) lower percentage of client retention is acceptable provided that the client retention is not below 60% ;

(c)
Clients must be retained in any ongoing operations and 70% of the Existing Clients must continue as clients through December 31, 2009 and revenue from these clients must have grown during that 9 month period by more than 8%. However, if revenue growth is more than 8% from the Existing Clients as of April 1, 2009 in the 9 months ended December 31, 2009, a correspondingly (number of percentage units by which revenue growth exceeds 8%) lower percentage of client retention is acceptable provided that the client retention is not below 50%; and

(d)
The revenue generated through the Company’s mobile business (including the results of the mobile business at Kamera on a pro forma basis) during the 12 month period as from April 1, 2007 up to and including March 31, 2008, which shall be determined prior to closing, must be at least maintained in the period of 12 months as from June 1, 2008 up to and including May 31, 2009 and increased by 10% in the 12 month period from June 1, 2009 up to and including February 28, 2010.

Kamera is based in Stockholm, Sweden, with certain back-office operations in Cairo, Egypt. Through its proprietary software and content distribution agreements, Kamera enables corporate clients such as Vodafone, MSN, Orange, Telefonica, O2, Hutchinson and China Mobile to deliver IPTV channels to their customers over mobile and online networks. Kamera’s content library includes localized, ready-to-publish clips from ABC News, Associated Press, SNTV and others, and its proprietary ingestion engine allows for video content to be transcoded into a variety of mobile/digital formats.

The aggregate cost of the acquisition of Kamera was $7,500. This is comprised of the $4,500 paid at closing plus $3,000 accrued for the consideration payable six and 13 months from Completion Date and is included in the Balance Sheet in “Acquisition liability - Kamera”. The Company has not recorded the contingent liability of $3,000 in consideration may be payable 21 months from Completion Date as it is not certain that the performance criteria will be met. The Company has allocated the aggregate cost of the acquisition to Kamera’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost of the acquisition over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the allocation of the aggregate cost of the acquisition.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

Aggregate Cost
of the
Acquisition
($ in thousands)
Intangible assets—developed technology	$1,000
Intangible assets—customer relationships	1,500
Acquired assets and liabilities, net	23
Goodwill	4,977

Total	$7,500

Selected unaudited pro forma combined results of operations, assuming the Kamera acquisition occurred on January 1, 2008 using actual unaudited figures prior to acquisition, are presented as follows:

	Three months ended	Nine months ended
	September 30, 2008	September 30, 2008
Revenue	$5,381	$16,106

Net income (loss) available to common shareholders	$(2,555)	$(17,244)

Basic and diluted net income (loss) per common share	$(0.02)	$(0.22)

Morpheum Acquisition

On August 31, 2008, the Company entered into a Share Purchase Agreement (“Morpheum SPA”) with the shareholder of 100% of the shares in Morpheum Internet Services Pty. Ltd., an Australian entity (“Morpheum”), which is a leading provider of web-based content management systems. Morpheum’s award-winning software, LanternCMS, will become a key part of our device-agnostic IPTV platform. The closing date under the Morpheum SPA was September 2, 2008 (the “Closing Date”). The purchase price for 100% of Morpheum’s shares was Australian$950, with 7.5% or Australian$70 of the consideration held in escrow for six months to cover unforeseen contingencies.

The aggregate cost of the acquisition of Morpheum was $790. This is comprised of the $734 (Australian$880) paid at closing, plus $56 in legal and consulting costs related to the acquisition. The Company has allocated the aggregate cost of the acquisition to Morpheum’s net tangible and identifiable intangible assets based on their estimated fair values. Below is a summary of the allocation of the aggregate cost of the acquisition.

Aggregate Cost
of the
Acquisition
($ in thousands)
Intangible assets—developed technology	$1,096
Acquired assets and liabilities, net	(306)

Total	$790

(4) Goodwill

Goodwill of $9,809 represents the excess of acquisition costs over the fair value of net assets of the Reality acquisition of $1,033, the Kamera acquisition of $4,977, the Sputnik acquisition of $3,709 and KIT digital Limited of $90. There was no impairment of goodwill during each of the three and nine month periods ended September 30, 2008 and 2007.

(5) Commitments and Contingencies

Employment Agreements - On December 18, 2007, the Company entered into the Management Agreement with KIT Capital for a term commencing on January 9, 2008 and terminating on January 9, 2011, unless sooner terminated or mutually extended. As a result of this Management Agreement, KIT Capital designated Kaleil Isaza Tuzman as Chief Executive Officer, and two other KIT Capital employees as Head of Communications and as Corporate Development Manager of the Company, respectively. The Management Agreement provided for an aggregate compensation for KIT Capital as follows: (i) $51 monthly (which has been subsequently voluntarily adjusted downwards to $42 monthly effective November 1, 2008), which includes the cost of at least 3 employees inclusive of benefits and taxes, (ii) signing incentive payment of $69, (iii) an incentive bonus equal to the greater of (x) the preceding twelve months’ base compensation or (y) the previous month’s monthly installment of base compensation multiplied by twelve if the Company shall achieve 2 consecutive quarters of profitability or the Company’s total monthly revenue equals or exceeds $6,000, and (iv) A “ phantom stock plan “ for 2,100,000 shares that vest over a 36-month period. Specific terms of this plan are subject to finalization. The Management Agreement provides that upon termination of the Management Agreement or after the Management Agreement’s expiration date for any reason except cause (as defined in the Management Agreement), the Company shall pay KIT Capital, in addition to any other payments due hereunder, a cash severance payment equal to the greater of (i) the total amount paid to KIT Capital during the preceding twelve months, including base compensation and all bonuses, or (ii) the previous month’s monthly installment of base compensation multiplied by twelve.

Litigation - In November 2007, the Company’s wholly-owned subsidiary, ROO HD, Inc. (“ROO HD”) (currently KIT HD, Inc.), was named as the defendant in a purported class action lawsuit entitled Julie Vittengl et al. vs. ROO HD, Inc., New York Supreme Court, Saratoga County. The suit, brought by four former employees of Wurld Media, Inc. (“Wurld”) purportedly on behalf of themselves and “others similarly situated,” claims that ROO HD’s acquisition of certain assets of Wurld was a fraudulent conveyance and that ROO HD is the alter-ego of Wurld. Plaintiffs seek the appointment of a receiver to take charge of the Company’s property in constructive trust for plaintiffs and payment of plaintiffs’ unpaid wages and costs of suit, both in an unspecified dollar amount.   ROO HD filed its answer to the complaint in January 2008, and there have been no developments in this action since then. The Company believes that the suit is without merit and intends to defend the suit vigorously should the case become active.

In December 2007, Rick Gell and Todd Pavlin, two former consultants of ROO Media Corporation (“ROO Media”) (currently KIT Media Corporation) sued that entity together with ROO Group, Inc. (currently KIT digital, Inc.) and our founder and Vice-Chairman Robert Petty and ROO Media’s former President and Chief Operating Officer Steve Quinn in New York Supreme Court, New York County, alleging breach of an oral employment agreement, fraudulent inducement and other claims relating to the plaintiffs’ employment at ROO Media. Defendants have moved to dismiss the complaint and have been awaiting the Court’s decision since June 2008. The Company believes that the suit is without merit and intends to defend the suit vigorously.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

(6) Preferred Shares

On March 30, 2008, the Board of Directors and stockholders holding a majority of the Company’s voting stock approved the filing of an amendment to the Company’s Certificate of Incorporation to reduce its authorized preferred stock from 20,000,000 to 10,000,000 shares. Also, on March 30, 2008, the stockholders holding a majority of the Company’s voting stock approved the filing of an amendment to its Certificate of Designation of the Series A Preferred Stock to provide for automatic conversion of the outstanding Series A Preferred Stock into 400,000 shares of common stock. The conversion of the Series A Preferred Stock into common stock was conditional upon the effectuation of the amendment to the Certificate of Incorporation to reduce the authorized preferred stock from 20,000,000 to 10,000,000 shares. On May 19, 2008, the Company filed the amendment to its Certificate of Incorporation reducing the authorized preferred stock from 20,000,000 to 10,000,000 shares. On May 22, 2008, the Company filed the amendment to the Certificate of Designation of the Series A Preferred Stock providing for the automatic conversion of the outstanding Series A Preferred Stock into 400,000 shares of common stock. These changes in the Company’s capital stock have been fully effectuated.

(7) Stock Issuances

On January 25, 2007, the Company entered into an agreement with News Corporation (“News Corp Agreement”). The News Corp Agreement provided for the issuance of 2,000,000 shares of the Company’s common stock upon execution of the News Corp Agreement, which were to be held in escrow and released to News Corporation on January 1, 2008 if the average monthly revenues from News Corporation and its affiliates for the three-month period ended December 31, 2007 were not less than the revenue from News Corporation and its affiliates for the one month period ended December 31, 2006 (the “Revenue Target”). On February 7, 2008, the Company released the 2,000,000 shares of its common stock to News Corporation for meeting the Revenue Target. The shares were valued at $0.17 per share, or $340, and that amount was recorded as sales and marketing expense on December 31, 2007.

The Company also agreed to issue an additional 2,000,000 shares of its common stock to News Corporation if within three years of the date of the News Corp Agreement the average monthly revenue from News Corporation and its affiliates for any consecutive three month period equals at least six times the Revenue Target. These thresholds have not been reached as of September 30, 2008 and no shares have been issued. The Company also agreed that if the foregoing is not timely achieved, it shall issue to News Corporation warrants to purchase 2,000,000 shares of the Company’s common stock, which shall be exercisable for a term of two years at a price of $2.70. The exercise price of the warrants will be subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like. No expenses have been recorded for this commitment to date, as the Company is unable to estimate the value of this contingent liability.

The Company has granted News Corporation “piggy-back” registration rights in connection with the shares issuable pursuant to the News Corp Agreement.

On May 8, 2008, as part of the May Financing, the Company entered into a Securities Purchase Agreement pursuant to which it sold 75,000,000 units to 35 accredited investors, each unit comprising of one share of common stock plus one warrant to purchase one share of common stock. The May Financing closed on May 8, 2008. The units were sold at a price of $0.20 per unit for aggregate gross proceeds of $15,000. The warrants have an exercise price of $0.34 per share and a term of five years. These warrants were valued under the Black-Scholes-Merton method as $20,250. The warrants provide the investors with full ratchet anti-dilution protection with relation to the exercise price of each warrant. KIT Media, Ltd. (“KIT Media”), an affiliate of KIT Capital, was the largest investor in the May Financing, investing $7,060 for a total of 35,300,000 units. The Company’s Chief Executive Officer, Kaleil Isaza Tuzman, holds a controlling interest in KIT Media.

Pursuant to the terms of the Securities Purchase Agreement entered into with each of the accredited investors, the Company agreed to prepare and file a registration statement with the SEC registering the resale of the shares of common stock and the shares underlying the warrants on or prior to 30 days following the closing date. If the registration statement or any subsequent registration statement required to be filed by the Company was not filed within such time, the Company was required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment per month (pro rata on a 30-day basis), up to a maximum of 10% until the registration statement is filed. Further, if the registration statement was not declared effective within (i) 90 days of the closing (or in the event of a review by the SEC, within 120 days following the closing date), or (ii) 5 trading days after being notified that the registration will not be reviewed or will not be subject to further review, the Company was required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment per month (pro rata on a 30-day basis), up to a maximum of 10% until the registration statement is declared effective; provided that if one or more registration statements shall not be effective two years after the closing, the Company shall be required to pay an additional 8% in liquidated damages. In the event one or more registration statements are filed and declared effective, but shall thereafter cease to be effective and such lapse is not cured within 10 business days, the Company shall be required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment per month (pro rata on a 30-day basis), up to a maximum of 10% until the earlier of (i) the date the lapse is cured or (ii) the earlier of the expiration of the date on which all of the securities purchased by the investors can be sold either under the registration statement or pursuant to Rule 144. Although management filed the registration statement 71 days following the closing date, management expects the accredited investors will voluntarily forgo the liquidated damages in light of the circumstances that led to the delay—namely, the proper integration of Kamera’s financial results post the Kamera Acquisition. Upon the Company’s request, KIT Media has allowed that the 35,300,000 shares of common stock and the 35,300,000 shares underlying warrants purchased by KIT Media in the May Financing be left unregistered to date (See Note 12 Liability to KIT Media, Ltd.).

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

Merriman Curhan Ford & Co. and Brimberg & Co., registered broker-dealers, acted as placement agents for the May Financing.   In connection with the May Financing, the Company paid the placement agents a cash fee of an aggregate $155. In addition, the Company issued to the placement agents 823,750 and 422,458 warrants to purchase shares of common stock with an exercise price of $0.01 and $0.34 per share exercisable for a period of five years and were valued under the Black-Scholes-Merton method as $222 and $118, respectively. In connection with the May Financing, the Company received net proceeds of $14,710 after payment of placement agents’ fees of $155, legal fees and expenses of $130 and escrow agent fees of $5.

(8) Restructuring Charges

The Company recorded restructuring charges of $3,053 in the nine months ended September 30, 2008. This amount is comprised of employee termination costs related to the reorganization of the Company of $2,716, contract settlement and facility closing costs of $337 related to the closing of the Clifton Park, New York office and the closing of one of the Melbourne, Australia offices, and vendor settlements related to the reorganization. Included in the employee termination costs of $2,716 are $2,397 related to the settlement of separation agreements as described below. On March 26, 2008 and March 30, 2008, the Company reached negotiated settlements with Robert Petty and Robin Smyth, respectively, restructuring their respective employment agreements, each of which involved one-time cash severance payments. In exchange for entering into new, “at will” employment agreements, Messrs. Petty and Smyth will receive upfront cash settlements of $675 and $275, respectively, as well as fully-vested warrants to purchase an aggregate of 7 million and 1.65 million shares, respectively, of the Company’s common stock, at a strike price equal to the 3-day weighted average of closing price of the Company’s common stock prior to the effective date. These warrants have been valued under the Black-Scholes-Merton method at $1,038. These warrants will become exercisable in 1/12 increments on a monthly basis starting six months from the effective date. Also, Mr. Smyth will receive a lump-sum payment of $100, less applicable tax withholding and deductions, within 9 months, and another lump-sum payment of $100, less applicable tax withholding and deductions, within 13 months. Mr. Smyth’s restructured employment agreement involves certain warrant-based incentives which can be earned over a period of 3 years based on ongoing service to the Company. As part of their respective settlements, Messrs. Petty and Smyth agreed to vote their shares of Series A Preferred Stock according to the Company’s designation, involving the elimination of these shares. Included in the $2,397 are cash payments of $1,150, $1,088 related to the valuation of the warrants and $209 in legal fees paid on behalf of Mr. Petty, which is part of Mr. Petty’s separation agreement.

(9) Other Non-recurring Charges

The Company has recorded other non-recurring charges of $845 in the nine months ended September 30, 2008 related to the redundancy in staff and consultants for the transition of technology infrastructure during reorganization due to the centralizing of resources in Toronto, recruiting costs for the centralizing of resources in Toronto, relocation costs related to the move of the corporate headquarters, legal fees for the acquisitions of Kamera and Sputnik, and corporate rebranding related to the reorganization.

(10) Impairment of Property and Equipment

In March 2008, the Company decided to sublease its former offices in London and move to another location to reduce costs. This includes removing and abandoning the leasehold improvements and furniture and fixtures in the London office. Due to its office relocation, the Company recorded an impairment charge for certain property and equipment which totaled $0 and $228 during the three and nine months ended September 30, 2008. This amount is segregated within the Consolidated Statements of Operations.

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

(11) Segment Reporting

The Company derives its revenue from two major operating segments. These operating segments are presented on a worldwide basis and include: Digital Media and Agency Services.

Digital Media operations include software licenses, maintenance fees, content delivery, online and mobile property development and management, website and mobile platform implementation, and advertising-based monetization.

Agency Services operations include direct marketing, incentive programs, internal communications, customer relationship management, sales promotion, creative production, sponsorships, online marketing, media planning, media buying and packaging. Although the Agency Services segment includes online media, its activities are broader than the video-centric activities of the Company’s Digital Media segment. As its operations continue to evolve, the Company will continue to regularly review the business to determine if there is a need to make changes to these reported segments.

In accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, all prior period information has been reported to conform to the new segment presentation. The following table provides revenue and segment income (loss) from operations for each of the segments. Segment income (loss) from operations, as shown below, is the performance measure used by management to assess segment performance and excludes the effects of stock-based compensation, amortization of intangible assets and corporate expenses. Corporate expenses consist of those costs not directly attributable to a segment, and include salaries and benefits for the Company’s corporate executives, corporate governance costs, fees for professional service providers including audit, legal, tax, insurance and other corporate expenses.

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Digital Media	$3,977	$2,417	$9,830	$6,834
Agency Services	1,404	1,017	4,538	3,186

Total revenue	$5,381	$3,434	$14,368	$10,020

Operating (loss) income:
Digital Media	$(1,440)	$(6,101)	$(7,046)	$(16,467)
Agency Services	63	116	252	(176)
Corporate	(1,176)	(2,497)	(9,890)	(6,024)
Total operating (loss) income	$(2,553)	$(8,482)	$(16,684)	$(22,667)

	September 30,	December 31,
	2008	2007
Assets:
Digital Media	$8,010	$5,049
Agency Services	1,328	1,887
Corporate	19,232	11,179
Total assets	$28,570	$18,115

KIT DIGITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)
(Unaudited)

(12) Liability to KIT Media, Ltd.

On April 16, 2008, the Company was provided with notice of exercise by KIT Capital of its right pursuant to Section 4.5 of the Management Agreement by and between the Company and KIT Capital, dated December 18, 2007 to purchase $5,000 of the Company’s common stock, either directly or through an affiliated entity, at a price of $0.16 per share (“KIT Capital Notice”).   At the time, KIT Capital and the Company tentatively agreed, conditional upon the review and approval of an independent committee of the Company’s Board of Directors, that KIT Capital would (A) waive its right under the Management Agreement to purchase 51% of the Company’s preferred stock; and (B) waive its right to require the Company to register the shares of common stock underlying the $5,000 investment pursuant to Section 4.5 of the Management Agreement, in consideration for the issuance by the Company of a five-year warrant to purchase 2,800,000 shares of the Company’s common stock at an exercise price of $0.16 per share.

Subsequent to the KIT Capital Notice, however, the May Financing was completed for a total of $15,000, as part of which KIT Media, an affiliate of KIT Capital, was the largest investor, at an investment level of $7,060 for a total of 35,300,000 Units (a like number of common stock and warrants). KIT Media, at the request of the Company, waived its registration rights in the subsequent Form S-1 registration statement filed in relation to the May Financing, both for the registration of its 35,300,000 shares and its 35,300,000 warrants. As a result of this registration waiver, KIT Capital’s facilitation of the Company’s previous capital restructuring (including elimination of the Company’s preferred stock), and other factors surrounding the impairment of KIT Capital’s economic rights pursuant to the Management Agreement, on August 11, 2008 the Board of Directors of the Company provisionally agreed, in conjunction with the receipt of $5,000 as originally offered as part of the KIT Capital Notice, to grant KIT Media 15,625,000 five-year warrants at a $0.16 exercise price per share (representing 50% warrant coverage on this investment tranche, as opposed to the 100% warrant coverage available to outside investors in the May Financing), in exchange for a mutual settlement of any disputes that might have arisen from the Management Agreement, subject to outside counsel’s review and acceptable legal documentation.

As such, the Company expects to receive the remaining funds from the final $5,000 investment from KIT Media, for which it has already received $2,500. The disbursement of the remaining funds are pending Board approval and resolution of the abovementioned matter, and accounted for on the Consolidated Balance Sheets in “Liability to KIT Media, Ltd.”

(13) Subsequent Event

Visual Connection Acquisition

On October 5, 2008, KIT digital, Inc., through its wholly-owned subsidiary, KIT digital FZ-LLC (individually or in aggregate, “KIT”), acquired from Tomas Petru and Jakub Vanek, citizens of the Czech Republic, all of the issued and outstanding share capital of Visual Connection, a.s., a corporation organized and existing under the laws of the Czech Republic (“Visual”), pursuant to the terms of a Share Purchase Agreement. Visual specializes in the supply and delivery of comprehensive digital media and IPTV solutions, services and components, and is headquartered in Prague. The purchase price of the acquisition consisted of:

(a) $2,500 in cash, subject to adjustment on a dollar-for-dollar basis for positive or negative working capital, as the case may be, at closing (with any positive working capital addition payable by KIT capped at $500);

(b) $4,300 in a combination of cash and shares of KIT’s common stock (determined based on the 20-day trailing weighted average closing price per share prior to the respective payment date), payable in four equal installments of $1,075, (i) six months after closing, in the form of $269 in cash and $806 in KIT’s common stock, (ii) 12 months after closing, in the form of $107 in cash and $968 in KIT’s common stock, (iii) 18 months after closing, all in shares of Corporation’s common stock, and (iv) 24 months after closing, all in shares of KIT’s common stock, subject, in each case, to percentage adjustments based on the level of net revenues and EBITDA (earnings before interest, taxes, depreciation and amortization) achieved by Visual against specified target periods and levels outlined in the Share Purchase Agreement and to reduction if specified percentages of retained employees and/or key personnel fail to continue in the employment of Visual;

(c) warrants (or options, at KIT’s election) to purchase 2,000,000 shares of KIT’s common stock at an exercise price equal to the closing price per share of KIT’s common stock on November 6, 2008, which warrants will be transferred to Visual’s employees in a manner and ratio satisfactory to KIT, and vest quarterly over a period of four years following the closing;

(d) additional “earn-out” shares of KIT’s common stock for (i) achieving $20,000 in net revenues (triggering the issuance of $575 of KIT’s common stock) and/or achieving $1,500 of EBITDA (triggering the issuance of $575 of KIT’s common stock) during the immediately succeeding 12-month period following the closing, and/or (ii) achieving $26,500 in net revenues (triggering the issuance of $475 of KIT’s common stock) and/or $2,500 in EBITDA (triggering the issuance of $475 of KIT’s common stock) during the second succeeding 12-month period following the closing, in each case, with the specific number of shares determined based on the 20-day trailing weighted average closing price per share prior to the respective payment date in the future; and

(e) additional “performance bonus” shares of KIT’s common stock in the event KIT together with Visual, generates (i) at least $50,000 in net revenues during the immediately succeeding 12-month period following the closing (triggering the issuance of $600 of KIT’s common stock) and/or $6,500 in EBITDA during the second succeeding 12-month period following the closing (triggering the issuance of $500 of KIT’s common stock), in each case, with the specific number of shares determined based on the 20-day trailing weighted average closing price per share prior to the respective payment date in the future.

Under the Share Purchase Agreement, the price “floor” for all future issuances of KIT common stock is $0.22 per share, even if KIT common stock is trading at less than this value at the time of such issuances. KIT retains the right to substitute payments in cash for all potential issuances of KIT’s common stock described above, irrespective of the trading price of KIT common stock. Additionally, future KIT common stock issuances may be withheld to satisfy indemnifiable claims made by KIT with respect to any misrepresentations or breaches of warranty under the Share Purchase Agreement by the shareholders of Visual within two years after the closing of the acquisition.

Visual is a specialist of choice in the supply and delivery of comprehensive digital media solutions, services and components since 1991. The company designs, develops, delivers and integrates IPTV systems for professional, digital production, processing, distribution and archiving of audiovisual materials. Visual links its software expertise with hardware configuration and integration capabilities for television, IT and telecommunication systems, and offers technical and service support available 24/7. Visual has over 200 clients, and has been involved in deployments for television and radio stations, graphics publishers, audiovisual production and post production houses, state and federal government administration, education companies, telecommunication companies and healthcare providers.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ROO Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of ROO Group, Inc. and Subsidiaries as of December 31, 2007, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ROO Group, Inc. and Subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MOORE STEPHENS, P. C.
Certified Public Accountants.
New York, New York
March 27, 2008

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2007
(Amounts in Thousands, Except Share and Per Share Data)

Assets:
Current assets:
Cash and cash equivalents	$10,189
Accounts receivable, net	3,057
Other current assets	1,288
Restricted cash	100

Total current assets	14,634

Property and equipment, net	1,307
Deferred tax assets	263
Software, net	505
Customer list, net	253
Domain names, net	30
Goodwill	1,123

Total assets	$18,115

Liabilities and Stockholders’ Equity:
Current liabilities:
Bank overdraft and other obligations	$190
Accounts payable	3,121
Accrued expenses	1,616
Income tax payable	139
Other current liabilities	1,478

Total current liabilities	6,544

Capital lease obligations	292
Total liabilities	6,836
Commitments and contingencies	—
Minority interest	(76)

Stockholders’ Equity:
Series A preferred shares, $0.0001 par value: authorized 10,000,000 shares; issued and outstanding 10,000,000	1
Common stock, $0.0001 par value: authorized 500,000,000 shares; issued and outstanding 38,936,039	4
Additional paid-in capital	74,820
Accumulated deficit	(63,524)
Accumulated other comprehensive income	54
Total stockholders’ equity	11,355

Total liabilities and stockholders’ equity	$18,115

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in Thousands, Except Share and Per Share Data)

	Years ended December 31,
	2007	2006

Revenue	$13,929	$9,768
Expenses:
Operations	13,541	8,530
Research and development	6,146	2,140
Sales and marketing	7,530	5,318
General and administrative (exclusive of non-cash compensation)	11,540	6,098
Non-cash compensation	4,748	2,597
Settlement of MVD agreement	500	—
Impairment of property and equipment	788	—
Impairment of intangible assets	3,124	—
Impairment of goodwill	250	—

Total expenses	48,167	24,683

(Loss) from operations	(34,238)	(14,915)

Interest income	725	166
Interest expense	(70)	(78)
Other income (expense)	(51)	—
Registration rights liquidated damages	(792)	(70)

Net (loss) before income taxes	(34,426)	(14,897)

Income tax expense (benefit)	125	(92)

Net (loss) before minority interest	(34,551)	(14,805)

Minority interest	(13)	180

Deduct: Preferred shares dividend	—	—

Net (loss) available to common shareholders	$(34,564)	$(14,625)

Basic and diluted net (loss) per common share	$(0.99)	$(0.92)

Weighted average common shares outstanding	34,869,325	15,901,049

Comprehensive (loss):
Net (loss)	$(34,564)	$(14,625)
Foreign currency translation	46	43

Comprehensive (loss)	$(34,518)	$(14,582)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Amounts in Thousands, Except Share and Per Share Data)

	Series A Preferred Shares	Series A Preferred Shares Par Value	Common Stock	Common Stock Par Value
Balance - January 1, 2006	9,500,000	$1	13,176,436	$1

Issuance of stock in private placements	—	—	12,798,377	2
Stock-based compensation	—	—	—	—
Issuance of Series A Preferred shares as Performance Bonuses	500,000	—	—	—
Issuance of stock for share price guarantee related to Reality Group	—	—	—	—
Issuance of stock for achievement of milestones related to Undercover	—	—	100,000	—
Issuance of warrants for services	—	—	—	—
Foreign currency translation adjustment	—	—	—	—
Net (loss)	—	—	—	—

Balance - December 31, 2006	10,000,000	$1	26,074,813	$3

Issuance of stock in private placements	—	—	10,000,000	1
Stock-based compensation	—	—	—	—
Issuance of stock for News Corp.	—	—	2,000,000	—
Issuance of stock for MyVideoDaily acquisition	—	—	92,379	—
Return and cancellation of stock for MyVideoDaily acquisition	—	—	(92,379)	—
Issuance of stock upon conversion of warrants	—	—	10,000	—
Issuance of stock upon cashless conversion of warrants	—	—	195,726	—
Issuance of stock into escrow related to Wurld Media	—	—	655,500	—
Foreign currency translation adjustment	—	—	—	—
Net (loss)	—	—	—	—

Balance - December 31, 2007	10,000,000	$1	38,936,039	$4

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Amounts in Thousands, Except Share and Per Share Data)

	Other Additional Paid-in Capital	Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance - January 1, 2006	$23,366	$(14,335)	$(35)	$8,998
Issuance of stock in private placements	19,476	—	—	19,478
Stock-based compensation	2,404	—	—	2,404
Issuance of Series A Preferred shares as Performance Bonuses	64	—	—	64
Issuance of stock for share price guarantee related to Reality Group	(961)	—	—	(961)
Issuance of stock for achievement of milestones related to Undercover	260	—	—	260
Issuance of warrants for services	129	—	—	129
Foreign currency translation adjustment	—	—	43	43
Net (loss)	—	(14,625)	—	(14,625)

Balance - December 31, 2006	$44,738	$(28,960)	$8	$15,790

Issuance of stock in private placements	23,874	—	—	23,875
Stock-based compensation	4,748	—	—	4,748
Issuance of stock for News Corp	340	—	—	340
Issuance of stock for MyVideoDaily acquisition	250	—	—	250
Return and cancellation of stock for MyVideoDaily acquisition	(250)	—	—	(250)
Issuance of stock upon conversion of warrants	12	—	—	12
Issuance of stock upon cashless conversion of warrants	—	—	—	—
Issuance of stock into escrow related to Wurld Media	1,108	—	—	1,108
Foreign currency translation adjustment	—	—	46	46
Net (loss)	—	(34,564)	—	(34,564)

Balance - December 31, 2007	$74,820	$(63,524)	$54	$11,355

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)

	Years ended December 31,
	2007	2006
Operating Activities:
Net (loss)	$(34,564)	$(14,625)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Provision for doubtful accounts	120	225
Depreciation	902	173
Amortization of intangible assets	1,334	674
Impairment of property and equipment	788	—
Impairment of goodwill and intangible assets	3,374	—
Non cash stock based compensation	4,748	2,404
Non cash warrants and options for services	—	129
Non cash preferred stock issued as performance bonuses	—	64
Non cash issuance of shares for News Corporation agreement	340	—
Minority interest in subsidiaries	13	(180)

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	231	(2,134)
Other assets	(137)	(767)

Increase (decrease) in:
Accounts payable	1,348	673
Accrued expenses	613	294
Income tax payable	(34)	(198)
Other liabilities	139	842

Total adjustments	13,779	2,199

Net Cash (Used) By Operating Activities - Forward	(20,785)	(12,426)

Investing Activities:
Investment in Bickhams/Videodome	—	(20)
Investment in restricted cash	(100)	—
Investment in ROO Media Europe	—	(90)
Cash paid in Sputnik acquisition	—	(197)
Cash paid in MyVideoDaily acquisition	(250)	—
Investment in assets acquired from Wurld Media	(3,174)	—
Capitalization of content	(89)	(160)
Purchase of equipment	(729)	(355)

Net Cash (Used) By Investing Activities - Forward	$(4,342)	$(822)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)

	Years ended December 31,
	2007	2006
Net Cash (Used) By Operating Activities - Forwarded	$(20,785)	$(12,426)

Net Cash (Used) By Investing Activities - Forwarded	(4,342)	(822)

Financing Activities:
Proceeds from private placements, net	23,875	19,478
Bank overdraft and other obligations	(372)	445
Proceeds from exercise of warrants	12	—
Payments on capital leases	(170)	(20)

Net Cash Provided By Financing Activities	23,345	19,903

Effect of Exchange Rate Changes on Cash	34	8
Net (Decrease) Increase in Cash	(1,748)	6,663
Cash - Beginning of Year	11,937	5,274
Cash - End of Year	$10,189	$11,937

Supplemental Disclosures of Cash Flow Information:
Cash paid during the years for:
Income taxes	$—	$120
Interest	$50	$78

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During the years ended December 31, 2006 and 2007, the Company acquired equipment under capital lease obligations of $211 and $184, respectively.

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(1) Basis of Presentation

ROO Group, Inc. (“we,” “us,” “our,” the “Company” or “ROO Group”), through our operating subsidiaries, is a service provider that enables businesses to leverage digital media assets and provide an enhanced user experience. Our business is divided into two segments: Online Digital Media and Advertising Agency. Online Digital Media provides products and solutions that enable the broadcast of topical video content from our customers’ Internet web sites as well as monetizing that video through advertising sales. This includes website creation and providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcast platforms such as set top boxes and wireless devices (mobile phones and PDAs). Advertising Agency provides varied forms of media and services which support our client campaigns. Our competencies span from creative, account service and media planning and buying to technical web development, direct marketing, incentive programs, CRM, and sales promotion.

(2) Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of ROO Group, Inc., its wholly owned subsidiary ROO Media Corporation, its wholly owned subsidiary Bickhams Media, Inc., its 51% owned subsidiary Reality Group and its wholly owned subsidiary ROO HD, Inc. Included in the consolidation with ROO Media Corporation are its wholly owned subsidiary ROO Media (Australia) Pty. Ltd. and ROO Media (Australia) Pty. Ltd.’s wholly owned subsidiary Undercover Media Pty. Ltd., its wholly owned subsidiary ROO Media Europe Limited, its wholly owned subsidiary ROO Broadcasting Limited, ROO Broadcasting Limited’s 51% owned subsidiary Sputnik Agency Pty. Ltd. and its wholly owned subsidiary ROO TV Pty. Ltd. Included in the consolidation with Bickhams Media, Inc. is its wholly owned subsidiary VideoDome.com Networks, Inc.

Management Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management’s judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.

Foreign Currency Translation - Assets and liabilities of ROO Group’s foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the periods. Resulting translation adjustments are recorded as a component of accumulated comprehensive income (loss) in stockholders’ equity.

Fair value of Financial Instruments - Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. In assessing the fair value of our cash and cash equivalents, accounts receivables, other current assets, accounts payables, accrued liabilities, and other current liabilities, management concluded that the carrying amount of these financial instruments approximates fair value because of the immediate or short-term maturity of these financial instruments.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Risk Concentrations - Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit credit exposure. We believe no significant concentration of credit risk exists with respect to these investments. The amount of cash beyond insured amounts as of December 31, 2007, was $10,084.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the nature of our customers who are dispersed across many industries and geographic regions. The allowance for doubtful accounts as of December 31, 2007 was $282. As of December 31, 2007, one customer accounted for approximately 12% of our trade accounts receivable. We routinely assess the financial strength of customers and, based upon factors concerning credit risk, we establish an allowance for doubtful accounts. Management believes that accounts receivable credit risk exposure beyond such allowance is limited.

We generally do not require collateral for our financial instruments.

Impairment of Long-Lived Assets - We review our long-lived assets and identifiable intangibles for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

Cash and Cash Equivalents - We consider all highly liquid investments with original maturities of ninety days or less when purchased to be cash and cash equivalents.

Restricted Cash - As of December 31, 2007, we pledged approximately $100 as collateral for a standby letter of credit that guarantees our obligation related to a real estate lease agreement.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for using the straight-line and declining balance methods of accounting over the estimated useful lives of the assets [See Note 6].

Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

Income Taxes - Pursuant to SFAS No. 109, “Accounting for Income Taxes,” income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company’s deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Intangible Assets - Amortizable intangible assets of the Company are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets, with periods of up to five years. All intangible assets, including goodwill, are reviewed for impairment annually or more frequently if events or circumstances indicate that carrying amounts may not be recoverable [See Note 8].

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Research and Development - Costs incurred in research and development are expensed as incurred. Software development costs are required to be capitalized when a product’s technological feasibility has been established through the date the product is available for general release to customers. The Company does not capitalize any software development costs, as technological feasibility is generally not established until a working model is completed, at which time substantially all development is complete.

Revenue Recognition - Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided.

Stock-Based Compensation - On January 1, 2006, we adopted SFAS No. 123R, “ Share-Based Payment ,” or SFAS 123R. Among other items, SFAS 123R requires companies to record compensation expense for share-based awards issued to employees and directors in exchange for services provided. The amount of the compensation expense is based on the estimated fair value of the awards on their grant dates and is recognized over the required service periods. Our share-based awards include stock options and restricted stock awards.

We adopted SFAS 123R using the modified prospective transition method, which requires the application of the accounting standard to all share-based awards issued on or after January 1, 2006 and any outstanding share-based awards that were issued but not vested as of January 1, 2006. For the years ended December 31, 2006 and 2007, we recognized $2,597 and $4,748, respectively of stock-based compensation expense in our consolidated financial statements. We recognized expense because we had (a) stock options granted prior to January 1, 2006 that had not yet vested as of January 1, 2006 and (b) stock options granted subsequent to January 1, 2006.

The estimated fair value underlying our calculation of compensation expense for stock options is based on the Black-Scholes-Merton pricing model. SFAS 123R requires forfeitures of share-based awards to be estimated at the time of grant and revised, if necessary, in subsequent periods if estimates change based on the actual amount of forfeitures experienced.

Net (Loss) Per Share - We compute net (loss) income per common share under the provisions of SFAS No. 128, “Earnings per Share,” which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires us to report both basic net (loss) income per share, which is based on the weighted average number of common shares outstanding during the period, and diluted net (loss) income per share, which is based on the weighted average number of common shares outstanding plus all potentially dilutive common shares outstanding. All equivalent shares underlying options, warrants, and convertible Series A Preferred Stock were excluded from the calculation of diluted loss per share because we had net losses for all years presented and therefore equivalent shares would have an anti-dilutive effect.

Reclassification - Certain prior period amounts have been reclassified to conform to the current presentation.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115,” which is effective for fiscal years beginning after November 15, 2007. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. Unrealized gains and losses on items for which the fair value option is elected would be reported in earnings. We have evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of our financial results.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)), which replaces SFAS No. 141, “Business Combinations.” SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption is not permitted. We are currently evaluating the effects, if any, that SFAS 141(R) may have on our financial statements and believe it could have a significant impact if business combinations are consummated. However, the effect is indeterminable as of December 31, 2007.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We are currently evaluating this new statement and anticipate that the statement will not have a significant impact on the reporting of our results of operations.

(3) Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred substantial net operating losses and used substantial amounts of cash in our operating activities. Since ROO Group’s inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. We expect this trend to continue. The expansion and development of our business will likely require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenue, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(4) Acquisitions

On January 27, 2006 ROO Media Corporation purchased the remaining 24% of ROO Media Europe Limited that it did not own for $90.

On October 1, 2006, ROO Group, through a majority-owned subsidiary (the “Acquiring Subsidiary”), entered into an agreement to acquire the business, assets and name from an Australian based interactive marketing agency. As consideration for the business, assets and name, 24.5% of the issued shares of the Acquiring Entity were transferred to the shareholders of the agency. Also, a cash amount of $250 was paid to the shareholders of the agency in December 2006. In addition to this amount, 50% of any further payment as detailed in Note 11 will be made to the shareholders of the agency less the cash amount of $250.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (October 1, 2006).

Current assets	$43
Property, Plant and Equipment	55
Intangible Asset - Customer List	262
Total Assets Acquired	360

Current Liabilities	163
Total Liabilities Assumed	163

Net Assets Acquired	$197

In 2007, the “Acquiring Subsidiary” changed its name to Sputnik Agency Pty. Ltd.

On October 1, 2006, The Reality Group Pty Ltd. (“Reality Group”), a 51% owned subsidiary of the Company, and the shareholders of Cooee Melbourne Pty Ltd. (“Cooee”) entered into an agreement, pursuant to which Reality Group acquired the business and assets of Cooee. Cooee is a provider of integrated communication solutions, including direct marketing, Internet advertising and sales promotion. As consideration for the business and assets of Cooee, Reality Group will make a cash payment monthly for a period of 21 months to the shareholders of Cooee, subject to adjustment as follows. For the first six months, a payment of approximately $20 will be paid to Cooee at the conclusion of the month. After every six months, the amount due and payable to Cooee will be reconciled against revenue earned and paid from Cooee’s clients. At the end of each six month period, a reconciliation statement will be prepared and provided by Reality Group to Cooee. In the event that revenue from the six month period exceeds $394 (based on the pro rata expectation of a $788 annualized revenue) or is less than $394, the variance percentage between the expected $394 revenue shall be either adjusted by way of deduction or an increase in respect of the fee paid in the following six month period in equal installments.

The operations of Cooee, which are included in the operations of Reality Group during the period from October 1, 2006 to December 31, 2007, have been included in the consolidated statements.

In November 2007, it was mutually agreed to terminate the Cooee acquisition agreement and settle the remaining payments. As final settlement of all payments per this agreement, $24 has been accrued and recorded in Accrued Expenses. An impairment loss of $86 was recorded during the year ended December 31, 2007 related to the net book value of customer lists purchased (See note 8).

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(4) Acquisitions (Continued)

On November 21, 2006, we issued 100,000 shares of our common stock in full and final settlement of the milestones, as detailed in the agreement to purchase Undercover Media Pty Ltd. The shares were valued at $260, based on the closing trading value on the previous day of $2.60. The value of these shares was originally recorded as an intangible asset (See Note 8).

On January 22, 2007, we entered into an Asset Purchase Agreement (the “APA”) with RJM Price & Company, Inc. (“RJM”) and Robertson Price. Pursuant to the APA, we acquired all of the properties, rights and assets constituting the business of RJM, which operates under the name MyVideoDaily (“MVD”). The APA provided for consideration of up to an aggregate of $1,350, of which $250 was paid upon the execution of the APA. The APA included milestone payments, which provided certain defined targets and conditions to be met. Pursuant to the terms of the APA, we also entered into an employment agreement with Mr. Price. On May 17, 2007, RJM was issued 92,379 shares of our common stock valued at $250, for achieving the first quarter milestone.

On October 18, 2007, we entered into a settlement agreement with RJM and Robertson Price, resolving all payment and other obligations among the parties arising out of the APA dated as of January 22, 2007. Pursuant to the agreement, ROO paid RJM $500 on October 23, 2007, and RJM delivered to ROO 92,379 shares of ROO common stock, which had been previously issued by ROO. These shares have been canceled and the value recorded on May 17, 2007 has been reversed. This agreement is the full and final settlement of any outstanding items or amounts related to the APA. The $250 paid upon execution of the APA was recorded as goodwill. The $500 paid upon the execution of the settlement agreement was recorded as settlement of MVD agreement in the Statement of Operations. As of December 31, 2007, the goodwill of $250 was impaired and recorded as impairment of goodwill expense in the Statement of Operations (See Note 8).

On February 16, 2007, Wurld Media, Inc. (‘Wurld Media’) issued a promissory note to the Company in the principal amount of $1,500. Pursuant to the promissory note the Company advanced to Wurld Media the sum of $800, and in its sole discretion may make additional advances of up to, but not exceeding $1,500. The promissory note accrues interest at the annual rate of 8% and in the event of a default will accrue interest at the annual rate of 10%. The promissory note is secured by all of the assets of Wurld Media. The promissory note is due and payable upon the earlier of (i) the closing of the acquisition of the assets of Wurld Media, in which event, the loan amount will be credited against the purchase price of the assets or (ii) November 26, 2007. This promissory note has been paid in full and is included in the assets of Wurld Media acquired. The loan made to Wurld Media was recorded as a component of “Investment in assets acquired from Wurld Media” on the Statement of Cash Flows.

On June 15, 2007, Gregory Kerber issued a promissory note to the Company in the principal amount of $400. Pursuant to the promissory note, the Company advanced to Mr. Kerber the sum of $394. The promissory note accrues interest at the rate of 8% and in the event of a default will accrue interest at the rate of 10%. The promissory note is secured by certain of his shares in Wurld Media. The promissory note is due and payable upon demand by the Company. This promissory note has been paid in full and is included in the assets of Wurld Media acquired. The loan made to Mr. Kerber was recorded as a component of “Investment in assets acquired from Wurld Media” on the Statement of Cash Flows.

On July 12, 2007, ROO HD, Inc. (“ROO HD”), a wholly owned subsidiary of ROO Group, entered into an asset purchase agreement with Wurld Media, Gregory Kerber and Kirk Feathers. Wurld Media specializes in the peer-to-peer distribution of music, movies, games, TV shows and other audio, video, and audio/video content.   The acquisition was completed and closed on July 17, 2007. The assets acquired by ROO HD, pursuant to the agreement, included: (i) certain fixed assets, equipment, fixtures, and leasehold improvements located at Wurld Media’s office in Saratoga Springs, New York; (ii) certain intellectual property of Wurld Media; (iii) the customer logs, location files and records of Wurld Media, (iv) all claims, entitlements, rebates, refunds, settlements, awards or other rights related to the assets acquired by ROO HD.   The consideration for the assets acquired by ROO HD was an aggregate of $4,320, consisting of $3,174 in cash, $38 in accrued liabilities related to the purchase and the issuance of 655,500 shares of our common stock valued on July 17, 2007 at $1.69 per share or $1,108. The total purchase consideration was allocated to the assets acquired at their estimated fair values as of the date of acquisition, as determined by management, as $3,180 of software and $1,140 of fixed assets.

 At the end of December 2007, we decided to abandon the development and assets of the peer-to-peer business that we acquired in the asset purchase agreement with Wurld Media (See Note 8).

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(5) Related Party Transactions

On March 6, 2007, Reality Group Pty. Ltd. issued a promissory note to the Company in the principal amount of $380. Pursuant to the promissory note the Company advanced to Reality Group the sum of $190, on March 6, 2007, and $190 on March 13, 2007. Interest on the promissory note accrues at the rate of 8% per annum. The promissory note is due on June 30, 2008 and is secured by all the assets of Reality Group. In addition, Grant Lee and Mike Bollan agreed to pledge 20% of the ordinary shares of Reality Group which they own as security for Reality Group’s obligations under the promissory note. This eliminates in consolidation.

On May 11, 2007, Reality Group Pty. Ltd. issued a promissory note to the Company in the principal amount of $400. Pursuant to the promissory note the Company advanced to Reality Group the sum of $400, on May 11, 2007. Interest on the promissory note accrues at the rate of 8% per annum. The promissory note is due on May 11, 2008. This eliminates in consolidation.

(6) Property and Equipment

Property and equipment at December 31, 2007 consists of the following:

	Assets
	under Capital	Motor	Computer	Leasehold	Furniture and	Office
	Lease	Vehicles	Software	Improvements	Fixtures	Equipment	Total
Cost	$290	$61	$169	$536	$268	$1,208	$2,532
Accumulated Depreciation	(197)	(51)	(103)	(141)	(60)	(673)	(1,225)

Net	$93	$10	$66	$395	$208	$535	$1,307

Estimated useful life	7 years	6 years	2 years	5 years	5 years	4 years

Depreciation expense (including amortization of capital lease assets) amounts to $902 and $173 for the years ended December 31, 2007 and 2006, respectively.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(7) Goodwill and Intangible Assets

As of December 31, 2007, goodwill totals $1,123 and is comprised of $1,033, which represents the excess of acquisition costs over the fair value of net assets of the Reality Group acquisition at the date of acquisition of $1,990 less $957, which represents the buyback of shares which was recorded as a reduction of goodwill. Also included in goodwill is $90 related to the acquisition of 24% of ROO Media Europe Limited, which was owned by a third party.

At December 31, 2007 intangible assets include the following:

	Customer List	Software	Domain Name

Cost	$931	$1,320	$54
Less Amortization	(678)	(815)	(24)

Totals	$253	$505	$30

Estimated future annual amortization expense as of December 31, 2007 is as follows:

	Customer List	Software	Domain Name

2008	$134	$265	$11
2009	70	226	11
2010	49	14	8

Totals	$253	$505	$30

The customer lists were acquired as a component of the Reality Group and Sputnik acquisitions and are being amortized over a 4 year period on a straight line basis. The software is being amortized over a 5 year period on a straight line basis. The Company purchased the domain name www.roo.com in November 2005 and it is being amortized over a 5 year period on a straight line basis.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

  (8) Impairment of Assets

At the end of December 2007, we decided to abandon the development and assets of the peer-to-peer business that we acquired in the Asset Purchase Agreement with Wurld Media, which was comprised of software and property and equipment. Accordingly, we evaluated the ongoing value of these assets. Based on this evaluation, we determined that software with a carrying amount of $2,783 was impaired; this is recorded as loss on impairment of intangible assets in the Statement of Operations. Based on this evaluation, we also determined that property and equipment with a carrying amount of $855 was impaired and we wrote it down by $788; this amount was recorded as loss on impairment of property and equipment in the Statement of Operations. Subsequent to December 31, 2007, $33 of this property and equipment was sold to a third party for book value, and no gain or loss was recorded on the sale.

At the end of 2007, we determined that goodwill recorded when we acquired the properties, rights and assets pursuant to the Asset Purchase Agreement with MVD was impaired. We evaluated the goodwill for impairment by comparing the estimated fair value, which was based on the present value of estimated future cash flows to be generated to the carrying amount of $250. The estimated future cash flows were determined to be negligible based on actual results in 2007. Based on this evaluation, we determined that goodwill was impaired and we recorded $250 as a loss on impairment of goodwill in the Statement of Operations.

At the end of November 2007, we decided to stop the production of content and terminate the content production department. We have and will continue to license content from outside sources. Accordingly, we evaluated the ongoing value of the content recorded as an asset. Based on this evaluation, we determined that content with a carrying amount of $255 was impaired; this amount was recorded as impairment of intangible assets in the Statement Operations.

In November 2007, it was mutually agreed to terminate the agreement between Reality Group and Coeee and settle the remaining payments in the agreement due to the loss of the customers acquired from Cooee. Accordingly, we evaluated the ongoing value of these assets. Based on this evaluation, we determined that customer lists with a gross carrying amount of $220 and a net carrying amount of $86 was impaired; this is recorded as impairment of intangible assets in the Statement Operations.

(9) 401(k) Plan

Beginning in 2007, the Company offered its eligible U.S. employees the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of Section 401(k) of the Internal Revenue Code (“the 401(k) Plan”). Each employee is eligible to contribute, on a tax-deferred basis, a portion of annual earnings not to exceed certain federal income tax limitations. The 401(k) Plan also includes company matching contributions for all participants making elective deferrals. The Company makes matching contributions for all eligible employees who contribute to the 401(k) Plan an amount equal to the salary deferrals that do not exceed 3% of their compensation. The Company has accrued $62 for matching contributions as of December 31, 2007 and will make the contribution by March 15, 2008 as required by the 401(k) Plan. The Company ceased matching contributions to the 401(k) Plan effective January 1, 2008.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(10) Income Taxes

Income taxes consisted of the following:

	Years ended December 31,
	2007	2006
Current:
Australian Federal Tax expense (benefit)	$114	$(84)
Non-Current:
Australian Federal Tax expense (benefit)	11	(8)
Totals	$125	$(92)

The reconciliation of reported income tax expense to the amount of income tax expense that would result from applying Australian federal tax rates to pretax income is as follows:

Statutory Federal Income Tax (benefit)	$16	$(138)
Other (Non Allowable Deductions)	109	46
Totals	$125	$(92)

The components of deferred tax assets and liabilities as of December 31, 2006 for Australian federal taxes, are as follows:

Deferred Tax Assets:
Provision Accounts	$89
Depreciation	(7)
Other Liabilities	21
Tax Loss Carryforward	160
Total	$263

At December 31, 2007, we have approximately $37,500 in U.S. federal net operating tax loss carryforwards expiring at various dates through 2027. The Tax Reform Act of 1986 enacted a complex set of rules which limits a company’s ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock issued by us from time to time, including the stock issued related to the conversion of outstanding warrants, or the result of other changes in ownership of our outstanding stock, we may have experienced an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited. A 100% valuation allowance has been established due to the uncertainty about the realization of the deferred tax asset.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(11) Commitments and Contingencies

Leases - The Company is a party to a number of non-cancelable lease agreements primarily involving office premises and computer equipment. Computer equipment leases are generally for three year periods. There are five leases of office premises. The first is in New York, New York, United States and is for three years and ten months ending in November 2008 with no renewal options. The second is in South Melbourne, Victoria, Australia and is for a five year period ending in July 2011. The third is in Windsor, Victoria, Australia and is for eight years ending in June 2013. The fourth is in Clifton Park, New York, United States and is for five years ending in July 2012. The fifth is in London, United Kingdom and is for five years ending in August 2012.

The following is a schedule of future minimum payments under capital leases and operating leases, and obligations under capital leases (present value of future minimum rentals) as of December 31, 2007.

Periods January to December unless stated otherwise	Capital	Operating Property	Total

2008	$129	$1,366	$1,495
2009	104	1,201	1,305
2010	90	1,223	1,313
2011	83	986	1,069
2012	—	448	448
Thereafter	—	54	54

Total Minimum Lease Payments	406	$5,278	$5,684
Less Amount Representing Interest	(92)

Total Obligations Under Capital Leases	$314

Rent expense amounted to $1,170 and $743 for the years ended December 31, 2007 and 2006, respectively.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(11) Commitments and Contingencies (continued)

Contingent acquisition - A contingent liability has been calculated based on the agreement between ROO Broadcasting Limited, a wholly owned subsidiary of the Company and the holders of the 49% non-controlling interest in Sputnik on October 28, 2005. Subject to the conditions described below, the Company may issue additional shares (“Additional Shares”) of common stock to those holders, issuable after December 31, 2007, calculated as follows:

51% of [(1 * Sputnik Revenue) + (4 * Sputnik Earnings)]
Average ROO Share Price

where: “Sputnik Revenue” means the billings less all media and third party supplier costs of Sputnik for the twelve month period ending December 31, 2007; “Sputnik Earnings” means the earnings of Sputnik before tax and after deduction of interest and all other expenses for the twelve month period ending December 31, 2007; and “Average ROO Share Price” means the average price of the Company’s common stock during the final five trading days of December 2007.

If the Company does not issue the computed number of Additional Shares, ROO Broadcasting Limited’s 51% ownership of Sputnik will be reduced on a pro rata basis by the difference between the computed number of Additional Shares and the actual number of Additional Shares issued. If the Company does not issue any Additional Shares, ROO Broadcasting will relinquish all of its 51% ownership of Sputnik. However, if the Sputnik Earnings are greater than 15% of the Sputnik Revenue and the number of Additional Shares, to be issued are less than 4.9% of the then current outstanding shares of common stock of the Company, the Company must proceed with issuing the maximum number of Additional Shares in accordance with the above formula. As of December 31, 2007, neither of these conditions was met and therefore we are under no obligation to complete the transaction (See Note 17 for more information). The contingent liability calculated is approximately $3,000 as of December 31, 2007 based on actual results for the year ended December 31, 2007.

On March 12, 2008, the Company entered into a binding Content Distribution Agreement (“CDA”) with Kamera Content AB (“Kamera”), providing for a collateralized and callable advance payment by the Company of $300,000. The CDA provides the Company with an exclusive time period during which to negotiate the acquisition of Kamera. Concurrent with the CDA, the Company executed a non-binding Letter of Intent (“Kamera LOI”) for the purchase of 100% of the capital stock of Kamera by the Company. According to the Kamera LOI, the cash immediately payable to effect the purchase of Kamera Content AB by the Company is US$2.5 million upon closing of the acquisition. As additional consideration, according to the Kamera LOI, the Company will issue to Kamera common shares upon closing of the acquisition and at future dates based on certain timing and performance related benchmarks and thresholds. All the common stock payments considered under the Kamera LOI may be paid in cash instead, at the election of the Company.

Employment Agreements - On December 18, 2007, ROO Group, Inc. the Company entered into an Executive Management Agreement (the “Management Agreement”) with KIT Capital Limited (“KIT”) for a term commencing on January 9, 2008 and terminating on January 9, 2011, unless sooner terminated or mutually extended. KIT shall designate Kaleil Isaza Tuzman as Chief Executive Officer, Jamie Levine as Head of Communications and Rosario Davi as Corporate Development Manager of the Company. The Agreement provides for compensation as follows: (i) $50,800 monthly, (ii) signing incentive payment of $68,500, (iii) an incentive bonus equal to the greater of (x) the preceding twelve months’ base compensation or (y) the previous month’s monthly installment of base compensation multiplied by twelve if the Company shall achieve 2 consecutive quarters of profitability or the Company’s total monthly revenue equals of exceeds $6 million. The Management Agreement provides that upon termination of the Agreement or after the expiration date for any reason except cause (as defined in the Agreement), the Company shall pay KIT, in addition to any other payments due hereunder, a cash severance payment equal to the greater of (i) the total amount paid to KIT during the preceding twelve months, including base compensation and all bonuses, or (ii) the previous month’s monthly installment of base compensation multiplied by twelve.

Litigation - Our wholly owned subsidiary, ROO HD, Inc. (“ROO HD”), has been served as a defendant in a lawsuit entitled Julie Vittengl et al. vs. ROO HD, Inc., a purported class action pending in New York Supreme Court, Saratoga County. The suit, brought by four former employees of Wurld Media, Inc. (“Wurld”) purportedly on behalf of themselves and “others similarly situated,” claims that ROO HD’s acquisition of certain assets of Wurld was a fraudulent conveyance and that ROO HD is the alter-ego of Wurld. Plaintiffs seek the appointment of a receiver to take charge of the Company’s property in constructive trust for plaintiff and payment of plaintiff’s unpaid wages and costs of suit, both in an unspecified dollar amount.   ROO HD timely   filed its answer to the complaint, and there have been no further developments. ROO HD believes the suit is without merit and will defend it vigorously.
.
On December 24, 2007, Rick Gell and Todd Pavlin, two former consultants of ROO Media sued that entity together with ROO Group and ROO Group’s Founder and Vice Chairman Robert Petty and ROO Media’s former President and Chief Operating Officer Steve Quinn in New York Supreme Court, New York County, alleging breach of an oral employment agreement, fraudulent inducement and other claims relating to the plaintiffs’ employment at ROO Media. On February 21, 2008, defendants moved to dismiss the complaint, and the motion will be fully briefed to the Court by April 24, 2008, whereupon the Court shall rule, either with or without first taking oral argument. We believe the suit is without merit and will defend it vigorously.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(12) Preferred Shares

The Series A Preferred Stock has a stated value of $.0001 and a liquidation preference over the common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders and are entitled to ten votes for each share of Series A Preferred Stock owned. Except as otherwise expressly required by law, holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class. Beginning two years from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into 0.04 shares of common stock, as adjusted. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Common Stock is below $3.00 per share. If within two years from the date of issuance, there is a sale or other disposition of all or substantially all of our assets, a transaction or series of related transactions in which more than 50% of the voting power of security holders is disposed of, or upon a consolidation, merger or other business combination where the Company is not the survivor, then immediately prior to such event each holder of Series A Preferred Stock may convert any or all of such holder’s shares of Series A Preferred Stock into Common Stock as described above. The Company is prohibited from taking action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock without the vote of the holders of a majority of the then outstanding shares of Series A Preferred stock.

On June 30, 2006, ROO Group, Inc. (the “Company”) issued 500,000 shares of Series A Preferred Stock to an employee. These shares were valued at the equivalent number (1:25) of common shares based upon the fair market value as at the issue date at $64. Such amount is included in “Non-Cash Compensation”. These shares were issued as a performance bonus for, among other things, the employee’s role in helping expand and grow the Company’s business operations.

  (13) Stock Issuances

On July 28, 2006, the Company issued 50,000 warrants at an exercise price of $2.00 to Highbridge International LLC for Investor Relations services. These warrants were valued under the Black-Scholes method as $129.

On August 18, 2006, the Company entered into a Common Stock Purchase Agreement pursuant to which the Company sold 4,420,000 shares of its common stock and 2,210,000 warrants to purchase shares of common stock to accredited investors, a number of which are existing shareholders of the Company. The offering closed on August 23, 2006. The warrants were valued under the Black-Scholes method as $2,658. The shares of common stock were sold at a price of $1.25 per share resulting in gross proceeds of $5,525. Each investor was issued warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock purchased. The warrants have an exercise price of $2.00 per share and a term of five years.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement was not filed within such time or if the registration statement was not declared effective within 120 days following the closing date, the Company would be required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective. The Company failed to fulfill its obligations to timely file the Registration Statement and keep it effective and owes approximately $216 in liquidated damages to the investors, this amount has been accrued and is included in accrued expenses and registration rights liquidated damages.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(13) Stock Issuances (Continued)

Savvian LLC, Burnham Hill Partners, a division of Pali Capital, Inc. and Brimberg & Co., registered broker-dealers, acted as placement agents for the sale of the Company’s common stock. In connection with the closing, the Company paid the placement agents a cash fee of $461. In addition, the Company issued the placement agents 801,369 warrants to purchase shares of common stock with an exercise price of $1.25 per share for a period of five years and were valued under the Black-Scholes-Merton method as $1,057. The net proceeds of $4,985 were received after deducting placement agent fees of $461, legal fees of $74 and escrow agent fees of $5. The transaction was exempt from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

On November 14, 2006, the Company entered into a securities purchase agreement pursuant to which the Company sold an aggregate of 8,378,377 shares of the Company’s common stock and warrants to purchase an additional 2,513,513 shares of the Company’s common stock to accredited investors resulting in gross proceeds of $15,500. The offering closed on November 16, 2006. The unit price of the common stock and corresponding warrant was $1.85. The warrants have an exercise price of $3.00 per share and a term of five years. The warrants were valued under the Black-Scholes-Merton method as $2,943. At any time at which the market price of the Company’s Common Stock exceeds $5.00 for 10 trading days during any 20 consecutive trading days, the Company may elect to call the warrants, provided that, the shares underlying such warrants are registered pursuant to a registration statement.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed, up to a maximum of 10%. Also, if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is declared effective, up to a maximum of 10%. The Company failed to fulfill its obligations to timely file the Registration Statement and keep it effective and owes approximately $254 in liquidated damages to the investors, this amount has been accrued and included in accrued expenses and registration rights liquidated damages.

Merriman Curhan Ford & Co. and Brimberg & Co., financial advisors and registered broker-dealers, acted as placement agents for the sale of the Company’s common stock. In connection with the closing we paid the placement agents a cash fee of an aggregate $930. In addition, the Company issued to the placement agents 326,757 warrants to purchase shares of our common stock with an exercise price of $3.00 per share exercisable for a period of five years and were valued under the Black-Scholes-Merton method as $383. In connection with the November 2006 Financing, we received net proceeds of $14,493 after payment of placement agent fees of $930, legal fees and expenses of $72, and escrow agent fees of $5.

On November 21, 2006, we issued 100,000 shares of common stock in full and final settlement of the milestones detailed in the Undercover Media Purchase Agreement. The shares were valued at $260, based on the closing trading value of the shares on the previous day of $2.60. The value of these shares was recorded as an intangible asset.

On January 25, 2007, we entered into an agreement with News Corporation (“News Corp”). The Agreement provides for the issuance of 2,000,000 shares of our common stock upon execution of the Agreement, which were to be held in escrow and released to News Corp on January 1, 2008, if the average monthly revenues from News Corp and its affiliates for the three month period ended December 31, 2007 is not less than the revenue from News Corp and its affiliates for the one month period ending December 31, 2006 (the “Revenue Target”). On February 7, 2008, we released the 2,000,000 shares of our common stock to News Corp for meeting the Revenue Target. The shares were valued at $0.17 per share or $340, and that amount was recorded as sales and marketing expense on December 31, 2007.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(13) Stock Issuances (Continued)

We also agreed to issue an additional 2,000,000 shares of our common stock to News Corp if within three years of the date of the Agreement the average monthly revenue from News Corp and its affiliates for any consecutive three month period equals at least six times the Revenue Target. Further, we agreed that if the foregoing is not timely achieved, we shall issue to News Corp warrants to purchase 2,000,000 shares of our common stock which shall be exercisable for a term of two years at a price of $2.70. The exercise price of the warrants will be subject to customary anti-dilution protection for stock splits, recapitalizations, stock dividends and the like.

We have granted News Corp piggy-back registration rights in connection with the shares issuable pursuant to the Agreement.

On May 4, 2007, we entered into a securities purchase agreement pursuant to which the Company sold an aggregate of 10,000,000 shares of our common stock and warrants to purchase an additional 3,000,000 shares of our common stock to accredited investors resulting in gross proceeds of $25,000. The offering closed on May 10, 2007. The unit price of the common stock and corresponding warrant was $2.50. The warrants have an exercise price of $4.50 per share and a term of five years. The warrants were valued under the Black-Scholes method as $5,117. At any time at which the market price of our Common Stock exceeds $6.00 for 10 trading days during any 20 consecutive trading days, we may elect to call the warrants, provided that, the shares underlying such warrants are registered pursuant to a registration statement. We agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed, up to a maximum of 10%. The registration statement was filed on June 11, 2007. Also, if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is declared effective, up to a maximum of 10%, which increases to 18% if the registration statement is not declared effective within two years following the closing date. The registration statement was declared effective on August 14, 2007. Merriman Curhan Ford & Co. and Brimberg & Co., registered broker-dealers, acted as placement agents for the sale of the Company’s common stock. In connection with the May 2007 Financing, we received net proceeds of $23,875 after payment of placement agent fees of $1,000, legal fees and expenses of $120, and escrow agent fees of $5.

In 2007, the Company failed to fulfill its obligations to keep the registration statements effective related to the August 23, 2005, October 20, 2005 and December 28, 2005 private placements and owes approximately $393 in liquidated damages to these investors. This amount has been accrued and is included in accrued expenses and registration rights liquidated damages.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

   (13) Stock Option Plan

On November 16, 2006 our Board of Directors of ROO Group, Inc. increased the number of shares which may be issued under the 2004 Stock Option Plan to an aggregate of 8,000,000 shares of common stock.

On April 3, 2007 our Board of Directors of ROO Group, Inc. increased the number of shares which may be issued under the 2004 Stock Option Plan to an aggregate of 12,000,000 shares of common stock.
The Plan is administered by the Board of Directors of ROO Group (the “Board”) or by a committee to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). Options granted under the Plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the Plan vest in such increments as is determined by the Administrator. To the extent that options are vested, they must be exercised within a maximum of three months of the end of optionee’s status as an employee, director or consultant, or within a maximum of 12 months after such optionee’s termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the Plan shall be determined by the Administrator. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of ROO Group’s outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

Under SFAS No. 123(R) the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended December 31, 2007	Year Ended December 31, 2006
Expected life (in years)	4.78	2.77
Risk-free interest rate	4.54%	4.74%
Volatility	89%	96%
Dividend yield	0%	0%

A summary of the status of stock option awards as of December 31, 2007 and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Intrinsic Value
Outstanding at December 31, 2005	1,783,050	$2.00
Granted	4,284,500	2.36
Exercised	—	—
Cancelled, expired, or forfeited	(419,695)	2.23
Outstanding at December 31, 2006	5,647,855	2.25
Granted	4,110,000	3.77
Exercised	—	—
Cancelled, expired, or forfeited	(3,277,271)	2.28
Outstanding at December 31, 2007	6,480,584	3.20	3.84	$0
Exercisable at December 31, 2007	3,207,140	2.75	3.20	0

The weighted-average grant-date fair value of option awards granted during the years ended December 31, 2007 and 2006 was $2.25 and $1.39, respectively. There have been no options exercised from inception through December 31, 2007.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(15) Segment Reporting

We derive our revenue from two operating segments. These operating segments are presented on a worldwide basis and include: Online Digital Media and Advertising Agency.

Online Digital Media operations span all aspects from website creation and supply of technology, to content and delivery of static and video assets, online property development and management as well as monetizing video through advertising sales.

Advertising Agency operations represent varied forms of media and services which comprise and support client campaigns. These operations include direct marketing, incentive programs, internal communications, customer relationship management, brand planning, sales promotion, creative, brand identity, sponsorships, on-line marketing, new media, media planning, media buying and packaging.

As a result of the continued growth and the changing nature of our business, we believe it is now necessary to disclose our operations on a segment by segment basis. Although the Advertising Agency segment operations are greater than just traditional media, it has been decided that its activities are significantly different from the pure online activities of our Online Digital Media segment. As our operations continue to evolve, we will continue to regularly review the business to determine if there is a need to make changes to the reported segments.

In accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, all prior period information has been reported to conform to the new segment presentation. The following table provides revenue and segment income (loss) from operations for each of the segments. Segment income (loss) from operations, as shown below, is the performance measure used by management to assess segment performance and excludes the effects of: stock-based compensation, amortization of intangible assets and corporate expenses. Corporate expenses consist of those costs not directly attributable to a segment, and include: salaries and benefits for the Company’s corporate executives, corporate governance costs, fees for professional service providers including audit, legal, tax, insurance, and, other corporate expenses.

	Year ended
	December 31,
	2007	2006
Revenue:
Online Digital Media	$9,525	$5,361
Advertising Agency Business	4,404	4,407
Corporate	-	-
Total revenue	$13,929	$9,768

Operating (loss):
Online Digital Media	$(21,920)	$(10,271)
Advertising Agency Business	(57)	(524)
Corporate	(12,261)	(4,120)
Total operating (loss) income	$(34,238)	$(14,915)

December 31,
2007
Assets:
Online Digital Media	$5,049
Advertising Agency Business	1,887
Corporate	11,179
Total assets	$18,115

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(16) Subsequent Events

We announced on March 17, 2008 that we intend to exercise our right to complete the purchase of our 51% owned Sputnik subsidiary, and that an agreement had been reached in principle to acquire the remaining 49% of Sputnik. The full integration of the Companies will include a consolidation of products and creative services to address current and future client needs.

(17) Subsequent Events (Unaudited) Occurring After the Date of the Report of the Independent Registered Public Accounting Firm

On March 31, 2008 we announced that the Company had executed definitive share purchase agreements with certain Sputnik shareholders. We expect to effect the purchase of the remaining Sputnik shares during the quarter ending June 30, 2008. As currently contemplated, the total consideration will be approximately $4.6 million of which net cash to be paid by us to the Sputnik shareholders to affect this purchase is to be approximately $4 million. Although we are optimistic that we will complete the purchase of Sputnik according to the key terms and conditions outlined in the Sputnik MOU, there is no guarantee that the Sputnik purchase will indeed close, that it will close in the form outlined in the Sputnik MOU or that it will close during the quarter ended June 30, 2008.

On March 30, 2008, the Company reached negotiated settlements with Robert Petty and Robin Smyth, restructuring their respective employment agreements, each of which involved one-time cash severance payments. In exchange for entering into new below-market, “at will” employment agreements, Messrs. Petty and Smyth will receive upfront cash settlements of $675 and $275 respectively, as well as an aggregate of 8.65 million fully vested warrants to purchase the Company’s common stock, at a strike price equal to $0.133 per share (representing the 3-day weighted average of closing price of the Company’s common stock prior to and including March 28, 2008). These warrants will become exercisable in 1/12 increments on a monthly basis starting six months from March 30, 2008. Mr. Smyth’s restructured employment agreement involves certain cash and warrant- based incentives which can be earned-in over a period of 3 years based on ongoing service to the Company. As part of their respective settlements, Messrs. Petty and Smyth agreed to vote their preferred shares according to the Company’s designation.

On March 30, 2008, our board of directors and shareholders holding a majority of our voting stock approved the filing of an amendment to our Articles of Incorporation to reduce our authorized preferred stock from 20,000,000 to 10,000,000. Also, a majority of the holders of our Series A Preferred Stock have approved the filing of an amendment to the Company’s Certificate of Designation of the Series A Preferred Stock to provide for the automatic conversion of the outstanding shares of Series A Preferred Stock into 400,000 shares of common stock. The conversion of the Series A Preferred Stock into common stock shall be conditional upon the effectuation of the amendment to the Company’s Articles of Incorporation to reduce the authorized preferred stock from 20,000,000 to 10,000,000. Upon the effectuation of the foregoing, the preferred class of stock will be eliminated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ROO Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of ROO Group, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ROO Group, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment.”

MOORE STEPHENS, P. C.
Certified Public Accountants.
New York, New York
March 26, 2007

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2006
(Amounts in Thousands, Except Share and Per Share Data)

Assets:
Current assets:
Cash and cash equivalents	$11,937
Accounts receivable, net	3,408
Other current assets	1,151

Total current assets	16,496

Property and equipment, net	948
Deferred tax assets	193
Content, net	438
Software, net	770
Customer list, net	601
Domain names, net	41
Goodwill	1,123

Total assets	$20,610

Liabilities and Stockholders’ Equity:
Current liabilities:
Bank overdraft and other obligations	$634
Accounts payable	1,773
Accrued expenses	947
Income tax payable	102
Other current liabilities	1,247

Total current liabilities	4,703

Capital lease obligations	206
Total liabilities	4,909
Commitments	—
Minority interest	(89)

Stockholders’ Equity:
Series A preferred shares, $0.0001 par value: authorized 10,000,000 shares; issued and outstanding 10,000,000	1
Common stock, $0.0001 par value: authorized 500,000,000 shares; issued and outstanding 26,074,813	3
Additional paid-in capital	44,738
Accumulated deficit	(28,960)
Accumulated other comprehensive income	8
Total stockholders’ equity	15,790
Total liabilities and stockholders’ equity	$20,610

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in Thousands, Except Share and Per Share Data)

	Years ended December 31,
	2006	2005

Revenue	$9,768	$6,619
Expenses:
Operations	8,530	4,465
Research and development	2,140	601
Sales and marketing	5,318	2,217
General and administrative (exclusive of non-cash compensation)	6,098	3,440
Non-cash compensation	2,597	1,911

Total expenses	24,683	12,634

(Loss) from operations	(14,915)	(6,015)

Commission on loan procurement	—	(60)
Cost of Omnibus Consent and Waiver agreement	—	(78)
Redemption premium on convertible notes	—	(801)
Interest income	166	7
Interest expense - related party	—	(81)
Non-cash interest expense - related party	—	(62)
Interest expense - other	(78)	(188)
Financing fees - convertible notes	—	(759)
Registration rights liquidated damages	(70)	(710)
Loss on sale of marketable securities	—	(18)

Net (loss) before income taxes	(14,897)	(8,765)

Income tax benefit (expense)	92	(124)

Net (loss) before minority interest	(14,805)	(8,889)

Minority interest	180	(68)

Deduct: Preferred shares dividend	—	—

Net (loss) available to common shareholders	$(14,625)	$(8,957)

Basic and diluted net (loss) per common share	$(0.92)	$(1.40)

Weighted average common shares outstanding	15,901,049	6,403,458

Comprehensive (loss):
Net (loss)	$(14,625)	$(8,957)
Foreign currency translation	42	(38)
Fair market value adjustment for available for sale securities	—	10

Comprehensive (loss)	$(14,583)	$(8,985)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Amounts in Thousands, Except Share and Per Share Data)

	Series A Preferred Shares	Preferred Shares Par Value	Common Stock	Common Stock Par Value

Balance January 1, 2005	—	—	3,911,683	$—
Issue of stock in private placements	—	—	7,034,834	1
Issue of stock for registration rights liquidated damages	—	—	236,667	—
Issue of Series A Preferred shares for services	2,000,000	—	—	—
Issue of Series A Preferred shares as Performance Bonuses	7,500,000	1	—	—
Issue of stock for services	—	—	5,818	—
Issue of stock for share price guarantee related to Reality Group	—	—	359,280	—
Issue of stock for achievement of milestones related to Videodome	—	—	40,000	—
Issue of stock for the acquisition of Factory212	—	—	10,000	—
Issue of options for services	—	—	—	—
Computed discount on convertible debt	—	—	—	—
Beneficial conversion feature of convertible debt	—	—	—	—
Issue of stock on conversion of convertible debt	—	—	1,178,154	—
Issue of warrants on conversion of convertible debt	—	—	—	—
Issue of warrants for Omnibus Consent and Waiver agreement	—	—	—	—
Issue of stock upon conversion of stockholder loan payable	—	—	400,000	—
Issue of warrants for stockholder funding	—	—	—	—
Issue of warrants for services	—	—	—	—
Foreign currency translation adjustment	—	—	—	—
Fair market value adjustment for available for sale securities	—	—	—	—
Net (loss)	—	—	—	—

Balance - December 31, 2005	9,500,000	$1	13,176,436	$1

Issue of stock in private placements	—	—	12,798,377	2
Stock-based compensation	—	—	—	—
Issue of Series A Preferred shares as Performance Bonuses	500,000	—	—	—
Buyback of stock for share price guarantee related to Reality Group	—	—	—	—
Issue of stock for achievement of milestones related to Undercover	—	—	100,000	—
Issue of warrants for services	—	—	—	—
Foreign currency translation adjustment	—	—	—	—
Net (loss)	—	—	—	—

Balance - December 31, 2006	10,000,000	$1	26,074,813	$3

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY [DEFICIT]
(Amounts in Thousands, Except Share and Per Share Data)

	Other Additional Paid-in Capital	Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity

Balance January 1, 2005	$6,930	$(5,378)	(7)	$1,545

Issue of stock in private placements	11,900	—	—	11,901
Issue of stock for registration rights liquidated damages	710	—	—	710
Issue of Series A Preferred shares for services	200	—	—	200
Issue of Series A Preferred shares as Performance Bonuses	749	—	—	750
Issue of stock for services	19	—	—	19
Issue of stock for share price guarantee related to Reality Group	(200)	—	—	(200)
Issue of stock for achievement of milestones related to Videodome	44	—	—	44
Issue of stock for the acquisition of Factory212	25	—	—	25
Issue of options for services	849	—	—	849
Computed discount on convertible debt	32	—	—	32
Beneficial conversion feature of convertible debt	351	—	—	351
Issue of stock on conversion of convertible debt	807	—	—	807
Issue of warrants on conversion of convertible debt	117	—	—	117
Issue of warrants for Omnibus Consent and Waiver agreement	78	—	—	78
Issue of stock upon conversion of stockholder loan payable	600	—	—	600
Issue of warrants for stockholder funding	62	—	—	62
Issue of warrants for services	93	—	—	93
Foreign currency translation adjustment	—	—	(38)	(38)
Fair market value adjustment for available for sale securities	—	—	10	10
Net (loss)	—	(8,957)	—	(8,957)

Balance - December 31, 2005	$23,366	$(14,335)	$(35)	$8,998

Issue of stock in private placements	19,476	—	—	19,478
Stock-based compensation	2,404	—	—	2,404
Issue of Series A Preferred shares as Performance Bonuses	64	—	—	64
Issue of stock for share price guarantee related to Reality Group	(961)	—	—	(961)
Issue of stock for achievement of milestones related to Undercover	260	—	—	260
Issue of warrants for services	129	—	—	129
Foreign currency translation adjustment	—	—	43	43
Net (loss)	—	(14,625)	—	(14,625)

Balance - December 31, 2006	$44,738	$(28,960)	$8	$15,790

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)

	Years ended December 31,
	2006	2005
Operating Activities:
Net (loss)	$(14,625)	$(8,957)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Provision for doubtful accounts	225	31
Depreciation	173	147
Amortization of intangible assets	674	581
Non cash cost of Omnibus Consent and Waiver agreement	—	78
Non cash stock based compensation	2,404	—
Non cash warrants and options for services	129	961
Non cash preferred stock for consulting services	—	200
Non cash preferred stock issued as performance bonuses	64	750
Non cash interest expense related party	—	62
Non cash stock for registration rights liquidated damages	—	710
Non cash interest on convertible note	—	759
Loss on sale of marketable securities	—	18
Minority interest in subsidiaries	(183)	68

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(2,134)	(449)
Other assets	(767)	1

Increase (decrease) in:
Accounts payable	673	381
Accrued expenses	297	(96)
Income tax payable	(198)	54
Other liabilities	842	(217)

Total adjustments	2,199	4,040

Net Cash (Used) By Operating Activities - Forward	(12,426)	(4,917)

Investing Activities:
Investment Bickhams/Videodome	(20)	(100)
Investment in Reality Group	—	(200)
Investment in ROO Media Europe	(90)	—
Cash paid in Sputnik acquisition	(197)	—
Net cash received in acquisition of Factory212	—	9
Proceeds from sale of marketable securities	—	7
Capitalization of content	(160)	(194)
Purchase of equipment	(355)	(236)

Net Cash (Used) By Investing Activities - Forward	$(822)	$(714)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)

	Years ended December 31,
	2006	2005
Net Cash (Used) By Operating Activities - Forwarded	$(12,426)	$(4,917)

Net Cash (Used) By Investing Activities - Forwarded	(822)	(714)

Financing Activities:
Proceeds from private placements, net	19,478	11,901
Bank overdraft and other obligations	445	(260)
Increase in related party loans	—	225
(Decrease) in related party loans	—	(51)
Convertible note	—	1,465
Repayment of convertible note	—	(2,743)
Increase in stockholder loan	—	600
(Decrease) in stockholder loan	—	(500)
(Decrease) in capital leases	(20)	(40)

Net Cash Provided By Financing Activities	19,903	10,597

Effect of Exchange Rate Changes on Cash	8	(14)
Net Increase in Cash	6,663	4,952
Cash - Beginning of Year	5,274	322
Cash - End of Year	$11,937	$5,274

Supplemental Disclosures of Cash Flow Information:
Cash paid during the years for:
Income taxes	$120	$72
Interest	$78	$279

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2006, the Company acquired equipment under capital lease obligations of $211. During the year ended December 31, 2005 the Company issued 50,000 warrants at an exercise price of $3.00 to Brimberg & Co for investor relations services. These warrants were valued under the Black-Scholes method as $93. Also, during the year ended December 31, 2005, the Company issued 5,818 shares of common stock to a Company for investor relations services for a value of $19. The directors believe that all the non-cash financing and investing activities were for fair value.

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(1) Basis of Presentation

ROO Group, Inc. (“we,” “us,” “our,” the “Company” or “ROO Group”), through our operating subsidiaries, is a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers’ Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as wireless devices (e.g., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery. We currently service websites based in Europe, Australia and the United States. We also generate revenues through the operation of Reality Group Pty. Ltd (“Reality Group”) and Factory 212 Pty Ltd. (“Factory212”), our 51% owned subsidiaries. Reality Group and Factory212 are providers of integrated communication solutions, including direct marketing, Internet advertising and sales promotion. Reality Group and Factory212 generate revenue through traditional and online services to their clients including strategy, creative and media placement.

(2) Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of ROO Group, Inc., its wholly owned subsidiary ROO Media Corporation, its wholly owned subsidiary Bickhams Media, Inc. (“Bickhams”) and its 51% owned subsidiary Reality Group. Included in the consolidation with ROO Media Corporation are ROO Media Corporation’s wholly owned subsidiary ROO Media (Australia) Pty Ltd. and ROO Media (Australia) Pty Ltd.’s wholly owned subsidiary Undercover Media Pty Ltd. (“Undercover”), its wholly owned subsidiary ROO Media Europe Pty Ltd, its wholly owned subsidiary ROO Broadcasting Limited, its 51% owned subsidiary Factory212 (included since November 1, 2005) and its wholly owned subsidiary ROO TV Pty Ltd. Included in the consolidation with Bickhams is Bickhams’ wholly owned subsidiary VideoDome.com Networks, Inc. (“VideoDome”).

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management’s judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation - Assets and liabilities of ROO Group’s foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the periods. Resulting translation adjustments are recorded as a component of accumulated comprehensive income in stockholders’ equity.

Fair value of Financial Instruments - SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. In assessing the fair value of our cash and cash equivalents, trade receivables, other current assets, accounts payables, and other current liabilities, management concluded that the carrying amount of these financial instruments approximates fair value because of their short maturities.

Risk Concentrations - Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit credit exposure. We believe no significant concentration of credit risk exists with respect to these investments. The amount of cash beyond insured amounts as of December 31, 2006, was $11,837.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the nature of our customers who are dispersed across many industries and geographic regions. The allowance for doubtful accounts as of December 31, 2006 was $243. As of December 31, 2006, one customer accounted for approximately 11% of our trade accounts receivable. We routinely assess the financial strength of customers and, based upon factors concerning credit risk, we establish an allowance for doubtful accounts. Management believes that accounts receivable credit risk exposure beyond such allowance is limited.

We generally do not require collateral for our financial instruments.

Impairment of Long-Lived Assets - We review our long-lived assets and identifiable intangibles for impairment at least annually whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents - We consider all highly liquid investments with original maturities of ninety days or less when purchased to be cash and cash equivalents. Such investments are valued at quoted market prices. Cash equivalents amounted to $11,017 as of December 31, 2006.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for using the straight-line and declining balance methods of accounting over the estimated useful lives of the assets [See Note 6].

Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

Income Taxes - Pursuant to SFAS No. 109, “Accounting for Income Taxes,” income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company’s deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Intangible Assets - Intangible assets of the Company are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets, with periods of up to five years. All intangible assets are reviewed for impairment annually or more frequently if deemed necessary and no impairment write-offs were recorded in 2005 and 2006 [See Note 8].

Research and Development - Costs incurred in research and development are expensed as incurred. Software development costs are required to be capitalized when a product’s technological feasibility has been established through the date the product is available for general release to customers. The Company does not capitalize any software development costs, as technological feasibility is generally not established until a working model is completed, at which time substantially all development is complete.

Revenue Recognition - Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation - On January 1, 2006, we adopted SFAS No. 123R, “ Share-Based Payment ,” or SFAS 123R, which is a revision of SFAS No. 123 “ Accounting For Stock-Based Compensation ,” or SFAS 123, and supersedes APB No. 25, “ Accounting For Stock Issues To Employees,“ or APB 25. Among other items, SFAS 123R requires companies to record compensation expense for share-based awards issued to employees and directors in exchange for services provided. The amount of the compensation expense is based on the estimated fair value of the awards on their grant dates and is recognized over the required service periods. Our share-based awards include stock options and restricted stock awards. Prior to our adoption of SFAS 123R, we applied the intrinsic value method set forth in APB 25 to calculate the compensation expense for share-based awards. Historically, we have generally set the exercise price for our stock options equal to the market value on the grant date. As a result, the options generally had no intrinsic value on their grant dates, and we did not record any compensation expense unless the terms of the options were subsequently modified. For restricted stock awards, the calculation of compensation expense under APB 25 and SFAS 123R is the same.

We adopted SFAS 123R using the modified prospective transition method, which requires the application of the accounting standard to all share-based awards issued on or after January 1, 2006 and any outstanding share-based awards that were issued but not vested as of January 1, 2006. Accordingly, our consolidated financial statements for the years ended December 31, 2005 have not been restated to reflect the impact of SFAS 123R. For the year ended December 31, 2006, we recognized $2,597 of stock-based compensation expense in our consolidated financial statements. We recognized expense because we had (a) stock options granted prior to January 1, 2006 that had not yet vested as of January 1, 2006 and (b) stock options granted subsequent to January 1, 2006.

The estimated fair value underlying our calculation of compensation expense for stock options is based on the Black-Scholes pricing model. [See Note 12] SFAS 123R requires forfeitures of share-based awards to be estimated at the time of grant and revised, if necessary, in subsequent periods if our estimates change based on the actual amount of forfeitures we have experienced. In the pro-forma information required under SFAS 123 for periods prior to January 1, 2006, we accounted for forfeitures as they occurred.

SFAS 123R requires us to calculate the pool of excess tax benefits, or the APIC pool, available as of January 1, 2006, to absorb tax deficiencies recognized in subsequent periods, assuming we had applied the provisions of the standard in prior periods. Pursuant to the provisions of FASB Staff Position 123R-3, “ Transition Election Related To Accounting For The Tax Effects of Share-Based Payment Awards,” we adopted the alternative method for determining the tax effects of share-based compensation, which, among other things, provides a simplified method for estimating the beginning APIC pool balance.

Financing Fees Convertible Notes - Financing Fees Convertible Notes reclassifies non cash expenses relating to the issuance of various convertible notes to investors in the Company. All such convertible securities were retired prior to December 31, 2005.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Net (Loss) Per Share - We compute net (loss) income per common share under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share,” which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires us to report both basic net (loss) income per share, which is based on the weighted average number of common shares outstanding during the period, and diluted net (loss) income per share, which is based on the weighted average number of common shares outstanding plus all potential dilutive common shares outstanding. All equivalent shares underlying options, warrants, and convertible Series A Preferred Stock were excluded from the calculation of diluted loss per share because the Company had net losses for all years presented and therefore equivalent shares would have an anti-dilutive effect.

Restatement of Shares - Effective October 3, 2005, the Company amended its Certificate of Incorporation to effect a one-for-50 reverse split of the Company’s issued and outstanding shares of common stock. All references to numbers or values of the Company’s shares have been adjusted to reflect this one-for-50 reverse split. All option amounts and exercise prices have been adjusted to reflect the stock split.

Reclassification - Certain prior period amounts have been reclassified to conform to the current presentation.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In December 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position EITF 00-19-2 (“FSP ETF 00-19-2”) that addresses an issuer’s accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies”. The guidance in EITF 00-19-2 amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities , No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. This pronouncement further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles (GAAP) without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. Under FSP 00-19-2, the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement shall be recognized and measured separately in accordance with Statement 5 and FASB Interpretation No. 14, Reasonable Estimation of the Amount of a Loss. FSP EITF 00-19-2 is effective immediately for registration payment arrangements entered into after December 21, 2006 and for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for us as of December 31, 2007. We have not completed our evaluation of the possible impact on our financial position, if any, related to implementation of SAB 108.

 In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS 157”). FAS 157 defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. This Statement also applies to other accounting pronouncements that require or permit a fair value measure. As defined by this Statement, the fair value of an Asset or Liability would be based on an “exit price” basis rather than an “entry price” basis. Additionally, the fair value should be market-based and not an entity-based measurement. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The implementation of SFAS 157 is not expected to have a material impact on our consolidated financial statements.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(2) Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Specifically, FIN 48 requires the recognition in financial statements of the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. Additionally, FIN 48 provides guidance on the de-recognition of previously recognized deferred tax items, classification, accounting for interest and penalties, and accounting in interim periods related to uncertain tax positions, as well as, requires expanded disclosures. FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We have not completed our evaluation of adopting FIN 48.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 156”). This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” with respect to accounting for separately recognized servicing assets and servicing liabilities. This Statement clarifies when servicing rights should be separately accounted for, requires companies to account for separately recognized servicing rights initially at fair value, and gives companies the option of subsequently accounting for those servicing rights at either fair value or under the amortization method. SFAS 156 is effective for fiscal years beginning after September 15, 2006. The implementation of SFAS 156 is not expected to have a material impact on our consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment to FASB Statements No. 133 and 140” (“SFAS 155”). SFAS155 simplifies the accounting for certain hybrid financial instruments containing embedded derivatives. SFAS 155 allows fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS 133. In addition, it amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The implementation of SFAS 155 is not expected to have a material impact on our consolidated financial statements.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(3) Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred substantial net operating losses and used substantial amounts of cash in our operating activities. Since ROO Group’s inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. We expect this trend to continue. The expansion and development of our business will likely require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenue, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

  (4) Acquisitions

Under the agreement related to the purchase of VideoDome by Bickhams the following milestones have been satisfied. In December 2004 the first milestone was reached and we issued 20,000 shares of common stock and $100 in cash to Mr. Aharonoff. In May 2005 the requirements of the second milestone were reached and we issued 40,000 shares of common stock and $100 in cash to Mr. Aharonoff. In April 2006, the third and final milestone payment of $20 in cash was paid to Mr. Aharonoff.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (November 1, 2004) and is inclusive of milestone payments made subsequent to that date.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(4) Acquisitions (Continued)

On October 28, 2005, ROO Broadcasting Limited (“ROO Broadcasting”), a wholly owned subsidiary of the Company, and the shareholders of Factory 212 Pty Ltd. (“Factory212”) entered into an agreement, pursuant to which ROO Broadcasting acquired 51% of the outstanding ordinary shares of Factory212. Factory212 is an Australian based interactive marketing agency. As consideration for the ordinary shares of Factory212, the Company issued 10,000 shares (the “Initial Shares”) of the Company’s common stock to the Factory212 shareholders. Subject to the conditions described below, the Company may issue additional shares (“Additional Shares”) of common stock to the Factory212 shareholders, issuable after December 31, 2007, calculated as follows:

51% of [(1 * Factory212 Revenue) + (4 * Factory212 Earnings)]
------------------------------------------------------------------------------------
Average ROO Share Price

where: “Factory212 Revenue” means the billings less all media and third party supplier costs of Factory212 for the twelve month period ending December 31, 2007; “Factory212 Earnings” means the earnings of Factory212 before tax and after deduction of interest and all other expenses for the twelve month period ending December 31, 2007; and “Average ROO Share Price” means the average price of the Company’s common stock during the final five trading days of December 2007.

If the Company does not issue the computed number of Additional Shares, ROO Broadcasting’s 51% ownership of Factory212 will be reduced on a pro rata basis by the difference between the computed number of Additional Shares and the actual number of Additional Shares issued. If the Company does not issue any Additional Shares, ROO Broadcasting will relinquish all of its 51% ownership of Factory212. However, if the Factory212 Earnings are greater than 15% of the Factory212 Revenue and the number of Additional Shares to be issued are less than 4.9% of the then current outstanding shares of common stock of the Company, the Company must proceed with issuing the maximum number of Additional Shares in accordance with the above formula.

The acquisition of Factory212 was conditioned upon the parties entering into the Amendment described above under “Amendment to Reality Group Purchase Agreement.” If the Company fails to meet its material obligations under the terms of the Amendment, then the Company and ROO Broadcasting agreed that the Factory212 shareholders may in their sole discretion require that ROO Broadcasting relinquish all of its ownership of Factory212. In such event, the Company agreed that the Factory 212 shareholders shall be entitled to retain ownership of their Initial Shares.

The operations of Factory212 during the period from November 1, 2005 to December 31, 2006 have been included in the consolidated statements.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(4) Acquisitions (Continued)

On January 27, 2006 ROO Media Corporation purchased 24% of ROO Media Europe Limited for $90. ROO Media Europe is now a wholly owned subsidiary of ROO Media Corporation.

On October 1, 2006, Factory 212 Pty Ltd. (“Factory212”), a 51% owned subsidiary of the Company, and the shareholders of Sputnik Agency Pty Ltd. (“Sputnik”) entered into an agreement, pursuant to which Factory212 acquired the business and assets of Sputnik. Sputnik is an Australian based interactive marketing agency. As consideration for the business and assets of Sputnik, Factory212 issued shares representing 24.5% of the issued shares in Factory212 to the shareholders of Sputnik. These shares shall be issued through the reduction in the shareholding of all shareholders other than ROO Broadcasting. Also, a cash amount of $250 is payable by ROO Broadcasting to the shareholders of Sputnik. In addition to this amount, 50% of any further payment of Additional Shares, as described in the agreement between Factory212 and ROO Broadcasting, will made to the shareholders of Sputnik less the cash amount of $250. Factory212 acknowledges and agrees to such payment and that accordingly, they will receive 50% less than originally provided in Additional Shares. The cash payment of $250 was made in December 2006.

The operations of Sputnik, which are included in the operations of Factory212, during the period from October 1, 2006 to December 31, 2006 have been included in the consolidated statements.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(4) Acquisitions (Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (October 1, 2006).

Current assets	$43
Property, Plant and Equipment	55
Intangible Asset - Customer List	262
Total Assets Acquired	360

Current Liabilities	163
Total Liabilities Assumed	163

Net Assets Acquired	$197

On October 1, 2006, The Reality Group Pty Ltd. (“Reality Group”), a 51% owned subsidiary of the Company, and the shareholders of Cooee Melbourne Pty Ltd. (“Cooee”) entered into an agreement, pursuant to which Reality Group acquired the business and assets of Cooee. Cooee is a provider of integrated communication solutions, including direct marketing, Internet advertising and sales promotion. As consideration for the business and assets of Cooee, Reality Group will make a cash payment monthly for a period of 21 months to the shareholders of Cooee, subject to adjustment as follows. For the first six months, a payment of approximately $20 will be paid to Cooee at the conclusion of the month. After every six months, the amount due and payable to Cooee will be reconciled against revenue earned and paid from Cooee’s clients. At the end of each six month period, a reconciliation statement will be prepared and provided by Reality Group to Cooee. In the event that revenue from the six month period exceeds $394 (based on the pro rata expectation of a $788 annualized revenue) or is less than $394, the variance percentage between the expected $394 revenue shall be either adjusted by way of deduction or an increase in respect of the fee paid in the following six month period in equal installments.

The operations of Cooee, which are included in the operations of Reality Group, during the period from October 1, 2006 to December 31, 2006 have been included in the consolidated statements.

As of December 31, 2006, $179 has been recorded as Intangible Assets - Customer Lists.

On November 21, 2006, we issued 100,000 shares of common stock in full and final settlement of the milestones detailed in the Undercover Media Purchase Agreement. The shares were valued at $260, based on the closing trading value of the shares on the previous day of $2.60. The value of these shares have been recorded as an intangible asset on the balance sheet and included in “Content”.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(5) Commitments

Leases - The Company is a party to a number of non-cancelable lease agreements primarily involving office premises and computer equipment. Computer equipment leases are generally for three year periods. There are three leases of office premises. The first is in Australia and is for a five year period ending in July 2011. The second is in New York and is for three years and ten months ending in November 2008 with no renewal options. The third is in Australia and is for four years ending in September 2010.

The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of December 31, 2006.

Periods January to December unless stated otherwise	Capital	Operating Property	Total

2007	$79	$742	$821
2008	80	733	813
2009	45	463	508
2010	45	476	521
2011	74	309	383
Thereafter	—	109	109

Total Minimum Lease Payments	323	$2,832	$3,155
Less Amount Representing Interest	(47)

Total Obligations Under Capital Leases	$277

Short-term capital lease obligations of $71 is included in other current liabilities in the accompanying consolidated balance sheet.

Rent expense amounted to $743 and $336 for the years ended December 31, 2006 and 2005, respectively.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(6) Property and Equipment

Property and equipment at December 31, 2006 consists of the following:

		Motor
	Motor	Vehicles	Computer	Leasehold	Furniture and	Office
	Vehicles	Capital Lease	Software	Improvements	Fixtures	Equipment	Total
Cost	$8	$176	$114	$182	$304	$857	$1,641
Accumulated Depreciation	(6)	(108)	(68)	(26)	(24)	(461)	(693)

Net	$2	$68	$46	$156	$280	$396	$948

Estimated useful life	6 years	7 years	2 years	5 years	5 years	4 years

Depreciation expense (including amortization of capital lease assets) amounts to $173 and $147 for the years ended December 31, 2006 and 2005, respectively.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(7) Income Taxes

The (provision) benefit for income taxes consisted of the following:

	Years ended December 31,
	2006	2005
Current:
Australian Federal Tax Expense	$84	$(105)
Non-Current:
Australian Federal Tax Expense	8	(19)
Totals	$92	$(124)

The reconciliation of reported income tax expense to the amount of income tax expense that would result from applying Australian federal tax rates to pretax income is as follows:

Statutory Federal Income Tax	$138	$(117)
Other (Non Allowable Deductions)	(46)	(7)
Totals	$92	$(124)

The components of deferred tax assets and liabilities as of December 31, 2006 for Australian federal taxes, are as follows:

Deferred Tax Assets:
Provision Accounts	$30
Depreciation	(7)
Other Liabilities	20
Tax Loss Carryforward	150
Total	$193

At December 31, 2006, we had substantial U.S. federal net operating tax loss carryforwards expiring at various dates through 2026. The Tax Reform Act of 1986 enacted a complex set of rules which limits a company’s ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock issued by us from time to time, including the stock issued related to the conversion of outstanding warrants, or the result of other changes in ownership of our outstanding stock, we may have experienced an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited. A 100% valuation allowance has been established due to the uncertainty about the realization of the deferred tax asset.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(8) Goodwill and Intangible Assets

As of December 31, 2006, goodwill is $1,123 and it is comprised of $1,033, which represents the excess of acquisition costs over the fair value of net assets of the Reality Group acquisition at the date of acquisition of $1,990 less $957, which represents the buyback of shares which was recorded as a reduction of goodwill. Also included in goodwill is $90 related to the acquisition of the remaining 24% of ROO Media Europe Limited.

At December 31, 2006 intangible assets include the following:

	Customer List	Software	Content	Domain Name

Cost	$1,110	$1,300	$791	$54
Less Amortization	(509)	(530)	(353)	(13)

Totals	$601	$770	$438	$41

Estimated future annual amortization expense as of December 31, 2006 is as follows:

	Customer List	Software	Content	Domain Name

2007	$355	$265	$266	$11
2008	126	265	172	11
2009	71	226		11
2010	49	14		8
Totals	$601	$770	$438	$41

The customer lists were acquired as a component of the Reality Group, Factory212, Sputnik and Cooee acquisitions and are being amortized over a 4 year period on a straight line basis. The software is being amortized over a 5 year period on a straight line basis. Content is made up of digital videos, audio, and photographs and is capitalized at the cost of production. Content is amortized over a 2 year period on a straight line basis. The Company purchased the domain name www.roo.com in November 2005 and it is being amortized over a 5 year period on a straight line basis.

The Company’s policy is to regularly review goodwill and intangible assets to determine if they have been permanently impaired by adverse conditions. As of December 31, 2006 management does not believe the goodwill or intangible assets to be impaired.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(9) 2004 Callable Secured Convertible Notes and Related Statement of Operations Effects

On September 10, 2004, the Company entered into a securities purchase agreement for the sale of (i) $3,000 in callable secured convertible notes and (ii) warrants to purchase 3,000,000 shares of our common stock.

Upon placement of the $3,000 callable secured convertible notes and the issuance of the 3,000,000 detachable warrants we recorded the event under the guidance of the Emerging Issues Task Force (EITF) issue number 00-27 “Application of issue No. 98-5 to Certain Convertible Instruments”.

We computed the value of a beneficial conversion feature related to the notes as $351 and expensed the amount as interest expense during the year ended December 31, 2005. We also recorded a discount of $32 for the detachable warrants issued in conjunction with the callable secured convertible notes.

On July 18, 2005, we entered into a securities purchase agreement for the sale of: (i) $2,500 in callable secured convertible notes; and (ii) warrants to purchase 100,000 shares of our common stock. The warrants were valued under the Black-Scholes method of $117.

On August 18, 2005, we entered into an omnibus consent and waiver agreement with the holders of the then outstanding callable secured convertible notes (the “Noteholders”). Under the agreement, the Noteholders consented to a private placement of up to 5,333,333 shares of the Company’s common stock at a purchase price of $1.50 per share in one or more closings. Noteholders agreed to amend the amount of consideration required to prepay the then outstanding callable secured convertible notes in full to: (a) payment of $3,400 in cash within five business days of the date of the agreement; and (b) issuance of warrants entitling the Noteholders to purchase 60,000 shares of the Company’s common stock with a fixed exercise price of $1.50 per share exercisable for a period of five years from the issue date. The warrants were valued under the Black-Scholes method at $78. In addition, the Noteholders waived certain notice and other requirements in order to facilitate prepayment of the outstanding callable secured convertible notes. The warrants were issued by the Company on October 11, 2005.

On August 23, 2005, the Company repaid the holders of the Company’s then outstanding callable secured convertible notes.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(10) Preferred Shares

On March 9, 2005, the Board of Directors of the Company amended the Company’s Certificate of Incorporation to designate the rights of Series A Preferred Stock. The Certificate of Designation authorizes the Company to issue up to 10,000,000 shares of Series A Preferred Stock, par value $.0001 per share. The Series A Preferred Stock has a stated value of $.0001 and a liquidation preference over the Company’s common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class.

Beginning two years from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into two shares of the Company’s common stock. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Company’s common stock is below $0.40 per share.

On March 17, 2005, ROO Group, Inc. (the “Company”) issued 6,000,000 shares of Series A Preferred Stock to its Chief Executive Officer, Robert Petty, and 1,500,000 shares of Series A Preferred Stock to its Chief Financial Officer, Robin Smyth. These shares have been valued at the equivalent number (2:1) of common shares valued as at the issue date to a combined valuation of $750. These shares were issued as a performance bonus to Messrs. Petty and Smyth for, among other things, their role in helping expand and grow the Company’s business operations.

Also on March 17, 2005, the Company issued an aggregate of 2,000,000 shares of Series A Preferred Stock to two accredited investors as consideration for investor relations services. These shares have been valued at the equivalent number (2:1) of common shares valued as at the issue date to a combined valuation of $200.

On September 30, 2005, the Company amended the terms of its Series A Preferred Stock to provide that: (1) the holders thereof may not convert shares of Series A Preferred Stock if the market price of the Common Stock is below $3.00 per share; and (2) removing the following restriction on the holders thereof from converting shares of Series A Preferred Stock immediately prior to a change in control of the Company:

“if at the time of a conversion under this Section 5.2 the market price of the Common Stock is below $0.40 per share, then each share of Series A Preferred Stock shall convert into such number of shares of Common Stock equal to (x) two (2), multiplied by (y) the closing price of the Common Stock on the date of the event triggering an automatic conversion under this Section 5.2 divided by $0.20.”

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(10) Preferred Shares (Continued)

On June 30, 2006, ROO Group, Inc. (the “Company”) issued 500,000 shares of Series A Preferred Stock to an employee. These shares were valued at the equivalent number (1:25) of common shares based upon the fair market value as at the issue date at $64. Such amount is included in “Non-Cash Compensation”. These shares were issued as a performance bonus for, among other things, the employee’s role in helping expand and grow the Company’s business operations.

(11) Stock Issuances

On July 28, 2006, the Company issued 50,000 warrants at an exercise price of $2.00 to Highbridge International LLC for Investor Relations services. These warrants were valued under the Black-Scholes method as $129.

On August 18, 2006, the Company entered into a Common Stock Purchase Agreement pursuant to which the Company sold 4,420,000 shares of its common stock and 2,210,000 warrants to purchase shares of common stock to accredited investors, a number of which are existing shareholders of the Company. The offering closed on August 23, 2006. The warrants were valued under the Black-Scholes method as $2,658. The shares of common stock were sold at a price of $1.25 per share resulting in gross proceeds of $5,525. Each investor was issued warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock purchased. The warrants have an exercise price of $2.00 per share and a term of five years.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement was not filed within such time or if the registration statement was not declared effective within 120 days following the closing date, the Company would be required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective. The Company failed to fulfill its obligations to timely file the Registration Statement and owes approximately $166 in liquidated damages to the investors. Such amount is included in other current liabilities in the accompanying consolidated balance sheet. The Registration Statement was declared effective on December 27, 2006.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(11) Stock Issuances (Continued)

Savvian LLC, Burnham Hill Partners, a division of Pali Capital, Inc. and Brimberg & Co., registered broker-dealers, acted as placement agents for the sale of the Company’s common stock. In connection with the closing, the Company paid the placement agents a cash fee of $461. In addition, the Company issued the placement agents 801,369 warrants to purchase shares of common stock with an exercise price of $1.25 per share for a period of five years and were valued under the Black-Scholes method as $1,057. The net proceeds of $4,985 were received after deducting placement agent fees of $461, legal fees of $74 and escrow agent fees of $5. The transaction was exempt from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

On November 14, 2006, the Company entered into a securities purchase agreement pursuant to which the Company sold an aggregate of 8,378,377 shares of the Company’s common stock and warrants to purchase an additional 2,513,513 shares of the Company’s common stock to accredited investors resulting in gross proceeds of $15,500. The offering closed on November 16, 2006. The unit price of the common stock and corresponding warrant was $1.85. The warrants have an exercise price of $3.00 per share and a term of five years. The warrants were valued under the Black-Scholes method as $2,943. At any time at which the market price of the Company’s Common Stock exceeds $5.00 for 10 trading days during any 20 consecutive trading days, the Company may elect to call the warrants, provided that, the shares underlying such warrants are registered pursuant to a registration statement.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed, up to a maximum of 10%. Also, if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is declared effective, up to a maximum of 10%. The Company failed to fulfill its obligations to timely file the Registration Statement and owes approximately $16 in liquidated damages to the investors. Such amount is included in other current liabilities in the accompanying consolidated balance sheet. The Registration Statement was declared effective on December 27, 2006.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(11) Stock Issuances (Continued)

Merriman Curhan Ford & Co. and Brimberg & Co., financial advisors and registered broker-dealers, acted as placement agents for the sale of the Company’s common stock. In connection with the closing we paid the placement agents a cash fee of an aggregate $930. In addition, the Company issued to the placement agents 326,757 warrants to purchase shares of our common stock with an exercise price of $3.00 per share exercisable for a period of five years and were valued under the Black-Scholes method as $383. In connection with the November 2006 Financing, we received net proceeds of $14,493 after payment of placement agent fees of $930, legal fees and expenses of $72, and escrow agent fees of $5.

On November 21, 2006, we issued 100,000 shares of common stock in full and final settlement of the milestones detailed in the Undercover Media Purchase Agreement. The shares were valued at $260, based on the closing trading value of the shares on the previous day of $2.60. The value of these shares have been recorded as an intangible asset on the balance sheet and included in “Content”.

  (12) Stock Option Plan

On August 23, 2005 the Board of Directors of ROO Group, Inc. increased the number of incentive stock options or non-qualified options to purchase an aggregate of 2,500,000 shares of common stock may be issued Stock Option Plan (the “Plan”). Pursuant to the Plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase shares of common stock have been issued to officers, directors, employees and consultants of ROO Group.

The Board of Directors have also determined that the currently outstanding incentive stock options or non-qualified options be reissued on terms in line with the Company’s current position to reinstate the incentive nature of the Plan for officers, directors, employees and consultants. On August 23, 2005 the Board of Directors reissued the 277,000 outstanding stock options under the Plan for two years and at an exercise price of $2.00 per share.

On November 16, 2006 our Board of Directors of ROO Group, Inc. increased the number of shares which may be issued under the 2004 Stock Option Plan to an aggregate of 8,000,000 shares of common stock.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(12) Stock Option Plan (Continued)

The Plan is administered by the Board of Directors of ROO Group (the “Board”) or by a committee to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). Options granted under the Plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the Plan vest in such increments as is determined by the Administrator. To the extent that options are vested, they must be exercised within a maximum of three months of the end of optionee’s status as an employee, director or consultant, or within a maximum of 12 months after such optionee’s termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the Plan shall be determined by the Administrator. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of ROO Group’s outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

If the compensation cost for the stock-based employee compensation plans had been determined based on fair values of awards on the grant date, estimated using the Black-Scholes option pricing model, which would be consistent with the method described in SFAS No. 123(R), the Company’s reported net (loss) and (loss) per share would have been reduced to the pro forma amounts shown below:

Year Ended
December 31, 2005

Net (Loss) as reported	$(8,957)
Deduct: Amount by which stock-based employee compensation as determined under fair value based method for all awards exceeds the compensation as determined under the intrinsic value method	(357)
Pro Forma Net (Loss)	$(9,314)

Basic and Diluted (Loss) Per Share as Reported	$(1.40)
Pro Forma Basic and Diluted (Loss) Per Share	$(1.45)

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(12) Stock Option Plan (Continued)

Under SFAS No. 123(R)  the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended December 31, 2006	Year Ended December 31, 2005
Expected life (in years)	2.77	2.00
Risk-free interest rate	4.74%	4.75%
Volatility	96%	351%
Dividend yield	0%	0%

A summary of the status of stock option awards as of December 31, 2006 and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Intrinsic Value
Outstanding at December 31, 2005	1,783,050	$2.00
Granted	4,284,500	2.36
Exercised	—	—
Cancelled or expired	(419,695)	2.23
Outstanding at December 31, 2006	5,647,855	2.25	2.90	$4,518
Exercisable at December 31, 2006	1,825,967	2.15	1.35	1,643

The weighted-average grant-date fair value of option awards granted during the years ended December 31, 2006 and 2005 was $1.39 and $1.31, respectively. There have been no options exercised from inception to December 31, 2006.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(13) Subsequent Events

On January 22, 2007, we entered into an Asset Purchase Agreement with RJM Price & Company, Inc. (“RJM”) and Robertson Price. Pursuant to the Agreement, we acquired all of the properties, rights and assets constituting the business of RJM, which operates under the name MyVideoDaily (“MVD”). The Agreement provides for a consideration of up to an aggregate of $1,350 payable as follows: (i) $250 paid upon the execution of the Agreement, (ii) $1,000 in shares of our common stock will be paid to Mr. Price in equal quarterly installments upon the achievement of certain milestones at a price per share which will be equal to equal to the average closing price of our common stock over the final 20 trading days of the quarterly period in which the milestone is achieved; (iii) $100 payable upon the second anniversary of the closing of the acquisition. The milestones include: (i) the full integration of MVD’s keyword generation and search marketing engine into our operations; (ii) Robertson Price utilizing his best efforts to increase organic traffic to our properties by 50%; (iii) Robertson Price use of MVD in our best interests, which determination shall be made by us; (iv) Robertson Price leading and delivering product development initiative to provide the most profitable customer /consumer traffic driven feature for our 2007 product offering, including community and user generated content modules; (v) Robertson Price assisting in traffic driving recommendations initiatives for key clients leading to increased revenues over and above original customer projections; (vi) continued employment of Robertson Price for a full year; provided that if his employment is terminated by (a) Robertson Price due to a breach by us of the APA or the employment agreement, which breach is not cured within the permitted cure-period, or (b) us for any reason other than for “Cause” (as defined in the Employment Agreement), then Robertson Price will, as of the date of termination, automatically be deemed to have been employed for a full year.

Pursuant to the terms of the Agreement, the Company has entered into an Employment Agreement with Robertson Price, a principal of RJM pursuant to which Mr. Price will be retained by ROO Media Corporation as Senior Vice President of Product & Network Management.

On January 25, 2007, ROO Group, Inc. (the “Company”) entered into an agreement with News Corporation (“News Corp”). The Agreement provides for the issuance of 2,000,000 shares of the Company’s common stock upon execution of the Agreement, which shall be held in escrow and released to News Corp. on January 1, 2008, upon the achievement of certain milestones. The Agreement provides that if the milestones are not met as set forth in the Agreement, the Company shall issue to News Corp warrants to purchase 2,000,000 shares of the Company’s common stock which shall be exercisable for a term of two years at a price of $3.00 per share or such lesser price per share that is the closing per share of the Company’s common stock on any date that is within ten days prior to the date of the Agreement. The Agreement provides for the release of the shares to News Corp upon a change of control as defined in the Agreement, if certain conditions exist.

ROO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands, Except Share and Per Share Data)

(13) Subsequent Events (Continued)

The Company also agreed to issue an additional 2,000,000 shares of its common stock to News Corp upon the achievement of certain milestones. Further, the Company agreed that if the milestones are not timely achieved, the Company shall issue to News Corp warrants to purchase 2,000,000 shares of the Company’s common stock which shall be exercisable for a term of two years at a price of $3.00 per share or such lesser price per share that is the closing per share of the Company’s common stock on any date that is within ten days prior to the date of the Agreement.

The Company has granted News Corp piggy back registration rights in connection with shares issuable to News Corp pursuant to the Agreement. The Company will rely upon an exemption from securities registration afforded by Section 4(2) the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder in connection with the issuance of the shares.

On February 16, 2007, Wurld Media, Inc. issued a promissory note to the Company in the principal amount of $1,500,000. Pursuant to the promissory note the Company advanced to Wurld Media the sum of $800,000, and in its sole discretion may make additional advances of up to, but not exceeding $1,500,000. The promissory note accrues interest at the rate of 8% and in the event of a default will accrue interest at the rate of 10%. The promissory note is secured by all of the assets of Wurld Media. The promissory note is due and payable upon the earlier of (i) the closing of the acquisition of the assets of Wurld Media, in which event, the loan amount will be credited against the purchase price of the assets or (ii) November 26, 2007.

The Company has entered into a Letter of Intent for the acquisition of the assets of Wurld Media and is currently conducting due diligence. In addition, pursuant to the letter of intent Wurld Media agreed to grant to the Company a perpetual worldwide, royalty-free license for all components of the Peer Impact store front and P2P platform which it owns and developed.

On March 6, 2007, Reality Group Pty. Ltd. issued a promissory note to the Company in the principal amount of $380,000. Pursuant to the promissory note the Company advanced to Reality Group the sum of $190,000, and in its sole discretion may make additional advances of up to, but not exceeding $380,000. Interest on the promissory note accrues at the rate of 8% per annum. The promissory note is due on June 30, 2008 and is secured by all the assets of Reality Group. In addition, Grant Lee and Mike Bollan agreed to pledge 20% of the ordinary shares of Reality Group which they own as security for Reality Group’s obligations under the promissory note.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the stockholders listed in this registration statement.  The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$1,148.06
Legal Fees	40,000.00
Accounting Fees	5,000.00	*

Total Estimated Costs of Offering	$46,148.86

* Estimated

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of director and officers and our by-laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

  KIT digital, Inc. sold the following securities within the past three years without registering the securities under the Securities Act of 1933, as amended (the “Securities Act”).

On May 9, 2005, the requirements of the second milestone in the stock purchase agreement with Bickhams Media and Daniel and Vardit Aharonoff dated November 1, 2004, being commercial launch of the combined ROO Media platform and VideoDome Media Manager platform having been met, we authorized the payment of $100,000 and that 40,000 shares of common stock be issued. These shares were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On July 19, 2005, we sold an aggregate principal amount of $550,000 of callable secured convertible notes and warrants to purchase an aggregate of 22,000 shares of common stock to four accredited investors in consideration for $550,000 of gross proceeds. The callable secured convertible notes were repaid on August 23, 2005. The warrants are exercisable until five years from the date of issuance at a purchase price of $10.00 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of: (i) any securities issued as of the date of the warrants; (ii) any stock or options which may be granted or exercised under any employee benefit plan; or (iii) any shares of common stock issued in connection with the callable secured convertible notes issued pursuant to the related securities purchase agreement. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 23, 2005, we sold approximately 3,833,333 shares of common stock to accredited investors. The common stock was sold at a price of $1.50 per share resulting in gross proceeds of $5,750,000. Also on August 23, 2005, we issued five-year warrants to purchase an aggregate of 383,333 shares of common stock with an exercise price of $1.50 per share to various accredited investors who acted as placement agent for the sales of common stock. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 23, 2005, we issued five-year warrants to purchase an aggregate of 48,000 shares of common stock with an exercise price of $1.25 per share to various accredited investors who acted as placement agent in connection with a $600,000 debt financing on May 18, 2005. These securities were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On October 11, 2005, we issued five-year warrants to purchase an aggregate of 60,000 shares of common stock with an exercise price of $1.50 per share to four accredited investors. These securities were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On October 20, 2005, our Chief Executive Officer, President and Chairman of the Board, Robert Petty, converted $600,000 of a $1,100,000 note payable to him into 400,000 shares of common stock at a conversion price of $1.50 per share. This transaction was exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

On October 21, 2005, we sold 1,500,000 shares of common stock to accredited investors. The common stock was sold at a price of $1.50 per share resulting in gross proceeds of $2,250,000. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On October 23, 2005, we issued warrants to purchase 50,000 shares of common stock with an exercise price of $3.00 per share to Brimberg & Co. as consideration for investor relations services. These warrants were valued under the Black-Scholes method as $93,000. These securities were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act.

On October 28, 2005, we entered into an amendment (the “Amendment”) to the Stock Purchase Agreement (the “Reality Purchase Agreement”) dated as of March 11, 2004 entered into with the shareholders of Reality Group Pty Ltd. (“Reality Group”). Pursuant to the Amendment, the Reality Group shareholders agreed to exercise their buyback option effective January 1, 2006 at which date we sold to the Reality Group shareholders such number of shares of Reality Group’s common stock so as to reduce the Company’s ownership of Reality Group to 51%. The Reality Group shareholders further agreed that the Share Variance (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) will be calculated based upon a closing sale price of $2.50 and the Share Variance equals $1,264,000. We paid $200,000 of the $1,264,000 Share Variance in cash and issued 425,400 shares (the “Variance Shares”) of common stock as payment of the remaining $1,064,000 based on a stock price of $2.50 per share. We guaranteed (the “Variance Guarantee”) the Reality Group shareholders that they will be able to sell their Exchange Shares (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) and Variance Shares for a price equal to or greater than $2.50 per share for a period of 14 days after the earliest date that the Reality Group shareholders can publicly sell their shares of common stock (the “Variance Guarantee Period”). In the event the Reality Group shareholders are unable to sell any of the Exchange Shares or the Variance Shares for a price equal to or greater than $2.50 per share during the Variance Guarantee Period, then we must issue them such number of shares of common stock equal to: (x) the applicable number of Variance and/or Exchange Shares multiplied by $2.50, less (y) the applicable number of Variance and/or Exchange Shares multiplied by the average closing sale price of our common stock on the OTC Bulletin Board during the Variance Guarantee Period, divided by (z) the average closing sale price of the common stock on the OTC Bulletin Board during the Variance Guarantee Period. Notwithstanding the above agreements, if at any time during the Variance Guarantee Period an offer is presented to a Reality Group shareholder to purchase their Variance Shares for a price equal to or greater than $2.50 per share and such shareholder does not accept the offer, then our obligations pursuant to the Variance Guarantee will automatically terminate with respect to such shareholder. The securities issued in the foregoing transactions were issued pursuant to the exemption from registration requirements provided by Regulation S promulgated pursuant to the Securities Act.

On October 28, 2005, we entered into an agreement with ROO Broadcasting Limited, a wholly owned subsidiary (“ROO Broadcasting”), and the shareholders of Factory 212 Pty Ltd. (“Factory212”), pursuant to which ROO Broadcasting acquired 51% of the outstanding ordinary shares of Factory212. As consideration for the ordinary shares of Factory212, we issued 10,000 shares of common stock to the Factory212 shareholders. The securities issued in this transaction were issued pursuant to the exemption from registration requirements provided by Regulation S promulgated pursuant to the Securities Act.

On December 28, 2005, we sold 1,701,500 shares of common stock and 680,600 warrants to purchase shares of common stock to accredited investors. The shares of common stock were sold at a price of $3.00 per share, resulting in $5,104,500 of gross proceeds. Each investor was issued warrants to purchase a number of shares of common stock equal to 40% of the number of shares of common stock purchased. The warrants have an exercise price of $4.00 per share and a term of five years. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On December 30, 2005, we issued 5,818 shares of common stock to a company, as consideration for investor relations consulting services rendered. These shares were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act.

On December 31, 2005, we issued 236,667 shares of common stock to the investors in the August 2005 and October 2005 private placements as satisfaction of the total liquidated damages owed and anticipated due to our failure to file a registration statement within the terms of the registration rights agreements with such investors dated August 23, 2005 and October 20, 2005. The shares were valued at $3.00 per share with a total value of $710,000. These securities were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 18, 2006, we sold 4,420,000 shares of common stock and 2,210,000 warrants to purchase shares of common stock to accredited investors. The shares of common stock were sold at a price of $1.25 per share, resulting in $5,525,000 of gross proceeds. Each investor was issued warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock purchased. The warrants have an exercise price of $2.00 per share and a term of five years. We also issued an aggregate of 801,369 warrants to the placement agents in connection with the sale of the Company’s common stock. The warrants issued to the placement agents have an exercise price of $1.25 per share and a term of five years. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On November 16, 2006, we sold 8,378,377 shares of common stock and 2,513,513 warrants to purchase shares of common stock to accredited investors. The shares of common stock were sold at a price of $1.85 per share, resulting in $15,500,000 of gross proceeds. Each investor was issued warrants to purchase a number of shares of common stock equal to 30% of the number of shares of common stock purchased. The warrants have an exercise price of $3.00 per share and a term of five years. We also issued an aggregate of 326,757 warrants to the placement agents in connection with the sale of the Company’s common stock. The warrants issued to the placement agents have an exercise price of $3.00 per share and a term of five years. These securities were sold pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On January 25, 2007, we issued 2,000,000 shares of common stock to News Corporation pursuant to an agreement with News Corporation. The shares are currently held in escrow and will be released to News Corporation pursuant to the terms of the Agreement.

On May 4, 2007, we sold an aggregate of 10,000,000 shares of common stock and 3,000,000 warrants to purchase shares of our common stock to accredited investors. The shares of common stock were sold at a price of $2.50 per share. Each investor will be issued warrants to purchase a number of shares of common stock equal to 30% of the number of shares of common stock purchased. The warrants have an exercise price of $4.50 per share and a term of five years.

On July 12, 2007, we issued 600,000 shares of common stock to Wurld Media, Inc. pursuant to the terms of the Asset Purchase Agreement, dated July 12, 2007.

On May 8, 2008, we sold an aggregate of 75,000,000 shares of common stock and 75,000,000 warrants to purchase shares of our common stock to accredited investors. The shares of our common stock were sold at a price of $0.20 per share. Each investor was issued warrants to purchase a number of shares equal to 100% of the number of shares of common stock purchased. The warrants have an exercise price of $.34 per share and a term of five years.

For each of the above transactions exempt from registration requirements under Rule 506, the individuals and entities to whom we issued securities are unaffiliated with us. For each of such sales, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act. Each of such persons represented to us that they were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our SEC filings.

For the above transactions exempt from registration requirements under Regulation S, none of such individuals and entities who were issued securities are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the United States in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the United States, and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 16. Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger dated as of December 2, 2003 by and among Virilitec Industries, Inc., ROO Media Corporation, VRLT Acquisition Corp., and Jacob Roth and Bella Roth (Incorporated by reference to Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2003).

2.2	Stock Purchase Agreement dated as of March 11, 2004 by and among the Company and the shareholders of Reality Group Pty Ltd (Incorporated by reference to Form 8-K, filed with the SEC on May 17, 2004).

2.3
Asset Purchase Agreement dated as of May 26, 2004 by and among the Company, Undercover Holdings Pty Ltd. and Undercover Media Pty Ltd. (Incorporated by reference to Form 8-K, filed with the SEC on June 16, 2004).

2.4
Stock Purchase Agreement dated as of September 10, 2004 by and among the Company and Avenue Group, Inc. in connection with the purchase of common stock of Bickhams Media, Inc. (Incorporated by reference to Form 8-K, filed with the SEC on September 22, 2004).

2.5
Stock Purchase Agreement dated as of November 1, 2004 by and between Bickhams Media, Inc., ROO Group, Inc., and Daniel and Vardit Aharonoff (Incorporated by reference to Form 8-K/A, filed with the SEC on November 5, 2004).

2.6
Amendment No. 1 dated October 28, 2005 to Stock Purchase Agreement among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd. (Incorporated by reference to Form 8-K/A, filed with the SEC on November 2, 2005).

2.7	Share Purchase Agreement dated October 28, 2005 by and among ROO Broadcasting Limited and the Sellers thereto (Incorporated by reference to Form 8-K/A, filed with the SEC on November 2, 2005).

3.1	Certificate of Incorporation of Virilitec Industries, Inc. (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999).

3.2
Certificate of Amendment of Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on October 31, 2003 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

3.3
Certificate of Amendment to the Amended Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on February 18, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

3.4
Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005 (Incorporated by reference to Form 8-K, filed with the SEC on March 14, 2005).

3.5
Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on March 14, 2005).

3.6
Amendment to the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on September 30, 2005 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 4, 2005).

3.7	Certificate of Amendment to Amended Certificate of Incorporation, effective as of October 3, 2005 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 4, 2005).

3.8	Bylaws (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999).

4.1	Stock Purchase Warrant issued to AJW Offshore, Ltd., dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the SEC on September 16, 2004).

4.2	Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the SEC on September 16, 2004).

4.3	Stock Purchase Warrant issued to AJW Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the SEC on September 16, 2004).

4.4	Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the SEC on September 16, 2004).

4.5	Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the SEC on November 30, 2004).

5.1+	Opinion of Greenberg Traurig, LLP.

10.1	Employment Agreement with Robert Petty dated April 1, 2004 (Incorporated by reference to Form 10-QSB, filed with the SEC on August 16, 2004).

10.2	Employment Agreement with Robin Smyth dated April 1, 2004 (Incorporated by reference to Form 10-QSB, filed with the SEC on August 16, 2004).

10.3	Employment Agreement with Robert Petty dated November 1, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

10.4	Employment Agreement with Robin Smyth dated November 1, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

10.5	Sublease dated April 1, 2005 (Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 13, 2005).

10.6	AT&T Intelligent Content Distribution Service Agreement dated August 16, 2001 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

10.7	Network Services Agreement with Speedera Networks, Inc. dated June 1, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

10.8
Securities Purchase Agreement, dated September 10, 2004, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the SEC on September 16, 2004).

10.9
Letter agreement dated May 12, 2005 between the Company, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 12, 2005).

10.10	Note Purchase Agreement made as of May 18, 2005 by and between ROO Group, Inc. and Robert Petty (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 24, 2005).

10.11
Registration Rights Agreement made as of May 18, 2005 by and among Robert Petty, ROO Group, Inc. and the purchasers listed on Schedule I thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 24, 2005).

10.12
Securities Purchase Agreement, dated July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to Form 8-K, filed with the SEC on July 22, 2005).

10.13
Registration Rights Agreement, dated as of July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to the Company’s Form 8-K, filed with the SEC on July 23, 2005).

10.14
Omnibus Consent and Waiver dated August 18, 2005 between ROO Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 24, 2005).

10.15
Common Stock Purchase Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 25, 2005).

10.16
Registration Rights Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 25, 2005).

10.17
Escrow Agreement dated August 19, 2005 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 25, 2005).

10.18
Common Stock Purchase Agreement dated October 20, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 26, 2005).

10.19
Registration Rights Agreement dated October 20, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 26, 2005).

10.20
Escrow Agreement dated October 20, 2005 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent (Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 26, 2005).

10.21
Common Stock Purchase Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 30, 2005).

10.22
Escrow Agreement dated December 28, 2005 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent (Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 30, 2005).

10.23
Registration Rights Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 30, 2005).

10.24
Securities Purchase Agreement dated August 18, 2006 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 24, 2006).

10.25
Escrow Agreement dated August 18, 2006 among ROO Group, Inc., the purchasers signatory thereto and the escrow agent (Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 24, 2006).

10.26
Securities Purchase Agreement dated November 14, 2006 among ROO Group, Inc. and the Purchasers listed on Exhibit A thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2006).

10.27	Escrow Agreement dated November 14, 2006 among ROO Group, Inc., the purchasers signatory thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 20, 2006).

10.28	Securities Purchase Agreement dated May 4, 2007 among ROO Group, Inc., the purchasers signatory thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 10, 2007).

10.29	Escrow Agreement dated May 4, 2007 among ROO Group, Inc., the purchasers signatory (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 10, 2007).

10.30
Asset Purchase Agreement dated July 12, 2007 by and among ROO HD, Inc., Wurld Media, Inc., Gregory Kerber, and Kirk Feathers (Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 18, 2007).

10.31	Agreement dated January 25, 2007 by and among ROO Group, Inc. and News Corporation (Incorporated by reference to the Company’s Form 8-K/A filed with the SEC on July 26, 2007).

10.32	Securities Purchase Agreement dated May 8, 2008 among ROO Group, Inc., the purchasers signatory thereto (Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 8, 2008).

16.1	Letter of Mark Cohen, C.P.A. dated February 1, 2004 on change in certifying accountant (Incorporated by reference to Form 8-K, filed with the SEC on February 6, 2004).

16.2	Letter of Mark Cohen, C.P.A. dated March 12, 2004 on change in certifying accountant (Incorporated by reference to Form 8-K/A, filed with the SEC on March 15, 2004).

21.1	Subsidiaries of the Company (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on June 11, 2007).

23.1*	Consent of MSPC, Certified Public Accountants and Advisors, a Professional Corporation.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

* Filed herewith.

+ Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, in the State of New York, on December 1, 2008.

KIT DIGITAL, INC.

By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman Chief Executive Officer (Principal Executive Officer)

By:	/s/ Robin Smyth
Robin Smyth Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act, this Amendment No. 2 to the registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

/s/ Kaleil Isaza Tuzman	December 1, 2008
Kaleil Isaza Tuzman
Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Robin Smyth	December 1, 2008
Robin Smyth
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

/s/ Kamal El-Tayara	December 1, 2008
Kamal El-Tayara
Director

/s/ Wayne Walker	December 1, 2008
Wayne Walker
Director

/s/ Lars Kroijer	December 1, 2008
Lars Kroijer
Director

/s/ Daniel Hart	December 1, 2008
Daniel Hart
Director